Table of Contents

INDENTURE

among

BRASIL TELECOM S.A.,

as Issuer,

THE BANK OF NEW YORK,

as Indenture Trustee, Insurance Trustee, Registrar, New York Paying Agent and Authentication and Transfer Agent,

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,

as Luxembourg Listing and Paying Agent

and

THE BANK OF TOKYO-MITSUBISHI LTD., LONDON BANCH,
as Principal Paying Agent

Initially Relating to 9.375% Notes due 2014

Dated as of February 17, 2004

ARTICLE IX

CONCERNING THE NOTEHOLDERS

SECTION 9.1 Acts of Noteholders	82
SECTION 9.2 Notes Owned by Issuer and Affiliates Deemed Not Outstanding	83

ARTICLE X

NOTEHOLDERS’ MEETINGS

SECTION 10.1 Purposes for Which Noteholders’ Meetings May Be Called	84
SECTION 10.2 Indenture Trustee, Issuer and Noteholders May Call Meeting	84
SECTION 10.3 Persons Entitled to Vote at Meeting	85
SECTION 10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting	85
SECTION 10.5 Counting Votes and Recording Action of Meeting	86

ARTICLE XI

SUPPLEMENTAL INDENTURES

SECTION 11.1 Supplemental Indenture with Consent of Noteholders	86
SECTION 11.2 Supplemental Indentures Without Consent of Noteholders	87
SECTION 11.3 Execution of Supplemental Indentures	88
SECTION 11.4 Effect of Supplemental Indentures	88
SECTION 11.5 Conformity with Trust Indenture Act	88
SECTION 11.6 Reference in Notes to Supplemental Indentures	88

ARTICLE XII

SATISFACTION AND DISCHARGE

SECTION 12.1 Satisfaction and Discharge of Notes	89
SECTION 12.2 Satisfaction and Discharge of Indenture	90
SECTION 12.3 Application of Trust Money	90

ARTICLE XIII

DEFEASANCE

SECTION 13.1 Issuer’s Option to Effect Defeasance or Covenant Defeasance	91
SECTION 13.2 Defeasance and Discharge	91
SECTION 13.3 Covenant Defeasance	91
SECTION 13.4 Conditions to Defeasance or Covenant Defeasance	91
SECTION 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	93
SECTION 13.6 Reinstatement	93
ARTICLE XIV

MISCELLANEOUS

SECTION 14.1 Compliance Certificates and Opinions	94
SECTION 14.2 Form of Documents Delivered to Indenture Trustee	94
SECTION 14.3 Notices, etc. to Indenture Trustee	95
SECTION 14.4 Notices to Noteholders; Waiver	97
SECTION 14.5 Conflict with Trust Indenture Act	97
SECTION 14.6 Effect of Headings and Table of Contents	98
SECTION 14.7 Successors and Assigns	98
SECTION 14.8 Severability Clause	98
SECTION 14.9 Benefits of Indenture	98
SECTION 14.10 Legal Holidays	98
SECTION 14.11 Currency Rate Indemnity	98
SECTION 14.12 Communication by Noteholders with other Noteholders	99
SECTION 14.13 Governing Law	99
SECTION 14.14 Waiver of Jury Trial	99
SECTION 14.15 Waiver of Immunity	99
SECTION 14.16 Submission to Jurisdiction, etc	100
SECTION 14.17 Execution in Counterparts	101
SECTION 14.18 Entire Agreement	101

ARTICLE XV

DEFINITIONS

SECTION 15.1 Definitions	2

ARTICLE XVI

CREATION OF THE INSURANCE TRUST

SECTION 16.1 Declaration of Trust; Entry into Insurance Policy	3
SECTION 16.2 Acceptance by Trustee	3
SECTION 16.3 Limitation of Powers	4

ARTICLE XVII

INTEREST IN THE INSURANCE TRUST

SECTION 17.1 Evidence of Interests in Insurance Trust	4
SECTION 17.2 Withdrawal from Insurance Trust	5
SECTION 17.3 Rights of Enforcement	5

ARTICLE XVIII

THE INSURANCE POLICY

SECTION 18.1 Payment of Premium	5
SECTION 18.2 Payment Instructions for Covered Interest Period Amounts	5
SECTION 18.3 Claims on the Insurance Policy	6

EXHIBIT A-1	Form of Rule 144A Restricted Global Note

EXHIBIT A-2	Form of Regulation S Unrestricted Global Note

EXHIBIT B	Form of Authentication and Delivery Order

EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

EXHIBIT D	Form of Transfer Certificate for Transfer to Qualified Institutional Buyers (QIBs)

EXHIBIT E	Form of Inconvertibility Certificate

EXHIBIT F	Form of Notice to Rating Agencies

EXHIBIT G	Form of Insurance Trust Agreement

CROSS-REFERENCE TABLE
TIA Section	Indenture Section

310(a)(1)	8.7
(a)(2)	8.7
(a)(3)	8.14
(a)(4)	not applicable
(a)(5)	8.7
(b)	8.1(e), 8.8(b)
(c)	not applicable

311(a)	8.3(b)
(b)	8.3(b)
(c)	not applicable

312(a)	2.21
(b)	14.12
(c)	14.12

313(a)	8.12
(b)	8.12
(c)	8.12
(d)	8.12

314(a)	6.21
(b)	not applicable
(c)(1)	14.1
(c)(2)	14.1
(c)(3)	not applicable
(d)	not applicable
(e)	14.1

315(a)	8.1,8.6
(b)	.8.15
(c)	8.1(a)
(d)	8.1(b)
(e)	7.13

316(a)(last sentence)	9.2
(a)(1)(A)	7.12
(a)(1)(B)	7.4
(a)(2)	not applicable
(b)	7.9
(c)	9.1(h)

317(a)(1)	7.6
(a)(2)	7.5(a)
(b)	6.22, 8.11(e)
318	14.6

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this indenture.

    INDENTURE (the “Indenture”) dated as of February 17, 2004 between Brasil Telecom S.A. (the “Issuer”), a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), Insurance Trustee (as defined below), Paying Agent in New York (the “New York Paying Agent”) Authentication and Transfer Agent (“Authentication and Transfer Agent”), and Registrar (“Registrar” or “Note Registrar”), The Bank of New York (Luxembourg) S.A., as Luxembourg Listing and Paying Agent (the “Luxembourg Listing and Paying Agent”) and The Bank of Tokyo-Mitsubishi Ltd., London branch, as Principal Paying Agent (the “Principal Paying Agent”).

W I T N E S S E T H:

    WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and is, on the date hereof, issuing U.S.$200,000,000 of its 9.375% Notes due 2014 under this Indenture (the “Initial Notes”);

    WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Initial Notes and the authentication and delivery thereof by the Indenture Trustee;

    WHEREAS, pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) dated February 17, 2004, among the Issuer and certain other parties, the Issuer has agreed to register the Initial Notes under the United States Securities Act of 1933, as amended (the “Securities Act”), or to effect an exchange offer pursuant to which the Issuer will issue notes registered under the Securities Act having identical terms as the Initial Notes (except for restrictions on transfer) in exchange for the Initial Notes (the “Exchange Notes”, and collectively with the Initial Notes, the “Notes”);

    WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee as provided in this Indenture, the valid, binding and legal obligations of the Issuer; and

    WHEREAS, each of the parties hereto is entering into this Indenture for the benefit of the other parties hereto and for the equal and ratable benefit of the holders of the Notes;

    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

    SECTION 1.1 Definitions. The following capitalized terms shall have the meanings set forth below:

    “Act”, when used with respect to any Noteholder, has the meaning set forth in Section 9.1.

    “Additional Amounts” has the meaning set forth in Section 2.16(a).

    “Additional Notes” has the meaning set forth in Section 2.3(b).

    “Affiliate”, with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such interests, by contract or otherwise.

    “Applicable Procedures” has the meaning set forth in Section 2.12(e)(ii).

    “Authentication and Transfer Agent” has the meaning set forth in the preamble to this Indenture.

    “Authorized Agent” means any New York Paying Agent, Principal Paying Agent, Authenticating Agent or Note Registrar or other agent appointed by the Issuer and/or the Indenture Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Indenture Trustee or such agent to perform.

    “Authorized Officer” means any officer of the Indenture Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Indenture Trustee to authenticate Notes.

    “Authorized Representative” of the Issuer or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

    “Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them, including, in the case of a Brazilian corporation (sociedade anônima) or limited liability company (sociedade limitada), such corporation’s conselho de administração and diretoria or such limited liability company’s administrador(es).

    “Board Resolution” means, when used with respect to a corporation or a Brazilian sociedade anônima or sociedade limitada, a copy of a resolution certified by the secretary or an assistant secretary of such corporation or other entity to have been adopted by the Board of Directors of such corporation or other entity and to be in full force and effect on the date of such certification.

    “Brazil” has the meaning set forth in the preamble to this Indenture.

    “Brazilian GAAP” means the generally accepted accounting principles adopted in Brazil determined in accordance with the Brazilian corporate law.

    “Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York or Brazil.

    “Clearstream” means Clearstream Banking, société anonyme and its successors.

    “Closing Date” means February 17, 2004, being the date that the Initial Notes are issued hereunder, representing the initial issuance under this Indenture.

    “Company Support Agreement” means the Company Support Agreement dated as of the date hereof, between the Insurer and the Issuer, as amended or modified from time to time in accordance with the terms thereof.

    “Consolidated Total Assets” means the total amount of assets of the Issuer and its consolidated Subsidiaries, other than goodwill, appearing on the most recently available annual or quarterly consolidated financial statements of the Issuer and its consolidated Subsidiaries prepared in accordance with Brazilian GAAP.

    “Corporate Trust Office” means the principal office of the Indenture Trustee or Note Registrar at which the corporate trust business of the Indenture Trustee or Note Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 101 Barclay Street, New York, NY 10286.

    “Corrupt Practices Laws” means (i) the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§ 101-104), as amended, and (ii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery, kick-backs or similar corrupt business practices.

    “Covenant Defeasance” has the meaning set forth in Section 13.3.

    “Covered Interest Period Amounts” has the meaning set forth in Section 5.2(d).

    “Covered Interest Periods” has the meaning set forth in Section 5.2(d).

    “Currency Inconvertibility Event” means an event covered by the Insurance Policy and described in Section 2.01 of the Insurance Policy.

    “CUSIP” means the CUSIP Service Bureau and its successors.

    “Custodian” has the meaning set forth in Section 2.5(e).

    “Default” means an event or condition that, with the giving of notice or the lapse of time would become an Event of Default if not cured or remedied.

    “Default Rate” has the meaning set forth in Section 2.7(b).

    “Defeasance” has the meaning set forth in Section 13.2.

    “Departing Beneficiary” has the meaning set forth in Section 5.2(g)(i).

    “Denomination Currency” has the meaning set forth in Section 14.11(b).

    “Distribution Compliance Period” means, with regard to Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (a) the date on which the Initial Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Indenture Trustee by the initial purchasers thereof) and (b) the date on which the Initial Notes are initially issued, authenticated and sold.

    “Early General Redemption” has the meaning set forth in Section 4.3(a).

    “Early General Redemption Date” has the meaning set forth in Section 4.3(b).

    “Early General Redemption Price” has the meaning set forth in Section 4.3(b).

    “Early Tax Redemption” has the meaning set forth in Section 4.2(a).

    “Early Tax Redemption Date” has the meaning set forth in Section 4.2(b).

    “Early Tax Redemption Price” has the meaning set forth in Section 4.2(b).

    “EBITDA” shall mean, for any period, the sum of (i) the operating income (or loss) of the Issuer and its consolidated Subsidiaries and (ii) all amounts attributable to depreciation and amortization, as determined in accordance with Brazilian GAAP.

    “Eligible Investor” means (i) a person created under the laws of the United States, any state or territory thereof, or the District of Columbia (an “Entity”), more than 50% of the beneficial ownership of which is held by citizens of the United States, or (ii) a wholly owned subsidiary of an Entity that satisfies the criteria set out in clause (i) of this sentence. A person will satisfy the beneficial ownership criteria set forth in clause (i) of this definition of “Eligible Investor” if:

    (A) it is a stock insurance company and more than 50% of the beneficial ownership of its stock is held by citizens of the United States; or

    (B) it is a mutual insurance company and policyholders representing more than 50% of the aggregate coverage issued by such mutual insurance company are citizens of the United States; or

    (C) it is an insurance company purchasing for a separate account, as described under Rule 144A(a)(1)(i)(A) of the Securities Act, and more than 50% of the beneficial ownership of such separate account is held by citizens of the United States; or

    (D) it is a registered investment company described under Rule 144A(a)(1)(i)(B) or Rule 144A(a)(1)(iv) of the Securities Act and the beneficial owners of more than 50% of its interests are citizens of the United States; or

    (E) (1) it is an entity described under Rule 144A(a)(1)(i)(D) or (E) of the Securities Act (a "plan") and the beneficiaries of more than 50% of the interests in such plan are citizens of the United States; or

    (2) it is a trust whose participants are exclusively plans as described under Rule 144A(a)(1)(i)(F) of the Securities Act and more than 50% of (i) the assets of such trust are held for the benefit of plans satisfying the criteria set forth in clause (E)(1) and (ii) the participants in such trust satisfy the criteria set forth in clause (E)(1); or

(F) it is an organization described in §501(c)(3) of the Internal Revenue Code and more than 50% of the identified beneficiaries of such organization are citizens of the United States; provided, however, that, if such organization does not have identified beneficiaries, it will satisfy the criteria set forth in clause (i) of this definition of “Eligible Investor” if more than 50% of the persons controlling the investment decisions of such organization are citizens of the United States; or

    (G) it is a corporation, partnership or business trust and more than 50% of the stock, partnership interests or trust interests, respectively, of such entity are beneficially owned by citizens of the United States; or

    (H) it is a registered investment adviser described under Rule 144A(a)(1)(i)(I) or registered dealer described under Rule 144A(a)(1)(ii) or (iii) and more than 50% of the ownership interests in such entity are beneficially owned by citizens of the United States or, if it is purchasing for an account other than its own, the beneficial owners of more than 50% of such other account are citizens of the United States; or

    (I) it is a bank or savings and loan association, more than 50% of the ownership interests of which are beneficially owned by citizens of the United States;

provided, however, that (i) a corporation organized under the laws of the United States or its states and territories will be deemed to be an “Eligible Investor” if more than 50% of its issued and outstanding stock is owned by U.S. citizens either directly or beneficially, (ii) where shares of stock of a corporation with widely dispersed public ownership are held in the names of trustees or nominees (including, without limitation, stock brokerage firms) with addresses in the United States, such shares will be deemed to be owned by U.S. citizens unless such corporation, the Insurer or the Insurance Trustee has knowledge to the contrary and (iii) the beneficial ownership of U.S. corporations shall be determined by tracing back through any foreign ownership of their shares to the ultimate beneficial owners; provided further that the criteria set forth in (A) through (I) above are not intended to be exclusive and are not intended to prevent an

    Entity that otherwise meets the criteria set forth in the first sentence of this definition from being an “Eligible Investor” for purposes of the insurance policy.

    “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law, including any of the foregoing in any foreign jurisdiction, relating in any manner to contamination, pollution or protection of human health or the environment.

    “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, N.V. and its successors.

    “Event of Default” has the meaning set forth in Section 7.1.

    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time.

    “Exchange Global Note” has the meaning set forth in Section 2.5(c).

    “Exchange Notes” has the meaning set forth in the preamble to this Indenture.

    “Exchange Offer” means an offer by the Issuer, pursuant to the Registration Rights Agreement, to Noteholders of the Initial Notes to issue and deliver to such Noteholders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

    “Excluded Additional Amounts” has the meaning set forth in Section 2.16(a).

    “Expected Maturity Date” has the meaning set forth in Section 2.6(a).

    “Fees Reserve Allowance” has the meaning set forth in Section 3.2(d).

    “Final Maturity Date” has the meaning set forth in Section 2.6(a).

    “Financial Expense” means all interest or similar amounts paid to third parties, commissions, discounts and fees related to loans, letter of credit and expenses relating to hedge or similar agreements but shall not include interest paid on shareholders’ equity or any other liabilities to shareholders accounted for as an expense pursuant to Brazilian law 9,244/95, as such law may be amended or superseded from time to time.

    “Fitch” means Fitch Ratings and its successors.

    “Global Notes” has the meaning set forth in Section 2.5(c).

    “Governmental Approval” means any concession, authorization, consent, approval, license, franchise, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority.

    “Governmental Authority” means any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public agency of Brazil or the United States of America or any other jurisdiction whether created by federal, state, provincial, municipal or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing (including, without limitation, the Brazilian Ministry of Telecommunications (Ministério das Telecomunicações), the Brazilian Telecommunications Agency (Agência Nacional de Telecomunicações), the Central Bank of Brazil (Banco Central do Brasil) and the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).

    “Grace Period” means, in respect of each Payment Date (other than the Expected Maturity Date and each Payment Date occurring thereafter), the thirty (30) calendar days grace period for the payment of interest specified in Section 7.1(b) hereto.

    “Hedge Agreements” means interest rate protection agreements, interest rate swaps, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option contracts and other similar agreements so long as such agreements are entered into solely for the purpose of managing the Issuer’s consolidated borrowings or investments, hedging the Issuer’s consolidated underlying assets or liabilities or in connection with the Issuer’s and its Subsidiaries’line of business, and not for the purposes of speculation.

    “Holder Representations” has the meaning set forth in Section 5.2(f)(i)(1).

    “Incur” or “Incurred” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; provided further that solely for purposes of determining compliance with Section 6.23 below, amortization of debt discount shall not be deemed to be Incurred Indebtedness; provided further that in the case of Indebtedness issued or sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount, at the stated maturity of such Indebtedness.

    “Indebtedness” of any Person means, without duplication:

    (a) indebtedness of such Person for borrowed money;

    (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade accounts payable for which there is no interest due and payable (other than default interest) according to the terms of such obligations and which are incurred in the ordinary course of such Person’s business but only if and for so long as the same remain payable on customary trade terms);

    (c)all reimbursement or payment obligations of such Person with respect to letters of credit, bankers’acceptances, surety bonds and similar instruments, except for reimbursement or payment obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (a) above or (d), (g) or (h) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement;

    (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

    (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

    (f) all net obligations of such Person with respect to Hedge Agreements;

    (g) all direct or indirect guaranties in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of any indebtedness referred to in clauses (a) through (f) above; and

    (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

    “Indenture” has the meaning set forth in the preamble to this Indenture.

    “Indenture Trustee” means the Person named as the “Indenture Trustee” in the preamble to this Indenture and its successors and assigns.

    “Initial Notes” has the meaning set forth in the preamble to this Indenture.

    “Initial Purchaser” means Citigroup Global Markets Inc. acting as such pursuant to the Purchase Agreement.

    “Insurance Policy” means the Contract of Insurance for Fixed Income Securities Against Inconvertibility dated as of the date hereof among the Insurer and the Insurance Trustee, for the benefit of the Noteholders (in their capacity as Trust Beneficiaries), as amended or modified from time to time in accordance with the terms thereof.

    “Insurance Policy Application” means the Application for the Insurance dated December 10, 2003, executed by the Issuer, and all supplemental information received by the Insurer as of the date hereof in connection therewith.

    “Insurance Trust” has the meaning set forth in Section 5.2(b)(i).

    “Insurance Trust Agreement” has the meaning set forth in Section 5.2(b)(ii).

    “Insurance Trust Property” has the meaning set forth in Section 5.2(b)(ii)(2).

    “Insurance Trustee” has the meaning set forth in Section 5.2(b)(i).

    “Insurance Trustee Fees Reserve Allowance” has the meaning set forth in Section 3.2(e).

    “Insured Portion” has the meaning set forth in Section 5.2(b)(ii).

    “Insurer” means Overseas Private Investment Corporation, an agency of the United States Government.

    “Interest Payment Date” has the meaning set forth in Section 2.7(a).

    “Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except in the case of the first Interest Period, which shall commence on the date hereof and end on August 16, 2004.

    “Issuer” has the meaning set forth in the preamble to this Indenture.

    “Issuer Order” means a written request or order signed in the name of the Issuer by one or more of its Authorized Representatives and, in the case of an Issuer Order given pursuant to Section 2.2, substantially in the form of Exhibit B.

    “Judgment Currency” has the meaning set forth in Section 14.11(b).

    “Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

    “Legend” has the meaning set forth in Section 2.12(k).

    “Letter of Credit” means an issued and outstanding irrevocable standby letter of credit that (a) is issued or confirmed by a commercial bank with a debt rating of not less than “Prime-1” by Moody’s and “A+” by Fitch (if rated by Fitch), (b) names the Indenture Trustee as the sole beneficiary thereof, (c) is unconditionally drawable in full or in part upon the Indenture Trustee’s submission of a certification that (i) the conditions to drawing thereunder (as set forth in Section 5.1(a) hereof) have been satisfied, (ii) the Indenture Trustee serves as Indenture Trustee for the benefit of the Noteholders under this Indenture and (iii) the Indenture Trustee is making a drawing under such letter of credit for the benefit of the Noteholders, (d) is payable no later than 10:00 A.M. (New York City time) on the Business Day after a conforming request for drawing is submitted by the Indenture Trustee, and (e) expires not less than 364 calendar days from the date of issuance thereof and is automatically renewed in accordance with its terms unless the issuer thereof notifies the Indenture Trustee in writing of its decision not to renew no later than 60 calendar days prior to the expiry thereof.

    “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    “Luxembourg Listing and Paying Agent” means the Person named as Luxembourg Paying Agent in the preamble to this Indenture and its successors and assigns.

    “Majority Noteholders” means the Noteholders of more than 50% in aggregate principal amount of the Notes then Outstanding at any time.

    “Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), results of operation or prospects of the Issuer and its Subsidiaries, taken as a whole, or (b) the rights of the Indenture Trustee, acting on behalf of the Noteholders, or such Noteholders, under any of the Transaction Documents.

    “Material Subsidiary” means, in respect of the Issuer, any direct or indirect significant subsidiary thereof, as such term is defined in Rule 12b-2 of the Exchange Act.

    “Maximum Aggregate Compensation Liability” has the meaning set forth in the Insurance Policy.

    “Moody’s” means Moody’s Investors Service, Inc. and its successors.

    “New York Paying Agent” means the Person named as New York Paying Agent in the preamble to this Indenture and its successors and assigns.

    “Non-U.S. Person” means any Person who is not a “U.S. Person” as defined in Regulation S under the Securities Act.

    “Noteholder” means a Person in whose name a Note is registered in the Note Register.

    “Note Rate” means, for any Interest Period, a rate per annum equal to that set forth in Section 2.7(a) hereof.

    “Note Register” has the meaning set forth in Section 2.12.

    “Note Registrar” means any Person acting as Note Registrar pursuant to Section 2.12(a).

    “Notes” has the meaning set forth in the preamble to this Indenture.

    “Officer’s Certificate” means, unless otherwise specified, a certificate of an Authorized Representative of the Issuer in compliance with the requirements of Section 14.1; provided that if such Officers’ Certificate is being delivered pursuant to Section 6.12 hereof, such officer shall be the principal executive, financial or accounting officer of the Issuer.

    “Official Lender” means (a) any Brazilian governmental financial institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks), including, without limitation, Banco Nacional de Desenvolvimento Econômico e Social and the related system, (b) any multilateral or foreign governmental financial institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any such institutions, agencies or banks), including, without limitation, the World Bank, the International Finance Corporation and the Inter-American Development Bank, and (c) any Governmental Authority of jurisdictions where the Issuer or any of its Subsidiaries conducts business (or any bank or financial institution representing or acting as agent for such Governmental Authority).

    “Opinion of Counsel” means a written opinion of counsel in compliance with the requirements of Section 14.1 hereof from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Indenture Trustee which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer, as applicable.

    “Outstanding”, when used with respect to Notes or any principal amount thereof, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

    (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

    (b) Notes for which redemption money in the necessary amount has been theretofore deposited in trust with the Indenture Trustee; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article IV or provision therefor satisfactory to the Indenture Trustee has been made;

    (c) Notes or portions thereof deemed to have been paid within the meaning of Section 12.1;

    (d) Notes as to which defeasance has been effected pursuant to Article XIII; and

    (e) Notes which have been paid pursuant to Section 2.15 or that have been exchanged for other Notes or Notes in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture other than any Notes in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands such Notes constitute valid obligations of the Issuer;

provided, however, that, in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or a Subsidiary thereof or any Affiliate of the Issuer or any Subsidiary thereof. For the avoidance of doubt, the Issuer will not be discharged from its obligations under this Indenture upon payment of interest on the Notes with funds provided by the Insurer under the Insurance Policy and, for all purposes of this Indenture, (i) the Insurer shall be subrogated to the rights of the Noteholders with respect to such payment (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars in accordance with Section 3.01.1(a)(i) of the Insurance Policy) and (ii) the Notes shall remain Outstanding at any time that amounts remain due and owing to the Insurer under Section 3.11 of the Company Support Agreement.

    “Payment Account” means the account contemplated in Section 3.1(a) hereof.

    “Payment Date” means any of the Interest Payment Dates, the Expected Maturity Date, the Final Maturity Date or any other date on which payments on the Notes in respect of principal, interest or other amounts, including as a result of any acceleration of the Notes, are required to be paid pursuant to this Indenture and the Notes.

    “Permitted Investments” shall consist of:

    (i) direct or indirect obligations of the United States of America, or of any agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America which are not callable or redeemable at the option of the issuer thereof at a price less than what was paid;

    (ii) demand and time deposit certificates of deposit of, banker’s acceptances issued by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by U.S. federal and/or state authorities so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company have a short-term credit rating of at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch (if rated by Fitch);

    (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued and/or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

    (iv) commercial paper which has at the time of such investment a rating of at least “P-1” by Moody’s, a rating of at least “A-1” by S&P and a rating of at least “F-1” by Fitch (if rated by Fitch); provided, however, that Permitted Investments shall not include any debt obligations (or other securities) issued by the Issuer or any Affiliate thereof;

    (v) any money market funds rated not less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch) investing in any of the foregoing permitted investments; and

    (vi) The Bank of New York Cash Reserve, any successor to The Bank of New York Cash Reserve so long as in each case such Cash Reserve maintains a rating of not less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch) or any equivalent money market mutual fund rated not less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch).

    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    “Place of Payment”, when used with respect to the Notes, means the office or agency of the Indenture Trustee maintained pursuant to Section 8.11 and such other place or places, if any, where the principal of and interest on the Notes are payable as specified herein.

    “Predecessor Notes”, with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

    “Principal Paying Agent” means the Person named as Principal Paying Agent in the preamble to this Indenture and its successors and assigns.

    “Process Agent” has the meaning set forth in Section 14.16(b).

    “Protected Purchaser” has the meaning set forth in Article 8 of the Uniform Commercial Code in effect on the date hereof in New York.

    “Purchase Agreement” means the Purchase Agreement, dated as of February 9, 2004, between the Issuer and the Initial Purchaser.

    “QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

    “Rating Agencies” means Moody’s and Fitch.

    “Record Date” means, with respect to any payment to be made on a Payment Date, the Business Day that is ten Business Days prior to such Payment Date.

    “Redemption Price” means an amount equal to a percentage of the principal amount due under the Notes (expressed as a percentage thereof) if redeemed during the periods set forth below:

Period	Redemption Price
On or after February 17, 2009, but before February 17, 2010	104.688%
On or after February 17, 2010, but before February 17, 2011	103.125%
On or after February 17, 2011, but before February 17, 2012	101.563%
On or after February 17, 2012	100.000%

    “Registered Depositary” means The Depository Trust Company (“DTC”), having a principal office at 55 Water Street, New York, NY 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

    “Registration Rights Agreement” has the meaning set forth in the preamble to this Indenture.

    “Regulation S” means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.

    “Regulation S Note” means a Note, including a Regulation S Unrestricted Global Note, required to bear the Restrictive Legend applicable to Regulation S Notes provided for in Exhibit A-2.

    “Regulation S Unrestricted Global Note” has the meaning set forth in Section 2.5(b).

    “Required Amount” means the sum of (i) an amount equal to the amount of six months interest on the Notes at the Note Rate in effect on the Closing Date; (ii) prior to the Issuer satisfying its obligations under the Registration Rights Agreement, an amount equal to the interest that would accrue on the Notes for a period of three Interest Periods at a rate equal to 0.5% per annum; (iii) an amount equal to 90 days of interest (calculated at the Note Rate in effect on the Closing Date) on the amount of interest payable under the Notes on a single Interest Payment Date (calculated, until the Issuer satisfies its obligations under the Registration Rights Agreement, at a rate equal to the sum of the Note Rate in effect on the Closing Date plus 0.5% per annum and, thereafter, at the Note Rate in effect on the Closing Date); (iv) an amount representing the Indenture Trustee’s fees due and payable by the Issuer to the Indenture Trustee during any three Interest Periods, but not representing any costs or expenses potentially due in any such period; (v) an amount representing the Insurance Trustee’s fees under the Insurance Trust Agreement due and payable by the Issuer to the Insurance Trustee during any three Interest Periods, but not representing any costs or expenses potentially due in any such period; (vi) an amount equal to 10% of an amount equal to twelve months of interest on the Notes at the Note Rate in effect on the Closing Date (which when added to amounts payable under the Insurance Policy will equal 100% of interest on the Notes at the Note Rate in effect on the Closing Date for the twelve months of interest covered under the Insurance Policy); and (vii) any additional amounts as may be made required as a result of the involuntary cancellation or termination of the Insurance Policy or certain other related events as described in Section 7.1(m).

    “Reserve Account” has the meaning set forth in Section 3.2(a).

    “Reserve Account Transfer Date” means, in respect of any Payment Date, the earlier to occur of (a) the last day of the Grace Period in respect of such Payment Date and (b) the date on which the Insurance Trustee receives from the Insurer amounts in respect of any claim under the Insurance Policy in respect of interest due on the Notes on the current Payment Date; provided that, in the case of (b) above, if any amounts are actually received by the Indenture Trustee after 1:00 p.m. (New York time) on any calendar day, such amounts shall be deemed to have been received on the next succeeding Business Day.

    “Responsible Officer”, when used with respect to the Indenture Trustee, means any officer in the Corporate Trust Office (or any successor group of the Indenture Trustee) with direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

    “Restricted Note” means a Note, including a Rule 144A Restricted Global Note, required to bear the Restrictive Legend applicable to Restricted Notes provided for in Exhibit A-1.

    “Restrictive Legend” means the legends required by the forms of Note attached hereto as Exhibits A-1 and A-2.

    “Rule 144” means Rule 144 promulgated under the Securities Act, as amended and in effect from time to time.

    “Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.

    “Rule 144A Restricted Global Note” has the meaning set forth in Section 2.5(a) hereof.

    “Sale and Lease-Back Transaction” means any transaction or series of related transactions pursuant to which the Issuer or any of its Subsidiaries sells or transfers any property to any Person with the intention of taking back a lease of such property.

    “Securities Act” has the meaning set forth in the preamble to this Indenture.

    “SEC” means the United States Securities and Exchange Commission.

    “S&P” means Standard & Poor’s.

    “Subsidiary” means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar governing body) of such corporation, company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

    “Successor Company” has the meaning set forth in Section 6.14.

    “Tax” has the meaning set forth in Section 2.16(a).

    “Taxing Jurisdiction” has the meaning set forth in Section 2.16(a).

    “Total Outstanding Consolidated Indebtedness” means, at any date of determination, the total consolidated Indebtedness of the Issuer (as set forth in the most recently available annual or quarterly consolidated balance sheet of the Issuer prepared in accordance with Brazilian GAAP), adjusted to give effect, on a pro forma basis, to (i) the proposed additional Indebtedness to be Incurred and any other Indebtedness Incurred since the date of the most recently available annual or quarterly consolidated balance sheet prepared in accordance with Brazilian GAAP and (ii) the redemption, repayment or repurchase of any other Indebtedness since the date of the most recently available annual or quarterly consolidated balance sheet of the Issuer prepared in accordance with Brazilian GAAP.

    “Trust Beneficiaries” has the meaning set forth in Section 5.2(b)(i).

    “Transparency Directive” means the Directive of the European Parliament and of the Council on the harmonization of transparency requirements with regard to information about issuers whose securities are admitted to trading on a regulated market in the European Union (2003/0045(COD)).

    “Transaction Documents” means, collectively, this Indenture, the Notes, the Insurance Policy, the Registration Rights Agreement, the Company Support Agreement, the Insurance Policy Application, the Insurance Trust Agreement, each Letter of Credit, the application for listing the notes with the Luxembourg Stock Exchange and the DTC Letter of Representations completed by the Issuer in connection with the Notes.

    “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

    “United States” or “U.S.” means the United States of America.

    “U.S. Holder” means a holder of Notes that (x) is an Eligible Investor on the date of its purchase and acquisition of an interest in a Rule 144A Restricted Global Note and (y) is the sole and exclusive beneficial owner of such interest, provided, however, that a Noteholder shall not be deemed to be the sole and exclusive beneficial owner of any portion of its interest in a Rule 144A Restricted Global Note with respect to which it does not bear the financial risk of non-payment (other than the risk insured by the Insurer under the Insurance Policy). Solely for purposes of clause (y) above, the persons or entities bearing the financial risk of non-payment on such Rule 144A Restricted Global Note (other than the risk insured by Insurer under the Insurance Policy) with respect to a beneficial interest in such Rule 144A Restricted Global Note will be treated as the beneficial owners of such Rule 144A Restricted Global Note regardless of whether such persons or entities are the registered owners of such Rule 144A Restricted Global Note.

    “U.S. Holder Representations” has the meaning set forth in Section 5.2(f)(i)(2).

    SECTION 1.2 Construction. For all purposes of this Indenture (and for all purposes of any other Transaction Document or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

    (a) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

    (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

    (c) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Indenture Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, Brazilian GAAP;

    (d) unless otherwise specified, all references in this Indenture (including the Exhibits and any Appendices and Schedules hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

    (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

    (f) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

    (g)unless otherwise expressly specified, any agreement, contract, instrument or document defined or referred to herein shall mean such agreement, contract, instrument or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing

    (h) entered into in accordance with the terms of this Indenture and the other Transaction Documents;

    (i) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

    (j) unless the context clearly requires otherwise, references to “Law” or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

ARTICLE II

THE NOTES

    SECTION 2.1 Designation. (a) There is hereby created a series of “9.375% Notes due 2014” in the aggregate principal amount of U.S.$200,000,000 which are to be issued pursuant to this Indenture.

    (b) Each Note shall constitute Indebtedness of the Issuer payable out of the Issuer’s general assets and properties. The Notes shall be direct unsecured and unsubordinated Indebtedness of the Issuer and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Issuer’s other present and future unsubordinated, unsecured Indebtedness from time to time outstanding.

    SECTION 2.2 Authentication and Delivery of Notes. (a) Any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Indenture Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Issuer Order, without any further action by the Issuer.

    (b) No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for in Section 2.4 hereof, executed by the Indenture Trustee by the manual signature of any Authorized Officer, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered thereunder.

    (c)The Indenture Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.2 if the Indenture Trustee, after receipt of an Opinion of Counsel, determines that such action may not lawfully be taken by the Issuer or the Indenture Trustee or if the Indenture Trustee in good faith by its Board of Directors, board of Indenture Trustees, executive committee, a trust committee of directors or Indenture Trustees or Responsible Officer shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Indenture Trustee to personal liability. Prior to the authentication and delivery of the Notes, the Indenture Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required hereunder.

    (d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Note to the Indenture Trustee for cancellation as provided in Section 2.18 together with a written statement (which need not comply with Section 14.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

    SECTION 2.3 Aggregate Amount; Additional Notes. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

    (b)Additional notes of the same series as the Notes (such additional notes being “Additional Notes”) may be issued from time to time under this Indenture so long as, on the date of issuance of such Additional Notes: (i) the requirements of Section 2.2 have been complied with, (ii) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of the issuance of such Additional Notes, (iii) such Additional Notes shall rank pari passu with the Notes referred to in Section 2.1 and shall have equivalent terms and benefits as the Notes and shall be part of the same series as the Notes, (iv) to the extent that the Insurance Policy is in effect and has not been voluntarily cancelled in accordance with Section 4.06 of the Insurance Policy and Section 5.2(g)(iii) hereof, the Insurance Policy shall have been amended to increase the Maximum Aggregate Compensation Liability proportionately with the amount of Additional Notes to be issued hereunder and to make such other changes to the Insurance Policy as are necessary to reflect the issuance of such Additional Notes, (v) to the extent that the Insurance Policy is in effect and has not been voluntarily cancelled in accordance with Section 4.06 of the Insurance Policy, Section 5.2(g)(iii) hereof or otherwise, if any Letters of Credit have not been allowed to expire in accordance with Section 5.1(c) hereof, the amount available under such Letters of Credit (together with any amounts then on deposit in the Reserve Account) shall have been increased proportionately to take into account the amount of Additional Notes to be issued hereunder and the amount available under any such replacement Letter of Credit (together with any amounts on deposit in the Reserve Account) shall be at least equal to the Required Amount (after giving effect to any such increase), (vi) each of the Rating Agencies shall have confirmed to the Indenture Trustee in writing, prior to the issuance of such Additional Notes, that the issuance of such Additional Notes will not result in a lowering or a withdrawal of the rating of the Notes in effect immediately prior to any such issuance, (vii) the Issuer and the Indenture Trustee shall have executed and delivered a supplemental indenture to this Indenture providing for the issuance of such Additional Notes and reflecting such amendments to this Indenture as may be required to reflect the increase in aggregate principal amount of the Notes resulting from the issuance of such Additional Notes, (viii) in the event that the Issuer has not satisfied in full its obligations under the Registration Rights Agreement, the Issuer and the Initial Purchaser shall have executed and, contemporaneously with the issuance of such Additional Notes, delivered an amendment to the Registration Rights Agreement reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of such Additional Notes, and (ix) the Indenture Trustee shall have received an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent set forth in this Section 2.3(b) have been satisfied.

    (c) All Additional Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take benefit of all the terms, conditions and provisions of this Indenture.

    SECTION 2.4 Form of Indenture Trustee’s Authentication. The Indenture Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

“This Note is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,

as Indenture Trustee

By: _________________________
Authorized Officer”

    SECTION 1.3 Form of the Notes. (a) Notes offered and sold in reliance on Rule 144A will be initially represented by one or more permanent Global Notes (in substantially the form of Exhibit A-1) in definitive, fully registered book-entry form without interest coupons (collectively, the “Rule 144A Restricted Global Note”) which will be registered in the name of a nominee of the Registered Depositary and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for the Registered Depositary for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at the Registered Depositary. The aggregate principal amount of the Rule 144A Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Registered Depositary as hereinafter provided.

    (b) Notes offered and sold in reliance on Regulation S will be initially represented by one or more permanent Global Notes without interest coupons (in substantially the form of Exhibit A-2) in definitive, fully registered book-entry form (collectively, the “Regulation S Unrestricted Global Note”) which will be registered in the name of a nominee of the Registered Depositary and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for the Registered Depositary for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. The aggregate principal amount of the Regulation S Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Registered Depositary as hereinafter provided.

    (c) Exchange Notes exchanged for interests in the Rule 144A Restricted Global Note, the Regulation S Unrestricted Global Note or any Initial Notes in definitive form will be issued in the form of one or more permanent Global Notes (in substantially the form of Exhibit A-1 or A-2, as applicable, but without the restrictive legend) in definitive, fully registered book-entry form (collectively, the “Exchange Global Notes”; and together with the Rule 144A Restricted Global Note and the Regulation S Unrestricted Global Note, the “Global Notes”), which will be registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or such accounts as they may direct).

    (d) The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.

    (e) The Notes may be issued in the form of (i) definitive Notes under the circumstances described in Sections 2.12(c) and (d) hereto or (ii) one or more Global Notes. Notes issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request. The Issuer initially appoints the Registered Depositary to act as depositary for the Global Notes. Notes issued in the form of a Global Note shall be registered in the name of the Registered Depositary or its nominee. In the event any of the Notes are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Notes in transactions complying with Rule 144A under the Securities Act. The Indenture Trustee, as custodian (“Custodian”), will act as custodian of each Global Note for the Registered Depositary or appoint a sub-custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of the Global Note, it shall be considered the holder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of the Issuer, the Indenture Trustee, any New York Paying Agent or any Principal Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in the Global Note. Interests in the Global Note shall be transferred on the Registered Depositary’s book-entry settlement system.

    (f) At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in definitive form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Indenture Trustee in accordance with Section 2.18. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in definitive form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such increase.

    (g) The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Issuer executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. If the Notes conflict or are inconsistent with the provisions of the Indenture, then this Indenture shall control.

    SECTION 2.6 Maturity of the Notes. (a) The Notes shall mature on February 18, 2014 (the “Expected Maturity Date”); provided, however, that if on or before the Business Day prior to the Expected Maturity Date the Issuer delivers a certificate, substantially in the form of Exhibit E hereto, to the Indenture Trustee and the Insurance Trustee stating that (i) either (A) the Insurance Policy is in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount or (B) the Insurance Policy is not in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount and (ii) a Currency Inconvertibility Event has occurred and is continuing, then if such certificate shall be received by the Indenture Trustee on or before the Business Day preceding the Expected Maturity Date, the Expected Maturity Date shall be extended to a date (the “Final Maturity Date”), which shall be the earliest to occur of (x) August 18, 2015 (a date which is eighteen calendar months after the Expected Maturity Date), (y) the latest date for which funds are available under any Letter of Credit or on deposit in the Reserve Account and under the Insurance Policy to pay scheduled interest on the Notes in full, and (z) 30 calendar days after the date on which the Currency Inconvertibility Event has ended.

    (b) In the case of any extension of the Expected Maturity Date, the Expected Maturity Date shall be considered a Payment Date under the terms of this Indenture, and interest at the Note Rate shall be due on the Notes on such Expected Maturity Date and on each Payment Date occurring thereafter until the Final Maturity Date.

    (c) Upon the occurrence of any extension of the Expected Maturity Date under this Section 2.6, the Issuer shall promptly, but in any event within five Business Days thereafter, deliver notice thereof to the Noteholders, any exchange on which the Notes may be listed and to the Rating Agencies in accordance with the provisions of Section 14.3 of this Indenture.

    (d) No payments in respect of the principal of the Notes shall be paid prior to the Expected Maturity Date except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes or upon redemption prior to the Expected Maturity Date pursuant to Article IV hereof; provided, however, that in the case of an extension of the Expected Maturity Date under this Section 2.6, no payments in respect of the principal of the Notes shall be paid prior to the Final Maturity Date except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes or upon redemption prior to the Final Maturity Date pursuant to Article IV hereof.

    (e) The extension of the Expected Maturity Date shall not have any effect on the rights of the Noteholders, including any right upon the occurrence of any Event of Default.

    SECTION 2.7 Interest. (a) Interest shall accrue on the Notes at the rate of 9.375% per annum for each Interest Period (as such rate is increased or decreased as provided in this Section 2.7(a), the “Note Rate”), provided that if the Issuer shall have failed to have an effective registration statement (or, if required, shelf registration statement) in respect of the Notes declared effective by the SEC pursuant to the Registration Rights Agreement prior to February 17, 2005, the Note Rate shall be increased for all purposes hereunder to 9.875% per annum (0.50% above the interest rate on the Initial Notes at the Closing Date) until the earlier of (i) the completion of the Exchange Offer, (ii) such time as such registration statement shall have been declared effective as contemplated in the Registration Rights Agreement or (iii) the Notes become freely tradable under the Securities Act, in which case the Note Rate shall decrease to the rate in effect on the Closing Date. All interest shall be paid by the Issuer to the Principal Paying Agent and distributed by the Principal Paying Agent in accordance with this Indenture semiannually in arrears on February 17 and August 17 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day) during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on August 17, 2004, to the Person in whose name a Note is registered at the close of business on the relevant Record Date. Interest shall be calculated based on a 360-day year of twelve 30-day months. Notwithstanding anything herein to the contrary, to the extent that the Issuer does not pay interest on any Payment Date, interest shall accrue (during the Grace Period, and so long as no Event of Default has occurred and is continuing) on the amount of interest due on such Payment Date at a rate equal to the Note Rate in effect on the date hereof.

    (b) Upon the occurrence and during the continuation of an Event of Default under Sections 7.1(a) and (b), (i) interest shall accrue on the Notes at a rate equal to 1.0% per annum above the Note Rate (the “Default Rate”) and (ii) after giving effect to any applicable Grace Period, to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under this Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of payment, at a rate equal to the Default Rate; provided, however, that interest on the Notes shall accrue at the Note Rate and not the Default Rate during the continuance of any suspension of the Issuer’s obligations to make payments of principal under the Notes where the Noteholders are otherwise receiving payments of interest at the Note Rate from the Insurer, under the Insurance Policy (in their capacity as Trust Beneficiaries) or otherwise.

    SECTION 2.8 Record Date. The Indenture Trustee may treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all purposes under this Indenture.

    SECTION 2.9 Issuance. The Initial Notes shall be issued only in a transaction exempt from registration under the Securities Act to (a) Persons and entities that are “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and (b) other permitted Persons or entities pursuant to Regulation S under the Securities Act. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.12 hereof.

    SECTION 2.10 Denominations, etc. The Notes shall be issued only in fully registered form, without coupons and as otherwise provided herein. All Notes shall be issued only in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof. Beneficial interests in any Global Notes shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by the Registered Depositary and its participants. Notes issued in physical, certificated form shall not be permitted to be traded through the facilities of the Registered Depositary, except in connection with a transfer of a Note in certificated form to a transferee that takes delivery in the form of beneficial interests in a Global Note pursuant to Rule 144A or Regulation S, as the case may be.

    SECTION 2.11 Execution of Notes. (a) The Notes shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such officers on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

    (b) Pending the preparation of definitive Notes as contemplated in Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representatives executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

    (c) Following the issuance of temporary Notes, the Issuer will cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Authorized Representatives executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to Section 8.11, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

    SECTION 2.12 Registration; Restrictions on Transfer and Exchange. (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a register, which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the combined registers maintained by all such note registrars, are herein sometimes referred to as the “Note Register”. The Indenture Trustee is hereby appointed the initial Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. The Issuer may appoint one or more co-registrars.

    (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

    (c) Any Global Note deposited with the Registered Depositary shall be exchanged for definitive Notes, without coupons, and delivered to and registered in the name of Persons named by the Registered Depositary, rather than to the nominee for the Registered Depositary, if (i) the Issuer advises the Indenture Trustee in writing that the Registered Depositary is no longer willing or able to discharge properly its responsibilities as Registered Depositary with respect to the Notes and the Issuer is unable to appoint a qualified successor within 90 calendar days, or that the Registered Depositary has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, elects to terminate the book-entry system through the Registered Depositary with respect to the Notes and cause the issuance of certificated Notes or (iii) after the occurrence and continuation of an Event of Default, a Noteholder requests the Indenture Trustee through the Registered Depositary in writing to have such Noteholder’s interest in a Global Note exchanged for definitive Notes; provided that in no event shall a Regulation S Unrestricted Global Note be exchanged for Notes in definitive form prior to the expiration of the Distribution Compliance Period.

    (d) Upon the occurrence of any of the events in clauses (i) or (ii) of the preceding paragraph, the Indenture Trustee shall, by forwarding any notice received from the Issuer to the Registered Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Note through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of certificated Notes. Any Global Note that is transferable to the beneficial owners thereof pursuant to Section 2.12(c) shall be surrendered by the Registered Depositary to the Note Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to Section 2.12(c) and this Section 2.12(d) shall be executed, authenticated and delivered only in the denominations specified in the form of Note and registered in such names as the Registered Depositary shall direct in writing. Any certificated Note delivered in exchange for an interest in the Rule 144A Restricted Global Note shall bear the legend regarding transfer restrictions applicable to the Rule 144A Restricted Global Note set forth on the form of Note attached as Exhibit A-1 hereto. Any Note delivered in exchange for an interest in the Regulation S Unrestricted Global Note shall bear the legend regarding transfer restrictions applicable to the Regulation S Unrestricted Global Note set forth on the form of Note attached as Exhibit A-2 hereto. In the event of the occurrence of any of the events specified in Section 2.12(c), the Issuer will promptly make available to the Indenture Trustee a reasonable supply of Notes in certificated, fully registered form without interest coupons.

    (e) Notwithstanding any provisions to the contrary herein, so long as any Global Note remains outstanding and is held by or on behalf of the Registered Depositary, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.12(d) and this Section 2.12(e) under the following terms and conditions:

    (i) Subject to this Section 2.12(e) and Section 2.12(d), transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Registered Depositary or to a successor of the Registered Depositary or such successor’s nominee.

    (ii) Transfers of beneficial interests in Global Notes may be effected only through the book-entry system maintained by the Registered Depositary in compliance with applicable rules and procedures of the Registered Depositary and its direct or indirect participants (including Euroclear and Clearstream, if applicable), in each case to the extent applicable to such transaction and in effect from time to time (the “Applicable Procedures”).

    (iii) In the event that a Global Note is exchanged for Notes in certificated registered form without interest coupons pursuant to Section 2.12(d) hereof, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (iv) and (v) below (including the certification requirements) and as may be from time to time adopted by the Issuer and the Indenture Trustee.

    (iv) If the owner of a beneficial interest in a Rule 144A Restricted Global Note wishes at any time to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S who wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Unrestricted Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:

    (1) an order given by the Registered Depositary or its Authorized Representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Unrestricted Global Note equal to the principal amount of the beneficial interest in the Rule 144A Restricted Global Note to be transferred, and

    (2) a certificate in the form of Exhibit C duly executed by the transferor, or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures, the Note Registrar shall increase the Regulation S Unrestricted Global Note and decrease the Rule 144A Restricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Rule 144A Restricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Regulation S Unrestricted Global Note will, upon transfer, cease to be an interest in the Rule 144A Restricted Global Note and will become an interest in the Regulation S Unrestricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Unrestricted Global Note.

    (v) If the owner of an interest in a Regulation S Unrestricted Global Note wishes at any time to transfer such interest (or any portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

    (1) an order given by the Registered Depositary or its authorized representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note equal to the principal amount of the beneficial interest in the Regulation S Unrestricted Global Note to be transferred, and

    (2) if such transfer is to occur during (but only during) the Distribution Compliance Period, a certificate in the form of Exhibit D duly executed by the transferor or his attorney duly authorized in writing (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the Securities Act, by an opinion of counsel stating that such exemption is available to the transferor), and (B) in accordance with the Applicable Procedures, the Note Registrar shall increase the Rule 144A Restricted Global Note and decrease the Regulation S Unrestricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Regulation S Unrestricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Rule 144A Restricted Global Note will, upon transfer, cease to be an interest in the Regulation S Unrestricted Global Note and will become an interest in the Rule 144A Restricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interest in the Rule 144A Restricted Global Note.

    (vi) If the holder of a Restricted Note (other than a Global Note) wishes at any time to transfer such Restricted Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

    (1) such Restricted Note, duly endorsed as provided herein,

    (2) instructions from such holder directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note or Regulation S Unrestricted Global Note equal to the principal amount (or portion thereof) of such certificated Note to be transferred, and

    (3) a certificate in the form of Exhibit C if the specified account to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, or a certificate in the form of Exhibit D if the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, in either case duly executed by the transferor or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures of the Registered Depositary, the Note Registrar shall:

    (1) cancel the Restricted Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and

    (2) increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, in accordance with the foregoing.

    (vii) If the holder of a Regulation S Note (other than a Global Note) wishes to transfer such Regulation S Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

    (1) such Regulation S Note, duly endorsed as provided herein,

    (2) instructions from the holder of such certificated Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note equal to the principal amount of the certificated Note (or portion thereof) to be transferred, and

    (3) if the transfer is to occur during (but only during) the Distribution Compliance Period and the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, a certificate in the form of Exhibit D, or if the specified account is to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, or a certificate in the form of Exhibit C, in each case, duly executed by the transferor or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures of the Registered Depositary, the Note Registrar shall:

    (1) cancel the Regulation S Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and

    (2) increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, for such amount in accordance with the foregoing.

    (viii) A beneficial interest in a Rule 144A Restricted Global Note or a Regulation S Unrestricted Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.12(c) and (d); provided that, if such interest is a beneficial interest in the Rule 144A Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Unrestricted Global Note and such exchange is to occur during the Distribution Compliance Period, then such interest shall be exchanged for a Restricted Note or a Regulation S Note, as the case may be. A Restricted Note or Regulation S Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with clause (e)(vi) or (vii) above, (B) such Note is a Regulation S Note and such exchange occurs after the Distribution Compliance Period or (C) such exchange occurs pursuant to an Exchange Offer or for Exchange Notes registered under a shelf registration statement pursuant to the Registration Rights Agreement.

    (f) After the expiration of the Distribution Compliance Period, at the option of the Noteholder, beneficial interests in Global Notes may be exchanged in whole or in part for certificated Notes to be registered in the name of such Noteholder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon prior written notice to the Indenture Trustee by or on behalf of the Registered Depositary and surrender of the Notes to be exchanged at any office or agency maintained for such purpose pursuant to Section 8.11. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and make available for delivery, the Notes which the Noteholder making the exchange is entitled to receive. The Issuer shall execute and deliver to the Indenture Trustee, on the Closing Date and from time to time thereafter, for safekeeping and subsequent authentication, a stock of physical registered Notes of such quantities as the Issuer, after consultation with the Indenture Trustee, determines to be sufficient to permit the issuance of physical Notes and the exchanges contemplated by this Section 2.12(f).

    (g) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar, as the case may be, at an office or agency of the Issuer appointed in or pursuant to Section 8.11 for such purposes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. At the option of each Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Transaction Documents, as the Notes surrendered upon such registration of transfer or exchange.

    (h) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar or any transfer agent, duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing.

    (i) No service charge shall be required of any Noteholders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Note Registrar may require payment from such Noteholder of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.12(c), 2.13 or 11.6 not involving any transfer.

    (j) The Note Registrar shall not be required to issue, register the transfer of or exchange any Note during a period beginning at the opening of business in The City of New York 15 calendar days before the day of the mailing of a notice of redemption of Notes selected for redemption under Sections 4.2 and 4.3 and ending at the close of business on the day of such mailing or to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

    (k) If Notes are issued upon the registration of transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Note attached hereto as Exhibit A-1 and Exhibit A-2, setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Note Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Issuer, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Indenture Trustee, at the written direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. If a Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Issuer shall cause the Legend to be reinstated.

    (l) Neither the Indenture Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among participants in the Registered Depositary or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    SECTION 2.13 Exchange Offer. Upon occurrence of the Exchange Offer in accordance with the Registration Rights Agreement or the effectiveness of a registration statement pursuant to the Securities Act, the Issuer will issue, and upon receipt of an Issuer Order in accordance with Section 2.3 hereof, the Indenture Trustee shall authenticate, (a) the Exchange Global Note in a principal amount equal to the principal amount of the beneficial interests in the Rule 144A Restricted Global Note and the Regulation S Unrestricted Global Note tendered for exchange in the Exchange Offer or for exchange for Exchange Notes registered under the registration statement, as the case may be, by Persons that certify in the applicable letters of transmittal or via the Registered Depositary’s book-entry system that (i) they are not broker-dealers, (ii) they are not participating in a distribution of Exchange Notes, and (iii) they are not affiliates of the Issuer (as defined in Rule 144 under the Securities Act) and (b) Exchange Notes in definitive form in an aggregate principal amount equal to the principal amount of the Initial Notes in definitive form accepted for exchange in the Exchange Offer or for exchange for Exchange Notes registered under the registration statement, as the case may be. Concurrently with the issuance of such Notes, the Indenture Trustee shall cause the aggregate principal amount of the Rule 144A Restricted Global Note and Regulation S Unrestricted Global Note to be reduced accordingly, and the Issuer shall execute, and the Indenture Trustee shall authenticate and make available for delivery to the Persons designated by the Noteholders holding Initial Notes in definitive form so accepted, Exchange Notes in definitive form in the appropriate principal amount.

    SECTION 2.14 Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated or defaced Note is surrendered to the Indenture Trustee, or the Issuer and the Note Registrar and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Indenture Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon an Issuer Order the Indenture Trustee shall authenticate, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Note, a Protected Purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Indenture Trustee in connection therewith.

    (b) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (i) and (ii) of paragraph (a) hereof may, instead of issuing a new Note, pay such Note.

    (c) Upon the issuance of any new Note under this Section 2.14, the Issuer or the Indenture Trustee may require the payment from the Noteholder of a sum sufficient to cover any Tax that may be imposed in relation thereto.

    (d) Every new Note issued pursuant to this Section 2.14 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

    (e) The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

    SECTION 2.15 Payments. (a) The Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer hereunder and under any other Transaction Document, as the same shall become due and owing. All payments of principal and interest required to be made by the Issuer hereunder and under the other Transaction Documents (including any Additional Amounts) shall be made, pursuant to the terms hereof, by the Issuer to the Principal Paying Agent to the extent appointed hereunder or to the Indenture Trustee, the Indenture Trustee by 10:00 a.m. (New York City time), no later than one Business Day prior to each Payment Date on any Notes (whether on maturity, redemption or otherwise). All such payments shall be made by the Issuer by depositing immediately available funds in U.S. dollars to the Payment Account on behalf of the Noteholders provided for herein; provided, however, that the Issuer’s payment obligations to the Principal Paying Agent or, to the extent that the Indenture Trustee shall remain appointed hereunder, the Indenture Trustee hereunder shall not be satisfied as a result of any transfer of funds to the Payment Account from funds on deposit in the Reserve Account or amounts paid by the Insurer under the Insurance Policy, to the extent that the Insurer is or may be subrogated in accordance with Section 4.01.7 of the Insurance Policy, to any right to receive such amounts or any such payment obligations in connection with a claim for such amounts under the Insurance Policy or has obtained an assignment or participation described in Section 5.2(e)(ii)(2) or (3) (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 5.2(e)(ii)(1)). The Issuer shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 a.m. (New York City time) on the Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all other paying agents for the payment, from funds furnished by the Issuer to the Principal Paying Agent pursuant to this Indenture, of the principal and interest (including Additional Amounts, if any) on the Notes. The Principal Paying Agent and the New York Paying Agent, as the case may be, will hold in trust, for the benefit of the Noteholders or the Indenture Trustee (and after the payment of any claim under the Insurance Policy, the Insurer), all money held by such Principal Paying Agent or New York Paying Agent for the payment of principal or interest on the Notes and (after the payment of any claims under the Insurance Policy) to make payments to the Insurer, to the extent that the Insurer is or may be subrogated in accordance with Section 4.01.7 of the Insurance Policy, to any right to receive such amounts or any such payment obligations in connection with a claim for such amounts under the Insurance Policy or has obtained an assignment or participation described in Section 5.2(e)(ii)(2) or (3) (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 5.2(e)(ii)(1)), and shall notify the Indenture Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require the Principal Paying Agent or the New York Paying Agent to pay all money held by it to the Indenture Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.15, the Principal Paying Agent and the New York Paying Agent shall have no further liability for the money delivered to the Indenture Trustee.

    (b) The receipt by the Principal Paying Agent or, to the extent that the Indenture Trustee shall remain appointed hereunder, the Indenture Trustee, from the Issuer of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Issuer herein and under the Notes to make such payment to the Noteholders on the due date thereof.

    (c) So long as any of the Notes remain Outstanding, the Issuer will maintain one or more agents in New York City and Luxembourg to whom (i) the Notes may be presented for payment and (ii) the Notes may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture. The Issuer may have one or more additional paying agents. Unless otherwise specified, the Issuer hereby initially designates the Corporate Trust Office in New York City and the Luxembourg Paying Agent in Luxembourg, as the offices to be maintained by it for each such purpose and where the Note Register will be maintained. If the Issuer shall fail to so designate or maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office in New York City or the Luxembourg Paying Agent in Luxembourg. Principal or interest on any Note that is payable, and punctually paid or duly provided for, on any Interest Payment Date or the Expected Maturity Date (as the same may be extended as provided hereunder) or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in the City of New York or Luxembourg, at either such office or an office to be maintained in such City) payable as provided herein. No Notes represented by Global Notes need be surrendered or presented in order to receive payment of principal, interest or other amounts as provided herein. Each transfer agent shall keep a register, subject to such reasonable regulations as the Issuer may prescribe.

    (d) Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

    (e) The Indenture Trustee shall deliver to the Rating Agencies, no later than 30 calendar days after each Interest Payment Date, a notice substantially in the form of Exhibit F hereto.

    SECTION 2.16 Taxation. (a) All payments of or in respect of principal and interest on the Notes and other amounts, if any, hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees, levies or other governmental charges of any nature (and any fines, penalties, or interest related thereto) (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of Brazil, Japan (to the extent that any paying agent is organized in Japan), Luxembourg or by the jurisdictions in which any paying agents appointed by the Issuer are organized or the location where payment is made, or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”). If the Issuer is required by law to withhold or deduct any such Taxes, the Issuer shall (x) use its reasonable efforts to obtain an exemption from the payment of (or otherwise avoid the obligation to pay) the Taxes which have resulted in the requirements that the Issuer pay such additional amounts (“Additional Amounts”) and (z) in any event pay any Additional Amounts as may be necessary to ensure that the amounts received by the Noteholders or the Indenture Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the case of the Noteholders, or pursuant to Section 8.5, in the case of the Indenture Trustee, in the absence of such withholding or deduction. The Issuer will not, however, pay any Additional Amounts in connection with any Tax that is imposed due to any of the following (“Excluded Additional Amounts”):

    (i) the Noteholder or beneficial owner has some connection (present or former) with the Taxing Jurisdiction other than merely holding the Notes or receiving principal or interest payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

    (ii) any tax imposed on, or measured by, overall net income;

    (iii) the Noteholder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (1) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, (2) the Noteholder or beneficial owner is able to comply with such requirements without undue hardship and (3) at least 30 calendar days prior to the first Payment Date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Issuer or the Indenture Trustee has notified all Noteholders that they will be required to comply with such requirements;

    (iv) the Noteholder fails to present (where presentation is required) its Note within 30 calendar days after the Issuer has made available to the Noteholder a payment of principal or interest, provided that the Issuer will pay Additional Amounts which such Noteholder would have been entitled to had the Note owned by such Noteholder been presented on any day (including the last day) within such 30-calendar-day period;

    (v) any estate, inheritance, gift, value-added, use or sales taxes or any similar Taxes;

    (vi) any combination of (i), (ii), (iii), (iv) and (v) above.

    (b) The Issuer will (i) make such withholding or deduction on its payments of principal and interest on the Notes as required by the relevant Taxing Jurisdiction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. Upon the written request from the Indenture Trustee (given at the request of any Noteholder), the Issuer will furnish to the Indenture Trustee, within five Business Days after the delivery of such written request, certified copies of Tax receipts or, if such receipts are not obtainable, documentation reasonably satisfactory to the Indenture Trustee evidencing such payment by the Issuer. Upon the written request of any Noteholder to the Indenture Trustee, copies of such receipts or other documentation, as the case may be, will be made available to such Noteholder.

    (c) At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Notes, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate instructing the Indenture Trustee as to any circumstances in which payments of principal of or interest on the Notes (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding and certifying that the Issuer shall pay such withholding deductions to the appropriate taxing authority. The Issuer covenants to indemnify each of the Indenture Trustee and each other New York Paying Agent or Principal Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Indenture Trustee, the Registrar, any New York Paying Agent or Principal Paying Agent. Any certificate required by this Section to be provided to the Indenture Trustee and any other New York Paying Agent or Principal Paying Agent shall be deemed to be duly provided if telecopied to the Indenture Trustee and such other New York Paying Agent or Principal Paying Agent. Upon the written request from the Indenture Trustee, the Issuer shall provide the Indenture Trustee with documentation reasonably satisfactory to the Indenture Trustee evidencing the payment of Taxes in respect of which the Issuer has paid any Additional Amounts. Copies of such documentation shall be made available by the Indenture Trustee to the Noteholders or the other New York Paying Agents or Principal Paying Agents, as applicable, upon written request therefor.

    (d) The Issuer will, upon the written request of any Noteholder or beneficial owner of a Note, indemnify and hold harmless and reimburse such Noteholder for the amount of any Taxes of any nature imposed by any Taxing Jurisdiction (other than any such Taxes with respect to Excluded Additional Amounts for which the Noteholder would not have been entitled to receive additional amounts pursuant to any of the conditions described in Section 2.16(a)) so imposed on, and paid by, such Noteholder as a result of any payment of principal or interest on the Note, so that the net amount received by such Noteholder after such reimbursement will not be less than the net amount the Noteholder would have received if such Taxes had not been imposed or levied and so paid.

    (e) The Issuer shall promptly pay when due any present or future stamp, administrative, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in a Taxing Jurisdiction from the execution, delivery, enforcement or registration of each Note or any other document or instrument referred to herein or therein. The Issuer shall indemnify and make whole the Noteholders for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this subsection (e) paid by such Noteholders.

    (f) The Issuer shall maintain a paying agent in an European Union member state not obligated to withhold or deduct tax under the applicable directive, if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented.

    (g) All references in this Indenture to principal, interest, and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest or other amounts. The foregoing obligations shall survive any termination, defeasance or discharge of the Notes and this Indenture.

    (h) If the Indenture Trustee or a Noteholder is entitled to an exemption from or reduction of Taxes with respect to payments under this Indenture, the Indenture Trustee or such Noteholder (as applicable) shall provide to the Issuer, as reasonably requested by the Issuer (who shall provide the Indenture Trustee or the Noteholder, as the case may be, the relevant documentation, forms and instructions prescribed by applicable law), such documentation as will permit payments under this Indenture to be made without withholding or at a reduced rate; provided, however, if any documentation or form referred to in this subsection (h) required the disclosure of information that the Indenture Trustee or the Noteholder, as the case may be, reasonably considers to be confidential, the Indenture Trustee or such Noteholder shall give notice thereof to the Issuer and shall not be obligated to include in such documentation or form such confidential information.

    (i) If (i) the Issuer shall be required to pay Additional Amounts during the continuance of a Currency Inconvertibility Event in a currency other than reais, (ii) the Issuer certifies to the Indenture Trustee in writing that it is unable to pay such Additional Amounts in U.S. dollars and that such Additional Amounts can not be satisfied by the Issuer’s payment of such amounts in reais directly to an authority in such Taxing Jurisdiction, and (iii) the Noteholders are otherwise receiving payments of interest at the Note Rate from the Insurer under the Insurance Policy (in their capacity of Trust Beneficiaries), or otherwise, then the Issuer’s obligation to pay such Additional Amounts will be deferred until the earlier to occur of (x) 5 Business Days after the end of such Currency Inconvertibility Event and (y) the date on which Noteholders are not otherwise receiving payments of interest at the Note Rate from the Insurer under the Insurance Policy (in their capacity of Trust Beneficiaries), or otherwise.

    SECTION 2.17 Persons Deemed Owners, etc. Subject to Section 2.12, prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary. The Noteholder may grant proxies and otherwise authorize any Person, including members of, or participants in, the Registered Depositary and Persons that may hold interests through such members of, or participants in, the Registered Depositary, to take any action that a Noteholder is entitled to take under this Indenture or the Notes.

    SECTION 2.18 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee for cancellation and may not be reissued or sold, unless, in the case of Notes redeemed by the Issuer, the Issuer (a) procures a person who purchases the Notes to be redeemed on the relevant date of redemption and at the relevant redemption price (in which event the Notes may be so resold and need not be cancelled) or (b) notifies the Indenture Trustee in writing on or prior to the relevant date of redemption that the Notes so redeemed by the Issuer will not be cancelled (in which event the Notes may be held by the Issuer pending resale as provided in clause (a) above and need not be cancelled). The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes shall be disposed of by the Indenture Trustee in accordance with its customary procedures, unless the Issuer shall direct by an Issuer Order that they be returned to it.

    SECTION 2.19 Allocation of Principal and Interest. Each payment of principal of and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and interest on such Note then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.

    SECTION 2.20 CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Indenture Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.

    SECTION 2.21 Noteholder Lists. The Indenture Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Indenture Trustee is not the Note Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Indenture Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders, and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act. The Indenture Trustee shall, upon request by the Insurance Trustee, furnish a copy of such lists to the Insurance Trustee.

ARTICLE III

ESTABLISHMENT OF ACCOUNTS

    SECTION 3.1 Establishment and Administration of Payment Account. (a) On the Closing Date, the Indenture Trustee shall establish and, until the Notes and all amounts due in respect thereof have been paid in full, maintain a special purpose non-interest bearing trust account (the “Payment Account”) into which all payments required to be made by the Issuer under or with respect to the Notes shall be deposited. The Issuer agrees that the Payment Account shall be maintained jointly in the name of the Principal Paying Agent and the Indenture Trustee, and under the sole dominion and control of the Indenture Trustee (acting on behalf of the Noteholders, and following payment of a claim under the Insurance Policy, also on behalf of the Insurer) and used solely by the Principal Paying Agent (or, to the extent that no Principal Paying Agent remain appointed hereunder, the Indenture Trustee) to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes, and (following payment of a claim under the Insurance Policy) to make payments to the Insurer, to the extent that the Insurer is or may be subrogated in accordance with Section 4.01.7, of the Insurance Policy, to any right to receive such amounts or any such payment obligations in connection with a claim for such amounts under the Insurance Policy or has obtained an assignment or participation described in Section 5.2(e)(ii)(2) or (3) (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 5.2(e)(ii)(1)). No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have an interest therein or in amounts on deposit therein.

    (b) The Indenture Trustee shall apply all such amounts as from time to time are on deposit in the Payment Account to all such amounts as are due to the Noteholders (or the Insurer following payment of a claim under the Insurance Policy) pursuant to this Indenture or otherwise. All such amounts shall be applied ratably, without preference or priority of any kind among Noteholders, in accordance with this Indenture.

    (c) The Principal Paying Agent or, to the extent that no Principal Paying Agent remains appointed hereunder, the Indenture Trustee shall promptly deposit in the Payment Account any and all amounts received from the Insurer (as directed by the Insurance Trustee) as payment under the Insurance Policy. To the extent that funds are received from the Insurer in excess of those required to satisfy the Issuer’s obligations under the Notes and the Indenture then due and payable, the Principal Paying Agent or, to the extent that no Principal Paying Agent remains appointed hereunder, the Indenture Trustee following notice by the Issuer shall deposit such excess amounts in a segregated account of the Indenture Trustee until the next Payment Date when such funds shall be deposited by the Indenture Trustee in the Payment Account and used by the Indenture Trustee to satisfy the Issuer’s obligations under the Indenture and the Notes.

    SECTION 3.2 Establishment and Administration of Reserve Account. (a) On the Closing Date, the Indenture Trustee shall establish a segregated non-interest bearing trust account (the “Reserve Account”) for the benefit of the Noteholders. All of the proceeds of a drawing on any Letter of Credit shall, pursuant to the terms hereof and thereof, be deposited in the Reserve Account when, as and if a drawing is made on any such Letter of Credit pursuant to Section 5.1(a) below and the terms thereof. The Issuer agrees that the Reserve Account shall be maintained in the name of the Indenture Trustee and under its sole dominion and control (acting on behalf of the Noteholders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes, and the Issuer hereby acknowledges and agrees that it shall have no right, title, or interest in, to or under the Reserve Account or any amounts or Permitted Investments on deposit therein and any proceeds therefrom. No funds contained in the Reserve Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have any right of withdrawal or any other interest therein or in any Permitted Investments purchased pursuant to Section 3.2(b) or any proceeds thereof. The Issuer shall cause to be maintained in the Reserve Account an amount, which, together with the amount available under any Letters of Credit, is equal to the Required Amount.

    (b) Amounts on deposit in the Reserve Account shall be invested by the Indenture Trustee in Permitted Investments at the direction of the Issuer, and interest earned on Permitted Investments deposited in the Reserve Account shall be retained in the Reserve Account. If (i) the Indenture Trustee receives written notice of a Currency Inconvertibility Event or (ii) the Indenture Trustee does not receive any direction as to the Permitted Investments to be purchased, all amounts on deposit in the Reserve Account shall be invested by the Indenture Trustee in investments of the type described in clause (vi) of the definition of Permitted Investments. Upon the occurrence and during the continuance of an Event of Default, the Indenture Trustee shall cause amounts invested in Permitted Investments to be converted to cash as necessary no later than the second Business Day prior to the Payment Date immediately succeeding the delivery of such notice; provided that, in the event that the Indenture Trustee shall receive such notice after the second Business Day prior to any Payment Date, the Indenture Trustee shall, promptly after receipt of such written notice, cause amounts invested in Permitted Investments to be converted to cash as necessary. The Indenture Trustee shall, within two Business Days after the Indenture Trustee receives written notice thereof, notify the Issuer in writing (with a copy to the Rating Agencies) of the occurrence of any decrease in the rating of any Permitted Investment to a level below “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch).

    (c) On each Reserve Account Transfer Date during the continuance of a Currency Inconvertibility Event where the Issuer has certified to the Indenture Trustee in writing that it is unable to satisfy its payment obligations under this Indenture and the Notes, as applicable and where the funds on deposit in such Payment Account are insufficient to pay all accrued and unpaid interest due on the Notes on the related Payment Date, the Indenture Trustee shall withdraw from the Reserve Account and pay to the Payment Account, to the extent that funds are available therefor, an amount equal to the amount of accrued and unpaid interest due on the Notes on such Reserve Account Transfer Date (including any interest which had accrued during the applicable Grace Period on the amount due on the related Payment Date) less any amounts on deposit in the Payment Account (including any proceeds from claims under the Insurance Policy) therefor on such Reserve Account Transfer Date.

    (d) During the continuance of a Currency Inconvertibility Event where the Issuer has certified to the Indenture Trustee in writing that it is unable to make payments of amounts due from time to time to the Indenture Trustee, in respect of fees (but not costs or expenses) as set forth in Section 8.5, the Indenture Trustee shall, on the date such payment shall become due, withdraw from the Reserve Account and pay to itself an amount equal to such compensation then due to the Indenture Trustee, the New York Paying Agent and the Principal Paying Agent under this Indenture; provided, however, that the Indenture Trustee shall not be entitled to withdraw from the Reserve Account more than U.S.$5,000 during any Interest Period (the “Fees Reserve Allowance”) to pay the amounts specified under this Section 3.2(d).

    (e) During the continuance of a Currency Inconvertibility Event where the Issuer has certified to the Indenture Trustee in writing that it is unable to make payments of amounts due from time to time to the Insurance Trustee, in respect of fees (but not costs or expenses) as set forth in Section 5.04 of the Insurance Trust Agreement, the Indenture Trustee shall, on the date such payment shall become due, withdraw from the Reserve Account and pay to the Insurance Trustee an amount equal to such compensation then due to the Insurance Trustee under the Insurance Trust Agreement; provided, however, that the Indenture Trustee shall not be entitled to withdraw from the Reserve Account more than U.S.$5,000 during any Interest Period (the “Insurance Trustee Fees Reserve Allowance”) to pay the amounts specified under this Section 3.2(e).

    (f) To the extent that the Maximum Aggregate Compensation Liability has not been reduced to zero, the Issuer shall arrange for an increase in the amounts available under the Reserve Account or any Letter of Credit within five Business Days of the cessation of any Currency Inconvertibility Event such that the aggregate amount then available under the Reserve Account and any Letter of Credit shall be equal to the Required Amount.

    (g) So long as no Currency Inconvertibility Event has occurred and is continuing, to the extent that the amounts available under the Reserve Account and any Letters of Credit exceed the Required Amount (after giving effect to any increases and reductions thereof in accordance with the terms hereof) on any Interest Payment Date and all, or a portion, of such excess is on deposit in cash in the Reserve Account, following notice of the same to the Issuer, the Indenture Trustee shall withdraw any such excess from the amounts on deposit in the Reserve Account and apply such excess to pay amounts then due under the Notes and the Indenture on such Interest Payment Date.

    (h) In the event that the Indenture Trustee receives notice from the Issuer that the coverage provided by the Insurance Policy is to be voluntarily cancelled as of any date as set forth in Section 5.2(g)(iii) hereof and so long as, to the knowledge of the Indenture Trustee, no Default or Event of Default is then in effect or continuing, the Indenture Trustee shall apply any amount on deposit in the Reserve Account to pay amounts due under the Notes and this Indenture on subsequent Interest Payment Dates.

ARTICLE IV

REDEMPTION

    SECTION 4.1 Mandatory Redemption. The Issuer shall be required to mandatorily redeem the Notes on the Expected Maturity Date (as the same may be extended as provided in Section 2.6 or earlier upon any acceleration thereof in accordance with this Indenture) by making a payment to the Indenture Trustee, on behalf of the Noteholders, equal to the principal amount of the Notes Outstanding together with all accrued but unpaid interest thereon and other amounts then due and payable under the terms of the Notes and this Indenture.

    SECTION 4.2 Optional Redemption in the Event of Change in Tax Treatment. (a) The Notes may be redeemed at the election of the Issuer, in whole, but not in part, in accordance with this Section 4.2 (the “Early Tax Redemption”) at any time upon the giving of notice as provided in Section 4.4, if (i) the Issuer certifies to the Indenture Trustee immediately prior to the giving of such notice that the Issuer has or will become obligated to pay Additional Amounts in excess of 15% of the gross amount otherwise payable with respect to the Notes as a result of any generally applicable change in or amendment to the laws or regulations (including a determination by a court of competent jurisdiction), or any generally applicable change in the application or official interpretation of such laws or regulations, which change or amendment, in each case, becomes effective after the date of the original issuance of any of the Notes and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided, however, that any such notice of redemption shall be given within 60 calendar days of the earliest date on which the Issuer would be obligated to pay such Additional Amounts, if a payment in respect of the Notes were then due. At least 15 days prior to the giving of any notice of redemption of the Notes pursuant to this Section 4.2 (unless a shorter period shall be acceptable to the Indenture Trustee), the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption. Concurrently, the Issuer will deliver to the Indenture Trustee a written Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating, among other things, that the Issuer has become obligated to pay such Additional Amounts as a result of a change or amendment described in this Section 4.2 and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all Governmental Approvals necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained. No such redemption shall be effective unless and until the Indenture Trustee receives the amount payable upon redemption as set forth above.

    (b) In the event the Issuer determines to redeem the Notes as permitted hereunder, the Issuer shall be required to specify in its notice the proposed date of redemption (the “Early Tax Redemption Date”) and shall pay to the Indenture Trustee (on behalf of the Noteholders) on the Early Tax Redemption Date an amount equal to the sum of (i) the aggregate principal amount of the Notes that are then Outstanding, (ii) all accrued but unpaid interest on the Notes at the applicable Note Rate through and excluding the Early Tax Redemption Date and (iii) all other amounts then due on the Notes as provided in this Indenture or the Notes (collectively, the “Early Tax Redemption Price”). The Notes shall not be deemed repaid and cancelled unless and until the Indenture Trustee shall have received in the Payment Account the Early Tax Redemption Price.

    (c) For purposes of this Section 4.2 and notwithstanding anything to the contrary under the terms of this Indenture or the Notes, any payment made by the Issuer with respect to a Note shall constitute or be deemed to constitute a payment of other than (i) Additional Amounts or (ii) taxes, duties, assessments or other governmental charges whatsoever imposed by a Taxing Jurisdiction.

    SECTION 4.3 Other Optional Redemption. (a) The Issuer or, at the option of the Issuer, any Person designated by the Issuer, may redeem or repurchase the Notes in whole, but not in part, in accordance with this Section 4.3 (the “Early General Redemption”) at any time after February 17, 2009 upon the giving of notice as provided in Section 4.4; provided that, if the Issuer so elects, the Issuer may, in lieu of redeeming the Notes, procure that any Person designated by the Issuer purchase such Notes on the date and price specified in this Section 4.3. Notwithstanding any arrangements between the Issuer and such Person to redeem or repurchase the Notes as set forth above, the Issuer shall remain obligated pursuant to this Section 4.3 to redeem or repurchase the Notes that are not withdrawn in the event that any such Person does not redeem or repurchase the Notes.

    (b) In the event the Issuer determines to redeem the Notes as permitted under this Section 4.3, the Issuer shall be required to specify in its notice the proposed date of redemption determined pursuant to Section 4.4 (the “Early General Redemption Date”) and shall pay to the Indenture Trustee (on behalf of the Noteholders) on the Early General Redemption Date an amount equal to the sum of (i) the applicable Redemption Price (calculated by the Issuer as of the Early General Redemption Date and confirmed by the Indenture Trustee) and (ii) all accrued but unpaid interest on the Notes at the applicable Note Rate through and excluding the Early General Redemption Date and all other amounts then due and payable on or with respect thereto (collectively, the “Early General Redemption Price”). The Notes shall not be deemed repaid and cancelled unless and until the Indenture Trustee shall have received in the Payment Account the Early General Redemption Price.

    SECTION 4.4 Notice of Redemption. (a) Notice of redemption contemplated by Sections 4.2 and 4.3 shall be given by the Issuer (with a copy to the Indenture Trustee) by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 calendar days prior to the proposed Early General Redemption Date or the proposed Early Tax Redemption Date, as the case may be, to each Noteholder, at its address appearing in the Note Register. All notices of redemption shall state:

    (i) the proposed date and type of the redemption;

    (ii) the applicable redemption price;

    (iii) the names and addresses of the New York Paying Agents or Principal Paying Agents;

    (iv) that Notes called for redemption must be surrendered to the New York Paying Agent or the Principal Paying Agent, as the case may be, to collect the Early Tax Redemption Price or the Early General Redemption Price, as applicable;

    (v) that, once the redemption price has been paid with respect to the Notes, interest, if any, thereon shall cease to accrue from and after said date; and

    (vi) the CUSIP number, if any.

    (b) In the event that on the date for redemption specified pursuant to Section 4.4(a)(i) hereof a Currency Inconvertibility Event has occurred that prohibits the Issuer from paying the redemption price to the Indenture Trustee, the redemption notice provided under this Section 4.4 shall be deemed to be withdrawn and the Issuer shall not be obligated to pay the Redemption Price on such date.

    SECTION 4.5 Deposit of Redemption Price. At least one Business Day prior to any Early General Redemption Date or Early Tax Redemption Date, as the case may be, the Issuer shall deposit with the Indenture Trustee an amount of money sufficient to pay the Early General Redemption Price or the Early Tax Redemption Price, as applicable, of all the Notes. The Issuer will cause the bank through which payment on the Notes is to be made to deliver to the New York Paying Agent or Principal Paying Agent, as the case may be, and the Indenture Trustee by 1:00 p.m. (New York time), one Business Day prior to the due date for such irrevocable confirmation (by tested telex, facsimile or authenticated Swift MT 100 Message) of its intention to make such payment. At least one Business Day prior to any Early General Redemption Date or Early Tax Redemption Date, as the case may be, the Issuer will provide to the Principal Paying Agent a notice regarding the payment by the Issuer to the Principal Paying Agent of the Early General Redemption Price or the Early Tax Redemption Price, as applicable.

    SECTION 4.6 Notes Payable on Redemption Date. Notice of Early General Redemption or Early Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Early General Redemption Date or the Early Tax Redemption Date, as the case may be, become due and payable at the Early General Redemption Price or the Early Tax Redemption Price, as applicable, therein specified and from and after such date (unless the Issuer shall default in the payment of the Early General Redemption Price or the Early Tax Redemption Price, as applicable) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Issuer at the Early General Redemption Price or the Early Tax Redemption Price, as applicable. Installments of interest due on or prior to the Early Redemption Date or the Early Tax Redemption Date shall be payable to the Noteholders registered as such on the relevant Record Dates. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Early General Redemption Date or the Early Tax Redemption Date, as applicable, at the Note Rate.

    SECTION 4.7 Open Market Purchases. The Issuer and each of its Affiliates may at any time purchase any Notes in the open market or otherwise at any price; provided that, in determining whether Noteholders holding any requisite principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer and each of its Subsidiaries or Affiliates shall be deemed not Outstanding for purposes thereof. All Notes purchased by the Issuer or any of its Affiliates may, at the option of the Issuer, continue otherwise to be Outstanding or be cancelled.

ARTICLE V

CREDIT AND OTHER SUPPORT

    SECTION 5.1 Letters of Credit. (a) The Indenture Trustee shall be required to draw on any Letter of Credit:

    (i) in full

    (A) promptly, but in any event within two Business Days after the Indenture Trustee receives written notice (specifically referencing this Indenture and the Notes) that Moody’s or Fitch (if rated by Fitch) has either withdrawn the long-term debt rating of the institution issuing or confirming such Letter of Credit or lowered such rating to below “Prime-1” or “A+”, respectively; or

    (B) on the tenth Business Day prior to the stated expiry of such Letter of Credit in accordance with its terms, if the issuer of such Letter of Credit shall have notified the Indenture Trustee in writing of its intention to not renew or replace such Letter of Credit prior to its expiry and the Issuer shall not have caused a replacement Letter of Credit to be delivered to the Indenture Trustee pursuant to Section 5.1(e) hereof prior to such tenth Business Day; or

    (ii)

    (A) three Business Days prior to any Reserve Account Transfer Date, an amount equal to the amount of accrued and unpaid interest due on the Notes on such Reserve Account Transfer Date (including any interest which had accrued during the applicable Grace Period on the amount of interest due on the Payment Date related to such Reserve Account Transfer Date) plus an amount equal to the Fees Reserve Allowance and the Insurance Trustee Fees Reserve Allowance and less any amounts on deposit in the Payment Account and the Reserve Account therefor on such day (which such amount shall be determined by the Issuer as specified in an Officer’s Certificate from the Issuer furnished to the Indenture Trustee no sooner than ten Business Days but no less than five Business Days prior to such drawing date); provided, however, that if no such Officer’s Certificate is received by the Indenture Trustee, the Indenture Trustee shall be required to draw on each Letter of Credit in full on the second Business Day prior to each Reserve Account Transfer Date related to any Payment Date occurring during the continuation of a Currency Inconvertibility Event where the funds on deposit in the Payment Account on the third Business Day prior to such Reserve Account Transfer Date are insufficient to pay all accrued and unpaid interest due and payable on the Notes on the last Business Day of the Grace Period on which such funds are due; and

    (B) to the extent that more than one Letter of Credit is outstanding on any drawing date as set forth in Section 5.1(a)(ii)(A) above, the Indenture Trustee shall, in relation to a drawing made under Section 5.1(a)(ii)(A), draw from each such Letter of Credit in an amount which is equal to the pro rata portion (based on the then outstanding amounts of all such Letters of Credit) of the amounts required to be drawn under Section 5.1(a)(ii)(A); provided, however, that if the institution issuing or confirming any Letter of Credit fails to pay any amount due under such Letter of Credit by 10:00 a.m. (New York time) on the day after any request for drawing has been made pursuant to Section 5.1(a)(ii)(A), the Indenture Trustee shall draw on each other Letter of Credit in the manner specified in this subsection (B) for the unpaid balance of amounts drawn under this Section 5.1(a)(ii).

    (b) The Indenture Trustee shall initially deposit all of the proceeds from any drawing under each Letter of Credit into the Reserve Account. All withdrawals from the Reserve Account shall be made strictly in accordance with the provisions of Section 3.2 hereof.

    (c) Notwithstanding the provisions of Section 5.1(a)(i)(B) hereof, in the event that the Indenture Trustee receives written notice from the Issuer that the coverage provided by the Insurance Policy is to be voluntarily cancelled as of any date as set forth in Section 5.2(g)(iii) hereof and so long as, to the knowledge of a Responsible Officer of the Indenture Trustee, no Default or Event of Default is then in effect or continuing, the Indenture Trustee shall allow each Letter of Credit to expire in accordance with its terms without drawing on such Letter of Credit, if such Letter of Credit expires on or after the date specified by the Issuer for such voluntary cancellation of coverage. Additionally, upon the Issuer having satisfied its obligations under the Registration Rights Agreement in respect of the Notes, the Indenture Trustee shall (at the written request of the Issuer) (i) upon the receipt of an Officer’s Certificate from the Issuer certifying to the registration of the Notes under the Securities Act and the satisfaction of its obligations under the Registration Rights Agreement, and (ii) so long as, to the knowledge of a Responsible Officer of the Indenture Trustee, no Default or Event of Default is in effect or continuing, exchange the then current Letter of Credit for a new or replacement Letter of Credit in an amount (together with all amounts then on deposit in the Reserve Account after giving effect to any reduction in such account pursuant to Section 5.1(e)) equal to the Required Amount (less any amounts described in clause (ii) of the definition of Required Amount).

    (d) To the extent that the Maximum Aggregate Compensation Liability has not been reduced to zero, the Issuer shall, within five Business Days of the cessation of a Currency Inconvertibility Event, or otherwise, replace the then existing Letter of Credit (or amend the existing Letter of Credit) with an equivalent Letter of Credit so that the aggregate amount available under any Letter of Credit shall be (together with all amounts on deposit in the Reserve Account after giving effect to any deposit in such account pursuant to Section 3.2(f)) equal to the Required Amount.

    (e) Any Letter of Credit may be replaced by or on behalf of the Issuer with one or more Letters of Credit meeting the criteria for Letters of Credit set forth above provided that (i) no Event of Default shall have occurred and be continuing or will occur as a result of the replacement of the Letter of Credit, as evidenced to the Indenture Trustee by the below mentioned Officer’s Certificate from the Issuer, (ii) each of the Rating Agencies reconfirms that the then current rating of the Notes both before and after the replacement of the Letter of Credit is and will be not less than “Baa3” (in the case of Moody’s) and “BBB-” (in the case of Fitch) and (iii) in the case of replacement by one or more Letters of Credit, the Issuer shall submit a draft of any such replacement Letter of Credit to the Indenture Trustee not less than five Business Days prior to the proposed delivery thereof, the Indenture Trustee shall have approved of the form of any such replacement Letter of Credit, and such replacement Letter of Credit is delivered in the form supplied to and approved by the Indenture Trustee. In connection with any replacement of a Letter of Credit, the Issuer shall deliver to the Indenture Trustee an Officers’Certificate certifying that such replacement is authorized or permitted hereby and that all conditions set forth in this Indenture to such replacement have been satisfied.

    SECTION 5.2 The Insurance Policy Support Arrangements. The Noteholders, by acceptance of the Notes issued hereunder, hereby agree as follows:

    (a) General. The Noteholders shall be entitled to all payments of principal, interest and other amounts due on, or with respect to, the Notes except as expressly provided for herein.

    (b) Establishment of Insurance Trust. (i) In order to maximize the interests of the Noteholders in the Insurance Policy (and to comply with requirements under applicable law relating to the ability of the Insurer to issue the Insurance Policy), the Insurer on the date hereof shall, as a condition to the issuance of the Notes, issue the Insurance Policy to The Bank of New York, as insurance trustee (the “Insurance Trustee”) acting on behalf of a grantor trust established on the date hereof (the “Insurance Trust”) for the benefit of the Noteholders in their capacity as sole beneficiaries of the Insurance Trust (the “Trust Beneficiaries”).

    (ii) The Insurance Trust shall operate pursuant to the Insurance Trust Agreement in the form attached hereto as Exhibit G (the “Insurance Trust Agreement”) pursuant to which the Insurance Trustee will hold the Insurance Policy as a credit enhancement and support (on the terms and conditions set forth in the Insurance Policy), for an amount equal to 90% of the Covered Interest Period Amounts (the “Insured Portion”). As set forth in the Insurance Trust Agreement:

    (1) the Insurance Trust shall engage in no business activities other (A) than holding the Insurance Policy and the other Insurance Trust Property, (B) prosecuting claims thereunder, (C) securing payment of claims for the benefit of the holders from time to time of the Notes as Trust Beneficiaries, causing payment of any such claims to be paid to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed hereunder, the Principal Paying Agent, for deposit to the Payment Account and payment therefrom of the Insured Portion of the Covered Interest Period Amounts that is or are the subject of a claim paid under the Insurance Policy in accordance with its terms, (D) accepting the assignment described in Section 5.2(d) and (E) other activities incidental thereto;

    (2) the beneficial interests in the Insurance Trust shall be owned, legally and beneficially, by the Noteholders in the form of an undivided interest in the property and assets of the Insurance Trust, which shall consist solely of (A) the Insurance Policy and all rights thereunder and all proceeds thereof, (B) the Covered Interest Period Amounts subject to the rights of the Insurer under the Insurance Policy including, without limitation, the Insurer’s rights of subrogation and (C) all the Insurance Trust’s rights under this Indenture and the other Transaction Documents and all other payments by any Person in respect thereof, and any and all assets related thereto, proceeds therefrom, payments under or distributions in respect thereof, now existing or at any time hereafter created, which is at any time conveyed to the Insurance Trustee pursuant to this Indenture and the other Transaction Documents and the terms and conditions of the Insurance Trust Agreement or to which the Insurance Trustee otherwise holds estate, right, title and interest in trust for the use and benefit of the Noteholders from time to time of the Notes in their capacity as Trust Beneficiaries, all in accordance with the terms and provisions of the Insurance Trust Agreement (the “Insurance Trust Property”); and

    (3) the beneficial interests in the Insurance Trust shall be deemed to be a right that is part and parcel of the Notes, represented by the Notes and shall not be detachable, severable or in any way subject to transfer separate and apart from an interest in the Note and all Noteholders shall be deemed to have agreed to the foregoing restrictions on separate transfer of any interest in the Insurance Trust or Insurance Trust Property and that any attempt by a Noteholder (or an interest therein) to do so shall be null and void.

    (c) Issuer Obligations in Respect of the Insurance Trust. In order to give effect to the establishment of the Insurance Trust and the issuance of the Insurance Policy as contemplated herein, the Issuer shall, on the date hereof, take all such action as is necessary to cause the establishment of the Insurance Trust with the Insurance Trustee, including, without limitation, (a) executing the Insurance Trust Agreement , (b) appointing the Insurance Trustee to act as such under the Insurance Trust Agreement, and (c) otherwise from time to time taking all such action as shall be reasonably requested by the Insurance Trustee or the Insurer for the purposes of maintaining ownership of the Insurance Policy by the Insurance Trustee for the benefit of the Trust Beneficiaries as provided for herein.

    (d) Noteholders’ Assignment of Covered Interest Period Amounts. In order to give effect to the Insurance Trust and the issuance of the Insurance Policy to the same (and consistent with the Insurance Trust Agreement), the Noteholders hereby assign to the Insurance Trust, on the date hereof, all of their rights to receive interest due under the Notes in an amount equal to $18,750,000 and all rights related thereto (the “Covered Interest Period Amounts”), which amount is approximately equivalent to the amount of interest due on the Notes in respect of two Interest Periods (the “Covered Interest Periods”), it being understood and agreed that:

    (i) this assignment (the “Assignment”) is in consideration of the interest of the Noteholders in the Insurance Trust, including, without limitation, all distributions to the Noteholders in their capacity as Trust Beneficiaries contemplated in the Trust Agreement.

    (ii) the Assignment is absolute, immediate and subject to no contingencies and is intended to provide the Insurance Trust with an interest in the Notes sufficient for the Insurer to issue the Insurance Policy to the same under applicable law;

    (iii) the Insurer shall have the rights set forth in the Insurance Policy and described in Section 5.2(e) hereof with respect to the Covered Interest Period Amounts;

    (iv) if, notwithstanding the Assignment, no claim is ever made under the Insurance Policy, then, pursuant to standing instructions under the Insurance Trust Agreement and this Section 5.2, the Issuer shall pay to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed hereunder, to the Principal Paying Agent, all such amounts as would otherwise be payable to the Insurance Trust in respect of the Covered Interest Periods by depositing all such amounts in the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such consistent with their rights to receive principal, interest and other amounts due from time to time under the Notes and this Indenture; and

    (v) if for any reason the Issuer in fact makes a payment of the Covered Period Interest Amounts and no claim is ever made or paid under the Insurance Policy, then, notwithstanding anything herein to the contrary, all such Covered Interest Period Amounts shall be deemed to have been received by the Insurance Trust on behalf of the Trust Beneficiaries and, pursuant to standing instructions provided for under the Insurance Trust Agreement and this Section 5.2, all such amounts as are received by the Insurance Trust shall be promptly paid over to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed hereunder, to the Principal Paying Agent on behalf of the Trust Beneficiaries by depositing all such amounts in the Payment Account and neither the Insurance Trust nor the Insurer nor any other Person shall be entitled to retain or receive any such Covered Interest Period Amount (or any portion or proceeds thereof).

    (e) Claims under Insurance Policy. If a claim is made under the Insurance Policy:

     (i) Pursuant to standing instructions under the Insurance Trust Agreement and this Section 5.2, the Insurance Trustee shall direct the Insurer to make any payment under the Insurance Policy to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed hereunder, to the Principal Paying Agent, by depositing all such amounts to the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such.

    (ii) In accordance with Sections 3.01.1(a) and 4.02 of the Insurance Policy, the Insurance Trustee shall (or shall require the Issuer to, and the Issuer shall), at the election of the Insurer, prior to payment by the Insurer, either:

    (1) deliver or cause to be delivered to the Insurer (A) inconvertible reais, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim at the rate of exchange specified in the Insurance Policy, or (B) non-transferable U.S. dollars, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim (in either case in the form of (x) funds immediately available to the Insurer in Brazil or, (y) at the Insurer’s option, in cash); or

    (2) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, the Insurance Trustee’s right to receive the Insured Portion of the Covered Interest Period Amounts relating to such claim; or

    (3) (A) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in the Insured Portion of the Covered Interest Period Amounts relating to such claim in the applicable deposit account in which such reais or non-transferable U.S. dollars are, held by, or for, or at the direction of, the Issuer, and (B) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, all rights of such Person with respect to the Insured Portion of the Covered Interest Period Amounts relating to such claim thereof and all claims with respect thereto arising out of the Currency Inconvertibility Event, including, without limitation, claims against the Brazilian government.

    (iii) To the extent provided in the Insurance Policy, the Insurer shall be subrogated to the rights of the Noteholders with respect to any payment of interest on the Notes with funds provided by the Insurer under the Insurance Policy (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 5.2(e)(ii)(1)).

    (iv) Neither the Indenture Trustee nor the Insurance Trustee is to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) for which the Insurance Trustee has received reais or non-transferable U.S. dollars until the Insurer has (as described in Section 5.2(e)(ii)(1)) agreed to accept delivery of such reais or non-transferable U.S. dollars in discharge of the obligation of the Issuer to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts, the Insurer has received such amounts, and the Insurance Trustee has received compensation under the Insurance Policy. Further, neither the Indenture Trustee nor the Insurance Trustee is to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) if the Insurer agrees (as described in Section 5.2(e)(ii)(2) or (3)) to accept an assignment of, or participation in, the rights of the Insurance Trustee or the Issuer, as the case may be, in the applicable deposit account or to receive scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) in lieu of receiving reais or non-transferable U.S. dollars in exchange for payment by the Insurer of compensation under the Insurance Policy unless the Insurer notifies the Insurance Trustee and the Indenture Trustee in writing that it has received payments from the Issuer under the Company Support Agreement representing such previously compensated amounts and then only to the extent of such payments by the Issuer to the Insurer.

    (v) The Indenture Trustee shall note the Insurer’s rights as subrogee or assignee described above in the Indenture Trustee’s records with respect to the payments of interest on the Notes.

    (f) Noteholders’ Representations. (i) By its purchase and acquisition of an interest in a Note, each holder or beneficial owner will be deemed to make the following representations and warranties to Issuer, the Insurance Trustee, the Insurer, as applicable:

    (1) as of the date of such purchase and acquisition, (A) it has not been convicted, or been party to a final adverse administrative determination, of an offense under the Foreign Corrupt Practices Act of 1977 (Pub. L. 95-213, §§ 101-104), as amended, (B) it has not been suspended, debarred or voluntarily excluded from procurement or non-procurement dealings with the government of the United States pursuant to Executive Order 12549, dated February 18, 1986 (51 CFR 6370) and the regulations promulgated at 32 CFR 25.100 et seq., and (C) it acknowledges that the Insurer has issued the Insurance Policy based on statutory (22 U.S.C. §2191) and policy goals, as well as underwriting considerations, including, among other things, upon the covenants, representations and warranties of the Issuer set forth the Company Support Agreement regarding, among other things, worker rights, environmental protection practices, worker health and safety practices, compliance with Corrupt Practices Laws and other matters (such representations and warranties, the “Holder Representations”); and

    (2) in the case of each holder of an interest in the Rule 144A Restricted Global Note that (a) as of the date of its purchase of such interest, it is a U.S. Holder and (B) any reoffer, resale, pledge or other transfer by it of its interest in a Note during the forty calendar day period after the original issuance of the Notes will be made only to a U.S. Holder whose interest therein shall be represented by the Rule 144A Restricted Global Note (such representations and warranties, the “U.S. Holder Representations”).

    (ii) By its purchase and acquisition of an interest in a Note, each holder or beneficial owner will be deemed to have acknowledged and agreed with the Issuer, the Insurance Trustee and the Insurer that in the event that any Noteholder makes a misrepresentation to the Insurer with respect to the Holder Representations, then the Insurer may reduce any compensation payable to the Insurance Trustee with respect to a completed application under the Insurance Policy by the portion of such compensation which corresponds to the aggregate principal amounts of interests in the Notes held by such holder, and such holder will not be entitled to receive any compensation from the Insurer.

    (g) Miscellaneous. (i) Pursuant to the Insurance Trust Agreement, each Trust Beneficiary shall at all times have the right to cease to be a beneficiary of the Insurance Trust (a “Departing Beneficiary”) by providing not less than thirty days prior written notice to both the Insurance Trustee and the Indenture Trustee, and at the effectiveness of any such request, the Insurance Trust shall reassign to such Departing Beneficiary, a pro rata interest in the Covered Interest Period Amounts on the understanding and agreement by the Departing Beneficiary (in its capacity as Noteholder or otherwise) that by ceasing to be a beneficiary of the Insurance Trust such Departing Beneficiary shall, under current applicable law and the current arrangements under which the Insurance Policy is issued, surrender its interest in the Insurance Policy.

    (ii) Pursuant to the Insurance Trust Agreement, in the event the Insurance Policy is cancelled in accordance with the terms of this Indenture, the Insurance Trust shall be dissolved and have no further force and effect.

    (iii) In accordance with the Insurance Trust Agreement, at any time on or after the third or any subsequent anniversary of the Closing Date and so long as, to the knowledge of the Indenture Trustee and Insurance Trustee, no Default or Event of Default has occurred and is continuing, the Insurance Trustee, at the written direction of the Issuer, may cancel the Insurance Policy in accordance with the terms of the Insurance Policy, upon receipt of 90-calendar-days prior written confirmation from Moody’s and Fitch that their then current rating of the Notes are at least “Baa3” and “BBB-”, respectively, and that such ratings will not be lowered or withdrawn as a result of such cancellation.

ARTICLE VI

COVENANTS

    For so long as the Notes remain outstanding or any amount remains unpaid on such Notes under this Indenture, the Issuer will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Indenture as provided herein).

    SECTION 6.1 Payment of Principal and Interest. The Issuer will duly and punctually pay all principal, interest and other amounts (including Additional Amounts) owed by it hereunder and under the Notes.

    SECTION 6.2 Performance Under the Transaction Documents. The Issuer will agree to duly and punctually perform, comply with and observe all obligations and agreements to be performed by it under the terms of the Transaction Documents.

    SECTION 6.3 Maintenance of Corporate Existence. The Issuer will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 6.14 and (b) take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided that this Section 6.3 shall not require the Issuer to maintain or cause any Subsidiary thereof to maintain any such right, privilege, title to property, franchise or the like or require the Issuer to preserve the corporate existence of any Subsidiary, if the failure to do so does not, and will not, have a Material Adverse Effect.

    SECTION 6.4 Maintenance of Properties. The Issuer will, and will cause each of its Subsidiaries to, maintain and keep in good condition and working order (normal wear and tear excepted) all its property used or useful in the conduct of its or its Subsidiaries’ businesses, and the Issuer will, and will cause each of its Subsidiaries to, make all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Issuer shall be necessary to conduct properly at all times the business carried on in connection therewith; provided that this Section 6.4 shall not require the Issuer to maintain or cause any Subsidiary thereof to maintain any such property if the failure to do so does not and will not have a Material Adverse Effect.

    SECTION 6.5 Compliance with Laws. The Issuer will comply, and will cause its Subsidiaries to comply, at all times with all applicable Laws of any Governmental Authority having jurisdiction over the Issuer, the Issuer’s business or any of the transactions contemplated herein, except where the failure to comply would not have a Material Adverse Effect.

    SECTION 6.6 Maintenance of Governmental Approvals. The Issuer will, and will cause its Subsidiaries to, duly obtain and maintain in full force and effect all Governmental Approvals of any Governmental Authority under the laws of Brazil or any other jurisdiction having jurisdiction over the Issuer or its Subsidiaries, as the case may be, necessary in all cases for the Issuer or its Subsidiaries, as the case may be, (i) to operate the business of offering telecommunications services in Brazil, including without limitation any Governmental Approval granted by the Brazilian government to offer telecommunications services in Brazil, and (ii) to perform its obligations under the Transaction Documents, including, without limitation, any authorization required to obtain and transfer U.S. dollars or any other currency which at that time is legal tender in the United States out of Brazil in connection with the Notes and this Indenture except (x) the foregoing shall not apply to any such Governmental Approval during any Currency Inconvertibility Event and (y) in the case of both (i) and (ii) above, where the failure to do so would not have a Material Adverse Effect.

    SECTION 6.7 Payments of Taxes and Other Claims. The Issuer will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all Taxes levied or imposed upon the Issuer or such Subsidiary, as the case may be, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or such Subsidiary, as the case may be; provided, however, that this Section 6.7 shall not require the Issuer to, or cause any Subsidiary thereof to, pay or discharge or cause to be paid or discharged any such Tax whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to do so would not have a Material Adverse Effect.

    SECTION 6.8 Maintenance of Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies that the Issuer and its Subsidiaries reasonably believe to be financially sound, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning and/or operating properties or facilities similar to those owned and/or operated by the Issuer or its Subsidiaries, as the case may be, in the same general locations in which the Issuer and its Subsidiaries own and/or operate their properties or facilities except where the failure to maintain such insurance would not have a Material Adverse Effect.

    SECTION 6.9 Maintenance of Books and Records. The Issuer shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable law.

    SECTION 6.10 Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon the Issuer in respect of this Indenture and the Notes may be served. Initially this office will be at the offices of CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 and the Issuer will not change the designation of such office without prior notice to the Indenture Trustee and designation of a replacement office in the same general location. If at any time the Issuer shall fail to maintain any required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

    SECTION 6.11 Ranking. The Issuer will ensure that the Notes will at all times constitute general unsecured and unsubordinated obligations of the Issuer and will rank pari passu, without any preferences among themselves, with all other present and future unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by statute or by operation of law).

    SECTION 6.12 Notice of Defaults and Events of Default. The Issuer will give written notice to the Indenture Trustee (with a copy to the Insurance Trustee), as soon as is practicable and in any event within ten calendar days after the Issuer becomes aware, or should reasonably become aware, of the occurrence of any Default or any Event of Default, accompanied by an Officer’s Certificate of the Issuer setting forth the details thereof and stating what action that the Issuer proposes to take with respect thereto; provided, however, that if such Default or Event of Default results from the failure to comply with Section 3.02, 3.07 or 3.09 of the Company Support Agreement, copy of such notice shall be sent to the Rating Agencies.

    SECTION 6.13 Notice of Currency Inconvertibility Event. The Issuer will give written notice to the Indenture Trustee (with a copy to the Insurance Trustee), as soon as is practicable and in any event within five Business Days after the Issuer becomes aware of any action taken by the Brazilian government that could give rise to a Currency Inconvertibility Event; provided, however, that if a Currency Inconvertibility Event has occurred in the five Business Days preceding a Payment Date that limits or restricts the ability of the Issuer to convert reais into U.S. dollars or transfer U.S. dollars outside of Brazil in satisfaction of its obligations under the Transaction Documents, the Issuer shall give notice to the Indenture Trustee of such event promptly and in any event not later than the Business Day prior to such Payment Date; and provided further that, if any such event occurs on a Payment Date, the Issuer shall give notice of such event no later than such Payment Date.

    SECTION 6.14 Limitation on Consolidation, Merger, Sale or Conveyance. The Issuer will not, in one or a series of transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets to any person (other than a Subsidiary of the Issuer) or permit any Person (other than a Subsidiary of the Issuer) to merge with or into it unless:

    (i) either the Issuer is the continuing entity or the Person formed by such consolidation or into which the Issuer is merged or that acquired or leased such property or assets of the Issuer (the “Successor Company”) will be a company organized and validly existing under the laws of Brazil or the United States and shall assume (jointly and severally with the Issuer unless the Issuer shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Indenture Trustee), all of the Issuer’s obligations on the Notes and under this Indenture;

    (ii) the Successor Company (jointly and severally with the Issuer unless the Issuer shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes;

    (iii) immediately after giving effect to the transaction, no Event of Default or Default has occurred and is continuing;

    (iv) the Issuer has delivered to the Indenture Trustee (with a copy to the Insurer) an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if applicable, comply with this Indenture and that all conditions precedent provided for in this Indenture and relating to such transaction have been complied with; and

    (v) the Issuer shall have delivered notice of any such transaction to the Rating Agencies (which notice shall contain a description of such merger, consolidation or conveyance).

    (b) Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default under this Indenture or the Notes shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

    (i) the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to a Subsidiary of the Issuer in cases when the Issuer is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect, it being understood that if the Issuer is not the surviving entity, the Issuer shall be required to comply with the requirements set forth in clause (a) above; or

    (ii) any Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than a shareholder of the Issuer, with the exception of Brasil Telecom Participações S.A.) in cases when such transaction would not have a Material Adverse Effect; or

    (iii) any Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Subsidiary of the Issuer; or

    (iv) any Subsidiary of the Issuer may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer, and would not result in a Material Adverse Effect and if such liquidation or dissolution is part of a corporate reorganization of the Issuer.

    (c) If as a result of the above, another company is substituted in place of the Issuer as issuer of the Notes, a supplemental Offering Memorandum shall be prepared and delivered to the Luxembourg Stock Exchange.

    (d) In case of any such consolidation, merger, sale, transfer, lease or other conveyance, the Successor Company shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein as the Issuer. The Successor Company may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Indenture Trustee; and upon the order of the Successor Company instead of the Issuer and subject to all the terms, conditions and limitations set forth in this Indenture, the Indenture Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officer of the Issuer to the Indenture Trustee for authentication, and any Notes that the Successor Company thereafter shall cause to be signed and delivered to the Indenture Trustee for that purpose. All of the Notes issued shall in all respects have the same legal rank and benefit under this Indenture as though all of such Notes had been issued at the date of the execution hereof.

    (e) In case of any such consolidation, merger, sale, transfer, lease or conveyance (as described in clauses (a) and (b) above), such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

    (f) In the event of any such sale or conveyance (other than a conveyance by way of lease) (as described in clauses (a) and (b) above), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes thereafter to be issued as may be appropriate.

    (g) In the event of any such sale or conveyance (other than a conveyance by way of lease) (as described in clauses (a) and (b) above), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes to be performed by the Issuer and may be liquidated and/or dissolved.

    (h) No Successor Company shall have the right to redeem any Outstanding Notes unless the Issuer would have been entitled to redeem such Notes pursuant to this Indenture in absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted herein.

    (i) The Indenture Trustee may rely on the Opinion of Counsel prepared in accordance with this Section as conclusive evidence that any such consolidation, merger, sale, transfer, lease or other conveyance, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture and the Notes.

    SECTION 6.15 Limitation on Liens. (a) The Issuer will not, and will not cause or permit any of its Material Subsidiaries to, issue, assume or guarantee any Indebtedness, if that Indebtedness is secured by a Lien upon any property of any such Person now owned or hereafter acquired, unless, together with the issuance, assumption or guarantee of such Indebtedness, the Notes shall be secured equally and ratably with (or prior to) such Indebtedness.

    (b) This restriction does not apply to:

    (i) any Lien in existence on the Closing Date;

    (ii) any Lien on any property acquired, constructed or improved by the Issuer or any of its Subsidiaries after the date of this Indenture which is created, incurred or assumed contemporaneously with, or within 12 months after, that acquisition (or in the case of any such property constructed or improved, after the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of that construction or improvement (including costs such as escalation, interest during construction and finance costs); provided that in the case of any such construction or improvement the Lien shall not apply to any other property owned by the Issuer or any of its Subsidiaries, other than any unimproved real property on which the property so constructed, or the improvement, is located;

    (iii) any Lien on any property which secures Indebtedness owing to an Official Lender;

    (iv) any Lien on any property existing at the time of its acquisition and which is not created as a result of or in connection with or in anticipation of that acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property);

    (v) any Lien on any property acquired from a corporation or any other Person which is merged with or into the Issuer or its Subsidiaries, or any Lien existing on property of a corporation or any other Person which existed at the time such corporation becomes a Subsidiary of the Issuer and, in either case, which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation);

    (vi) any Lien which secures only Indebtedness owing by any of the Issuer’s Subsidiaries, to one or more of the Issuer’s Subsidiaries or to the Issuer and one or more of the Issuer’s Subsidiaries;

    (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi) inclusive; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

    (viii) any Liens for taxes not yet delinquent or due which are being contested in good faith by appropriate actions or proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer;

    (ix) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other statutory Liens arising in the ordinary course of business;

    (x) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business;

    (xi) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

    (xii) any Lien of the Issuer or any of its Subsidiaries that does not fall within paragraphs (i) through (xi) above and that secures an aggregate amount of Indebtedness which, when aggregated with then outstanding Indebtedness secured by all other Liens of the Issuer and its Subsidiaries permitted under this paragraph (xii) (together with any Sale and Lease-Back Transaction that would otherwise be prohibited by the provisions of Section 6.16) at any time does not exceed 8% of Consolidated Total Assets at the time any such Indebtedness is incurred or Lien is entered into.

    (c) Notwithstanding anything to the contrary in this Section 6.15, the Issuer shall not create any Liens on the capital stock of any of its Material Subsidiaries.

    SECTION 6.16 Limitations on Sale and Lease-Back Transactions (a) The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any property of such Person, unless either:

    (i) the Issuer or that Subsidiary would be entitled pursuant to the provisions of Section 6.15 above (including any exception to the restrictions set forth therein) to issue, assume or guarantee Indebtedness secured by a Lien on any such property without equally and ratably securing the Notes, or

    (ii) the Issuer or that Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the retirement, within 12 months after the effective date of the Sale and Lease-Back Transaction, of any of the Issuer’s Indebtedness ranking at least pari passu with the Notes and owing to a Person other than the Issuer or any of its Subsidiaries or to the construction or improvement of real property or personal property used by the Issuer or any of its Subsidiaries in the ordinary course of business.

    (b) These restrictions will not apply to either (i) transactions providing for a lease term, including any renewal, of not more than three years, or (ii) transactions between the Issuer and any of its Subsidiaries or between the Issuer’s Subsidiaries.

    SECTION 6.17 Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to the Issuer or such Subsidiary than those which could have been obtained on an arm’s-length basis with a Person that is not an Affiliate; provided, however, that the foregoing shall not apply to transactions between the Issuer and any of its Subsidiaries not involving any other Person so long as consummation of any such transaction will not have a Material Adverse Effect.

    SECTION 6.18 Provision of Financial Statements and Reports. (a) In the event the Issuer shall file any financial statements or reports with the SEC or shall publish or otherwise make such statements or reports publicly available in Brazil, the United States or elsewhere, the Issuer shall furnish a copy of such statements or reports to the Indenture Trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available, as the case may be.

    (b) The Issuer will provide, together with each of the financial statements delivered pursuant to clause (a) above, an Officer’s Certificate stating that a review of the Issuer’s activities has been made during the period covered by such financial statements with a view to determining whether the Issuer has kept, observed, performed and fulfilled its covenants and agreements under this Indenture and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Event of Default.

    (c) The Issuer shall provide to the Indenture Trustee such other financial data as the Indenture Trustee may reasonably request to ascertain compliance by the Issuer and its Subsidiaries of their obligations under this Indenture and the other Transaction Documents.

    (d) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

    SECTION 6.19 Further Actions. The Issuer will, at its own cost and expense, and will cause its Subsidiaries to, at their own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Indenture Trustee may reasonably request, in accordance with applicable Laws to be taken, fulfilled or done in order to (a) perfect and maintain the validity, effectiveness and priority of any Liens created under this Indenture, (b) enable the Issuer to lawfully enter into, exercise its rights and perform and comply with its obligations under the Notes, this Indenture and each of the other Transaction Documents, as the case may be, (c) ensure that the Issuer’s obligations under the Notes, this Indenture and each of the other Transaction Documents are legally binding and enforceable, (d) make the Notes, the Indenture and each of the other Transaction Documents admissible in evidence in the courts of the State of New York or Brazil, (e) enable the Indenture Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the Indenture and each of the other Transaction Documents, (f) take any and all action necessary to preserve the enforceability of, and maintain the Indenture Trustee’s rights hereunder and under the other Transaction Documents, and (g) to the extent reasonably practicable, assist the Indenture Trustee in the Indenture Trustee’s performance of its obligations under this Indenture and the other Transaction Documents.

    SECTION 6.20 Available Information. For as long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, to the extent required, furnish to any Noteholder holding an interest in a Restricted Note issued under Rule 144A or to any prospective purchaser designated by such Noteholder, upon request of such Noteholder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Issuer to the extent required in order to permit such Noteholder to comply with Rule 144A (as amended from time to time and including any successor provision) with respect to any resale of such Note, unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision) and no such information about the Issuer is otherwise required pursuant to Rule 144A.

    SECTION 6.21 Appointment to Fill a Vacancy in Office of Indenture Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint in the manner provided in Section 8.8, a successor Indenture Trustee, so that there shall at all times be a Indenture Trustee with respect to the Notes.

    SECTION 6.22 Payments and Paying Agents. (a) The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Notes or other amounts (including Additional Amounts), deposit with the Principal Paying Agent or the Indenture Trustee, as the case may be, in the Payment Account a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

    (b) Whenever the Issuer shall appoint a New York Paying Agent other than the Indenture Trustee or a Principal Paying Agent other than The Bank of Tokyo-Mitsubishi Ltd. with respect to the Notes, it will cause such New York Paying Agent or Principal Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such agent shall agree with the Indenture Trustee, subject to the provisions of this Section 6.22:

    (i) that it will hold all sums received by it as such agent for the payment of the principal of or interest, as the case may be, on any Notes (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Notes) in trust for the benefit of the Noteholders (and after the payment of any claim under the Insurance Policy, the Insurer) and to make payments to the Insurer, to the extent that the Insurer is or may be subrogated in accordance with Section 4.01.7 of the Insurance Policy, to any right to receive such amounts or any such payment obligations in connection with a claim for such amounts under the Insurance Policy or has obtained an assignment or participation described in Section 5.2(e)(ii)(2) or (3) (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 5.2(e)(ii)(1));

    (ii) that it will give the Indenture Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or interest on any Notes, as the case may be (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

    (iii) that it will pay any such sums so held in trust by it to the Indenture Trustee upon the Indenture Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

    (c) The Indenture Trustee shall arrange with all such New York Paying Agents or Principal Paying Agents, as the case may be, for the payment, from funds furnished by the Issuer to the Indenture Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Notes (including Additional Amounts) and of the compensation of such Principal Paying Agents or New York Paying Agents, as the case may be, for their services as such.

    (d) If the Issuer shall act as its own New York Paying Agent or Principal Paying Agent with respect to any Notes, it will, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Noteholders (and after the payment of any claim under the Insurance Policy, the Insurer) a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. The Issuer will promptly notify the Indenture Trustee of any failure to take action.

    (e) Anything in this Section 6.22 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes hereunder, or for any other reason, pay or cause to be paid to the Indenture Trustee all sums held in trust for such Notes by the Issuer or any Principal Paying or New York Paying Agent hereunder, as the case may be, as required by this Section 6.22, such sums to be held by the Indenture Trustee upon the trusts herein contained.

    (f) Anything in this Section 6.22, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 12.3.

    (g) The Issuer agrees to indemnify the Noteholders against any failure on the part of any New York Paying Agent or Principal Paying Agent, as the case may be, to pay, in accordance with the terms hereof, any sum due in respect of the Notes on the applicable Payment Date.

    SECTION 6.23 Limitation on the Ability to Incur Additional Indebtedness. (a) The Issuer shall not, and shall not permit any of its Subsidiaries in the aggregate to, Incur additional Indebtedness if, at the date that it Incurs any such additional Indebtedness (and after giving effect to the Incurrence of any such additional Indebtedness), (i) the ratio of the Issuer’s consolidated EBITDA for the last four quarters to the total amount of Financial Expense for the last four quarters in less than 1.75:1 or (ii) the ratio of Total Outstanding Consolidated Indebtedness of the Issuer and its consolidated Subsidiaries, including such additional Indebtedness, to the consolidated EBITDA for the four consecutive fiscal quarters immediately preceding such date of Incurrence is greater than 4.0:1, in each case as determined by reference to the Issuer’s most recently available annual or quarterly consolidated financial statements prepared in accordance with Brazilian GAAP.

    (b) Notwithstanding the foregoing, the Issuer and its Subsidiaries may Incur the following Indebtedness:

    (i) Indebtedness the net proceeds of which are used to refinance any Indebtedness of the Issuer or its Subsidiaries outstanding on the date of the Indenture, any Indebtedness permitted by items (a)(i) and (a)(ii) above or any Indebtedness permitted by this item (i) or item (ii) below; provided, however, that (A) the principal amount of the Indebtedness issued in connection with such refinancing will not exceed the principal amount of the refinanced Indebtedness and (B) the newly issued Indebtedness will (I) not mature prior to the stated maturity date of the refinanced Indebtedness, (II) have an average life equal to or greater than the remaining average life of the refinanced Indebtedness and (III) have a ranking no greater than the refinanced Indebtedness; and

    (ii) Indebtedness that does not fall within (i) above which does not exceed U.S.$300,000,000 during any fiscal year.

    SECTION 6.24 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Issuer will ensure that each of its Subsidiaries will not agree or become subject to any restriction at any time that has the effect of limiting such Subsidiary’s ability to (a) declare or pay any dividends on or make any other distributions permitted by applicable law in respect of any class of its capital stock or any warrant to acquire any such capital stock or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or any warrant to acquire any such capital stock; provided, however, that the foregoing shall not apply to (i) any existing restrictions in existence as of this Indenture, (ii) any restrictions imposed by operation of law, or (iii) any restrictions with respect to a Subsidiary that is imposed pursuant to an agreement which has been entered into for the sale or disposition of a majority or more of such Subsidiary’s capital stock.

    SECTION 6.25 Listing. If the Notes are listed on the Luxembourg Stock Exchange and the Transparency Directive enters into force in a form which would require the Issuer to publish financial information more regularly than it otherwise would be required to, or according to accounting principles which are materially different form the accounting principles which it would otherwise use to prepare its published information under the rules of the SEC, the Issuer shall seek an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, stock exchange and/or quotation system outside the European Union, including, but not limited to, the New York Stock Exchange, Inc.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

    SECTION 7.1 Events of Default. The following events shall each be an “Event of Default” under the terms of the Notes and this Indenture:

    (a) the Indenture Trustee shall not receive any amount due from the Issuer under the Notes and this Indenture, from the Insurer under the Insurance Policy, from the Reserve Account, from any Letter of Credit or otherwise in respect of principal on any of the Notes, whether on the Expected Maturity Date (as the same may be extended as permitted hereunder), upon redemption or prior to the Final Maturity Date or otherwise by the scheduled date therefor;

    (b) the Indenture Trustee shall not receive any payment in respect of any interest or other amounts due on or with respect to the Notes (including Additional Amounts, if any) from the Issuer in accordance with the terms of the Notes and this Indenture, from the Insurer under the Insurance Policy, from the Reserve Account, from any Letter of Credit or otherwise, by the scheduled Interest Payment Date therefor and, solely in the case of any such payment due on or prior to the Expected Maturity Date for the Notes, such non-receipt shall continue for a period of 30 calendar days from such Interest Payment Date;

    (c) any representation or warranty made by the Issuer in the Application for the Insurance Policy, the Insurance Policy, the Company Support Agreement, any documents executed therewith or any materials delivered in connection therewith, any document or certificate delivered thereunder or in connection therewith or under this Indenture, in each case, in connection with the issuance of, or claims made under the Insurance Policy, shall prove to be incorrect as of the time when the same shall have been made; provided, however, that if such failure does not, or could not, have a Material Adverse Effect, then no Event of Default shall occur under this Section 7.1(c);

    (d) the Issuer shall fail to perform, observe or comply with any term, covenant, agreement or obligation contained in any Transaction Document and such failure (other than any failure to make any payment contemplated in clauses (a), (b) or (o) hereunder for which there is no cure period) is either incapable of remedy or continues for a period of 60 calendar days (inclusive of any time frame contained in any such term, covenant, agreement or obligation for compliance thereunder) after written notice of such failure has been received by the Issuer from the Indenture Trustee;

    (e) (i) the acceleration of any Indebtedness of the Issuer or any Material Subsidiary thereof, unless such acceleration is either at the option of the Issuer or any Material Subsidiary thereof or at the option of the holder of any such Indebtedness pursuant to any option to require the repurchase of such Indebtedness; or (ii) the Issuer or any Material Subsidiary thereof fails to pay any indebtedness when due on any final maturity date or, as the case may be, beyond any applicable grace period, except in any case where the failure to pay such Indebtedness is the result of a Currency Inconvertibility Event; provided, however, that the aggregate amount of any such Indebtedness falling within (i) above and any relevant payments falling within (ii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$50,000,000 (or its equivalent in another currency);

    (f) one or more final and non-appealable judgments or final decrees are entered against the Issuer or any Material Subsidiary involving a liability (not yet paid or reimbursed by insurance) of U.S.$50,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees shall not have been vacated, discharged or stayed within 120 calendar days after the rendering thereof;

    (g) either the Issuer or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seek the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment or conveyance for the benefit of creditors, or shall fail generally to pay its Indebtedness as it becomes due, or shall take any corporate action to authorize any of the foregoing;

    (h) an involuntary case or other proceeding shall be commenced against either the Issuer or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 calendar days; or an order for relief shall be entered against either the Issuer or any of its Material Subsidiaries under the bankruptcy laws as now or hereafter in effect;

    (i) either the Issuer or any of its Material Subsidiaries shall admit in writing its inability to pay its Indebtedness generally as and when it falls due or shall become unable to pay its Indebtedness, or a resolution is passed at a meeting sanctioning any composition or arrangement with its creditors or any group or class thereof, or anything analogous to, or having a substantially similar effect to, any of the events specified in this paragraph (i) or in paragraph (g) or (h) above or (j) below shall occur in any jurisdiction;

    (j) either the Issuer or any of its Material Subsidiaries shall cease or threaten to cease to carry out its business except (i) a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer or, in the case of a Material Subsidiary, whereby the undertaking, business and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer, as applicable, or any of its Subsidiaries or Affiliates, or the terms of which shall have been approved by a resolution of a meeting of the Noteholders or (ii) a voluntary winding-up, dissolution or liquidation of a Material Subsidiary where there are surplus assets in such Material Subsidiary attributable to the Issuer and/or any other Material Subsidiary, and such surplus assets are distributed to the Issuer, as applicable, and/or such Material Subsidiary;

    (k) any event occurs that under the laws of Brazil or any political subdivision thereof has substantially the same effect as any of the events referred to in any of paragraphs (g), (h), (i) or (j);

    (l) either (i) any of the Transaction Documents (other than the Insurance Policy), or any part thereof, shall cease to be in full force and effect or binding and enforceable against the Issuer or admissible in evidence in the courts of Brazil, or it becomes unlawful for the Issuer to perform any obligation under any of the foregoing Transaction Documents to which it is a party, or (ii) the Issuer shall contest the enforceability of any such Transaction Document or deny that it has liability under any such Transaction Document to which it is party, unless, in the case of clause (i) above, the Issuer shall have provided to the Indenture Trustee an Officer’s Certificate executed by the chief executive officer or the chief financial officer of the Issuer specifying that such failure does not, or could not, have a Material Adverse Effect;

    (m) any of (i) the Insurance Policy shall have been cancelled or terminated by the Insurer or shall otherwise cease to be in full force and effect, binding and enforceable against the Insurer (other than in connection with a voluntary cancellation of the Insurance Policy by the Insurance Trustee at the direction of the Issuer as set forth in Section 5.2(f)(iii)), (ii) the Insurer shall fail to pay the full amount of any claim submitted to it under the Insurance Policy by the third Business Day after the end of the Processing Period (as such term is defined in the Insurance Policy) applicable to such claim, or (iii) the Issuer shall fail to satisfy its obligations under the Company Support Agreement executed in connection with the Insurance Policy, unless, with regard to items (i) and (ii) above, within ten calendar days, the Issuer (x) has caused the amount available in the Reserve Account to be increased by an amount in U.S. dollars equal to the Maximum Aggregate Compensation Liability then in effect under the Insurance Policy, (y) has provided for the issuance of a letter of credit in accordance with Section 5.1 above in amount equal to the Maximum Aggregate Compensation Liability then in effect under the Insurance Policy or (z) has obtained an insurance policy comparable to the Insurance Policy with an insurer which has been given a long-term debt rating or a financial strength rating of “A+” by Standard & Poor’s Rating Services or “Aa3” by Moody’s and a rating of A (Excellent) by the A.M. Best Company as of the date any of such events shall have occurred, and the Rating Agencies reaffirm their ratings on the Notes which were in effect immediately prior to such event;

    (n) all or substantially all of the assets of the Issuer or any of its Material Subsidiaries shall be condemned, seized or otherwise appropriated, or custody of such assets shall be assumed by any governmental authority or court or any other Person purporting to act under the authority of the government of any jurisdiction, or the Issuer or any of its Material Subsidiaries shall be prevented from exercising normal control over all or substantially all of their assets and such default is not remedied within 30 calendar days after it occurs;

    (o) the Issuer shall fail to ensure that the amounts on deposit in the Reserve Account (together with all amounts available under the Letters of Credit) are equal to the Required Amount within five Business Days after being obligated to do so pursuant to the terms hereof; and

    (p) other than in connection with the Indenture Trustee allowing for the expiration thereof in accordance with Section 5.1(c), any Letter of Credit shall have been cancelled or terminated by the issuer thereof or otherwise shall have ceased to be in full force and effect, binding and enforceable against the issuer thereof in accordance with its terms unless a substantially equivalent Letter of Credit or U.S. dollars in an amount equal to the amount available under the Letters of Credit immediately prior to its cancellation is promptly provided to the Indenture Trustee.

    SECTION 7.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default described in paragraphs (a), (b), (c), (d), (e), (f), (l), (m), (n), (o), (p) or (q) of Section 7.1 occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Indenture Trustee shall, upon the request of Noteholders holding not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders), may declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default described in paragraphs (g), (h), (i), (j) or (k) occurs and is continuing, then and in each and every such case, the principal amount of the Notes then Outstanding and all accrued interest and other amounts thereon shall, without any notice to the Issuer or any other act on the part of the Indenture Trustee or any Noteholder, become and be accelerated and immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

    (b) At any time after a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Majority Noteholders, by written notice to the Issuer and the Indenture Trustee, may receive and annul such declaration and its consequences if:

    (i) there shall have been paid to or deposited with the Indenture Trustee a sum sufficient to pay:

    (A) all overdue installments of interest on the Notes;

    (B) the principal of any Notes that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal;

    (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Notes for late payments of interest; and

    (D) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Indenture Trustee, its agents and counsel; and

    (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.4.

    (c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

    (d) For the purposes of determining whether any failure described under Section 7.1(c) above shall have a Material Adverse Effect, the Indenture Trustee may rely on an Officer’s Certificate executed by the chief executive officer or the chief financial officer of the Issuer specifying that such failure shall not have any such Material Adverse Effect. If the Indenture Trustee is furnished such an Officer’s Certificate, the Indenture Trustee shall be entitled to assume the truth and accuracy of the statements set forth therein and that such failure described under Section 7.1(c) above does not result in an Event of Default. In such event, the Indenture Trustee shall not be liable or responsible for any acts or failures to act on the basis of such assumptions.

    SECTION 7.3 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be. No waiver of any Event of Default, whether by the Indenture Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

    SECTION 7.4 Waiver of Past Defaults. (a) Subject to Section 7.2, the Majority Noteholders may on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

    (i) in the payment of the principal of or interest on any Note, or

    (ii) in respect of a covenant or provision hereof which under Article VI cannot be modified or amended without the consent of the Noteholder of each Outstanding Note.

    (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    SECTION 7.5 Indenture Trustee May File Proofs of Claim; Appointment of Indenture Trustee as Attorney-in-Fact in Judicial Proceedings. (a) In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise to:

    (i) file and prove a claim for the whole amount of principal and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 8.5) and of the Noteholders allowed in such judicial proceeding; and

    (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

    (b) In any such event, any receiver, assignee, trustee, liquidator or sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 8.5.

    (c) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

    SECTION 7.6 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agent and counsel, be for the ratable benefit of the Noteholders.

    SECTION 7.7 Application of Money Collected. Any money collected by the Indenture Trustee with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST: To the payment of all amounts due to the Indenture Trustee under Section 8.5 hereof and to any Paying Agent.

    SECOND: To the payment of all amounts due to the Insurance Trustee under the Insurance Trust Agreement.

    THIRD: To the payment of all amounts due to the Insurer in accordance with the Insurance Policy.

    FOURTH: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably among Notes, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

    SECTION 7.8 Limitation on Suits. No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

    (a) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes;

    (b) the Noteholders of not less than 25% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

    (c) such Noteholder or Noteholders have offered to the Indenture Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (d) the Indenture Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

    (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-calendar-day period by the Majority Noteholders;

    it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders.

    SECTION 7.9 Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts. Notwithstanding any other provisions in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and other amounts (including Additional Amounts) on such Note on the respective maturities or due dates expressed in such Note (or, in the case of redemption or repayment, on the Early Tax Redemption Date or the Maturity Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

    SECTION 7.10 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

    SECTION 7.11 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.14, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    SECTION 7.12 Control by Noteholders. Subject to Section 316(a) of the Trust Indenture Act, the Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided that:

    (a) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Noteholders not taking part in such direction; and

    (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

    SECTION 7.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but neither the provisions of this Section 7.13 nor those of the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such assessment in any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or repayment, on or after the applicable redemption date or the Expected Maturity Date (as the same may be extended as provided hereunder)).

    SECTION 7.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

CONCERNING THE INDENTURE TRUSTEE AND THE PRINCIPAL PAYING AGENT

    SECTION 8.1 Certain Rights and Duties of Indenture Trustee and the Principal Paying Agent. (a) The Indenture Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee. In case an Event of Default has occurred (which has not been cured or waived) and prior to the receipt of instructions (if any) from the Noteholders, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) Except as otherwise provided in Section 315 of the Trust Indenture Act:

    (i) the Indenture Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof;

    (ii) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors shall be evidenced to the Indenture Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

    (iii) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby;

    (iv) the Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (provided that the Indenture Trustee’s conduct does not constitute negligence or willful misconduct) or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture;

    (v) subject to Section 8.1(a), the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders then Outstanding, provided that if the payment within a reasonable time to the Indenture Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be repaid by the Issuer upon demand;

    (vi) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder;

    (vii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officer was unreasonable;

    (viii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Indenture, provided that the Indenture Trustee’s conduct does not constitute negligence or willful misconduct;

    (ix) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

    (x) in no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity. The Indenture Trustee will not be liable for interest on money received by it except as the Indenture Trustee may agree in writing with the Issuer.

Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law;

(xi) the Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture; provided, however, that the Indenture Trustee shall be deemed to have actual knowledge of the existence of any Default or Event of Default which has arisen pursuant to the provisions of Section 7.1(a) or (b);

(xii) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Principal Paying Agent, the Indenture Trustee in each of its capacities hereunder, including the Indenture Trustee, the New York Paying Agent, the Authentication and Transfer Agent and the Note Registrar, and under the Registration Rights Agreement and each Letter of Credit, and each agent, custodian and other Person employed to act hereunder; and

(xiii) the Indenture Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

    (c) The Indenture Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Indenture and the Notes and may consult with counsel and any Officer’s Certificate or the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such Officer’s Certificate or such advice or opinion of counsel.

    (d) If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

    (e) The Principal Paying Agent shall not be liable with respect to any action taken or omitted to be taken by the Indenture Trustee or any negligence or willful misconduct by the Indenture Trustee.

    SECTION 8.2 Indenture Trustee Not Responsible for Recitals, etc. The recitals contained herein and in the Notes, except the Indenture Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

    SECTION 8.3 Indenture Trustee and Others May Hold Notes. (a) The Indenture Trustee or any New York Paying Agent or Principal Paying Agent or Note Registrar or any other Authorized Agent of the Indenture Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Indenture Trustee, New York Paying Agent, Principal Paying Agent, Note Registrar or such other Authorized Agent.

    (b) The Indenture Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Indenture Trustee resigns or is removed, such Indenture Trustee shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

    SECTION 8.4 Moneys Held by Indenture Trustee or Paying Agents. (a) Whenever the Issuer shall have one or more New York Paying Agents or Principal Paying Agents, the Issuer will make the payments contemplated by Sections 6.1 and 6.2 by depositing with the Indenture Trustee or Principal Paying Agent, as the case may be, an amount sufficient to make such payments, such amount to be held in trust by the Indenture Trustee or Principal Paying Agent, as the case may be, for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Indenture Trustee) will promptly notify the Indenture Trustee of its action or failure so to act. Each New York Paying Agent other than the Indenture Trustee and Principal Paying Agent shall execute and deliver to the Indenture Trustee an instrument in which such New York Paying Agent and Principal Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section 8.4, to the effect that such New York Paying Agent and Principal Paying Agent will:

    (i)     hold all amounts held by it for the making of payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such amounts shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) provide the Indenture Trustee notice of any Default by the Issuer in the making of payments in respect of the Notes; and

    (iii)     at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all amounts so held in trust by such New York Paying Agent or Principal Paying Agent, as the case may be.

    (b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or direct any New York Paying Agent or Principal Paying Agent, as the case may be, to pay or deliver, to the Indenture Trustee all amounts held in trust by the Issuer or such New York Paying Agent or Principal Paying Agent, as the case may be, such amounts to be held by the Indenture Trustee upon the same trusts as those upon which such amounts were held by the Issuer or such New York Paying Agent or Principal Paying Agent, as the case may be; and, upon such payment by any New York Paying Agent or Principal Paying Agent, as the case may be, to the Indenture Trustee, such New York Paying Agent or Principal Paying Agent, as the case may be, shall be released from all further liability with respect to such sums.

    (c) Any money deposited with the Indenture Trustee or any New York Paying Agent or Principal Paying Agent, as the case may be, or then held by the Issuer in trust for the making of any payment in respect of any Note and remaining unclaimed for two years after such payment has become due and payable (if then held by the Indenture Trustee or any New York Paying Agent or Principal Paying Agent, as the case may be) shall be paid or returned to the Issuer upon request by the Issuer or (if then held by the Issuer) shall be discharged from such trust; and Noteholders shall thereafter, as unsecured general creditors, seek recourse only to the Issuer for payment thereof (unless an applicable abandoned property law designates another Person), and all liability of the Indenture Trustee or such New York Paying Agent or Principal Paying Agent, as the case may be, with respect to such trust money, and all liability of the Issuer, as trustee thereof, shall thereupon cease; provided that the Indenture Trustee or such New York Paying Agent or Principal Paying Agent, as the case may be, before being required to make any such repayment, may, at the expense of the Issuer, provide notice to Noteholders, in the manner set forth in Section 14.4, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the latest date of mailing, any unclaimed balance of such money then remaining will be repaid or redelivered to the Issuer.

    (d) The Indenture Trustee shall have no liability hereunder to the extent it permits funds to be withdrawn by the Principal Paying Agent from funds on deposit in the Payment Account for purposes of making payments due hereunder to the Noteholders as holders of the Notes and/or as holders of interests in the Insurance Trust.

    SECTION 8.5 Compensation of the Indenture Trustee and the Principal Paying Agent and Their Lien. (a) The Issuer covenants and agrees to pay to the Indenture Trustee (all references in this Section 8.5 to the Indenture Trustee shall be deemed to apply to the Indenture Trustee in its capacities as Indenture Trustee, New York Paying Agent, Authentication and Transfer Agent and Note Registrar) and the Principal Paying Agent from time to time, and the Indenture Trustee and the Principal Paying Agent shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Indenture Trustee and the Principal Paying Agent and which shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Indenture Trustee and the Principal Paying Agent upon their respective request for all duly documented reasonable expenses and disbursements incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ, in each case duly documented) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to indemnify the Indenture Trustee and the Principal Paying Agent and any predecessor Indenture Trustee or Principal Paying Agent for, and to defend and hold harmless the Indenture Trustee and the Principal Paying Agent and any predecessor Indenture Trustee or Principal Paying Agent and their officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee or the Principal Paying Agent or any of their employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, including liability which the Indenture Trustee or the Principal Paying Agent may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. The obligations of the Issuer under this Section 8.5 shall constitute additional Indebtedness hereunder. In no event shall the Indenture Trustee or the Principal Paying Agent be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Indenture Trustee or the Principal Paying Agent has been advised of the likelihood of such damage and regardless of the form of action taken.

    (b) The obligations of the Issuer under this Section 8.5 shall survive payment in full of the Notes, the resignation or removal of the Indenture Trustee or the Principal Paying Agent and the termination of this Indenture.

    (c) When the Indenture Trustee and the Principal Paying Agent or any predecessor Indenture Trustee or Principal Paying Agent incurs expenses or renders services in connection with the performance of its obligations hereunder (including the Indenture Trustee’s services as New York Paying Agent, if so appointed by the Issuer) after an Event of Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

    (d) The Indenture Trustee and the Principal Paying Agent shall have a lien prior to the Noteholders as to all property and funds held by it hereunder for any amount owing it or any predecessor Indenture Trustee or Principal Paying Agent pursuant to this Section 8.5, except with respect to funds held in trust for the benefit of the Noteholders holding particular Notes.

    SECTION 8.6 Right of Indenture Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Indenture Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 14.1. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 8.1(b)(vii).

    SECTION 8.7 Persons Eligible for Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall at all times be a bank which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least U.S.$100,000,000, and have a long-term unsecured debt rating of at least “A2” by Moody’s. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then, for the purposes of this Section 8.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with this Section 8.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.

    SECTION 8.8 Resignation and Removal of Indenture Trustee; Appointment of Successor. (a) The Indenture Trustee, or any Indenture Trustee or Indenture Trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders in the manner provided in Section 14.4.

    (b) In case at any time any of the following shall occur with respect to any Notes:

    (i)     the Indenture Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request thereafter by the Issuer or by any Noteholder who has been a bona fide Noteholder for at least six months,

(ii) the Indenture Trustee shall cease to be eligible under Section 8.7 and shall fail to resign after written request therefor by the Issuer or by any Noteholder, or

    (iii)     the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Indenture Trustee, and appoint a successor Indenture Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor Indenture Trustee.

    (c) The Majority Noteholders at the time Outstanding may at any time remove the Indenture Trustee and appoint a successor Indenture Trustee by delivering to the Indenture Trustee so removed, to the successor Indenture Trustee so appointed and to the Issuer the evidence provided for in Section 9.1 of the action taken by the Noteholders, provided that unless a Default or Event of Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

    (d) If the Indenture Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Indenture Trustee with respect to the Notes for any cause, the Issuer shall promptly appoint a successor Indenture Trustee or Indenture Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment pursuant to Section 8.9 within 30 calendar days after the mailing of such notice of resignation or removal, the former Indenture Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Indenture Trustee.

    (e) Any resignation or removal of the Indenture Trustee and any appointment of a successor Indenture Trustee pursuant to this Section 8.8 shall become effective only upon acceptance of appointment by the successor Indenture Trustee as provided in Section 8.9.

    SECTION 8.9 Acceptance of Appointment by Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed under Section 8.8 shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Indenture Trustee hereunder, with like effect as if originally named as Indenture Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Indenture Trustee, the Indenture Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 8.5, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Indenture Trustee all property and money as may be held by such Indenture Trustee ceasing to act. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights and powers. Any Indenture Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Indenture Trustee to secure any amounts then due it pursuant to Section 8.5.

    (b) No successor Indenture Trustee shall accept appointment as provided in this Section 8.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under Section 8.7.

    (c) Upon acceptance of appointment by a successor Indenture Trustee, the Issuer shall give notice of the succession of such Indenture Trustee hereunder to the Noteholders in the manner provided in Section 14.4. If the Issuer fails to give such notice within 10 calendar days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Issuer.

    SECTION 8.10 Merger, Conversion or Consolidation of Indenture Trustee. (a) Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Indenture Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 8.7 hereof and Section 310(a) of the Trust Indenture Act.

    (b) In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee, and in such cases such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Indenture Trustee; provided that the certificate of the Indenture Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or the authenticated Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

    SECTION 8.11 Maintenance of Offices and Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest. Such office shall be initially located at the address set forth in Section 14.3 hereto. Notices and demands to or upon the Indenture Trustee in respect of the Notes or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Indenture Trustee and by the Indenture Trustee to the Noteholders in the manner specified in Section 14.4. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

    (b) There shall at all times be a Note Registrar, a New York Paying Agent, and a Principal Paying Agent hereunder. In addition, at any time when any Notes remain Outstanding, the Indenture Trustee may, with the Issuer’s approval, appoint an Authentication and Transfer Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or redemption thereof or pursuant to Section 2.12, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authentication and Transfer Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authentication and Transfer Agent).

    (c) Any Authorized Agent shall be a bank or trust company and shall be a Person (i) organized and doing business under the laws of the United States or any State thereof, (ii) with a combined capital and surplus of at least U.S.$50,000,000, (iii) authorized under such laws to exercise corporate trust powers, subject to supervision by United States federal or state authorities and (iv) be rated at least “A2” by Moody’s. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 8.11.

    (d) The Indenture Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as New York Paying Agent and Note Registrar hereunder. Each of the New York Paying Agent and Note Registrar accepts such appointment and hereby agrees and undertakes to comply with the provisions of Section 6.22.

    (e) Any New York Paying Agent (other than the Indenture Trustee) or any Principal Paying Agent from time to time appointed hereunder shall execute and deliver to the Indenture Trustee an instrument in which said New York Paying Agent or Principal Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section 8.11, that such New York Paying Agent or Principal Paying Agent will:

    (i)     hold all sums held by it for the payment of principal of and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Indenture Trustee within five calendar days thereafter notice of any Default by any obligor upon the Notes in the making of any such payment of principal or interest; and

    (iii)     at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such New York Paying Agent or Principal Paying Agent.

    (f) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Indenture Trustee may, to the extent authorized by written instructions of the Indenture Trustee, be made to or received or held by the New York Paying Agent in the Borough of Manhattan, The City of New York, or a Principal Paying Agent in Japan for the account of the Indenture Trustee.

    (g) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

    (h) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may, and at the request of the Indenture Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 8.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Indenture Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 8.11. The Issuer shall give written notice of any such appointment to all Noteholders as their names and addresses appear on the Note Register.

    (i) The Issuer initially appoints The Bank of Tokyo-Mitsubishi Ltd., London branch, as Principal Paying Agent in connection with the Notes. The Principal Paying Agent accepts such appointment and hereby agrees and undertakes to comply with the provisions of Section 6.22.

    (j) If the Notes are listed on any securities exchange, the Issuer will satisfy any requirement at such securities exchange as to paying agents.

    SECTION 8.12 Reports by Indenture Trustee. On or before July 15 in every year, so long as any Notes are Outstanding hereunder, the Indenture Trustee shall transmit to the Noteholders specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding May 15, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Indenture Trustee if the Notes become listed on any stock exchange or any de-listing thereof, and the Indenture Trustee shall comply with Section 313(d) of the Trust Indenture Act.

    SECTION 8.13 Indenture Trustee Risk. None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to Section 8.1 and the requirements of the Trust Indenture Act.

    SECTION 8.14 Appointment of Co-Indenture Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Indenture Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Indenture Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Indenture Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Indenture Trustee appoint an additional institution as a separate or co-Indenture Trustee. The following provisions of this Section 8.14 are adopted to these ends.

    (b) In the event that the Indenture Trustee appoints an additional institution as a separate or co-Indenture Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Indenture Trustee with respect thereto shall be exercisable by and vested in such separate or co-Indenture Trustee but only to the extent necessary to enable such separate or co-Indenture Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-Indenture Trustee shall run to and be enforceable by either of them.

    (c) Should any instrument in writing be required by the separate Indenture Trustee or co-Indenture Trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Indenture Trustee or co-Indenture Trustee, or a successor to either, shall cease to exist, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Indenture Trustee or co-Indenture Trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee until the appointment of a new Indenture Trustee or successor to such separate Indenture Trustee or co-Indenture Trustee.

    (d) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

    (i)     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee;

(ii) no Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other Indenture Trustee hereunder;

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee; and

    (iv)     each co-Indenture Trustee appointed hereunder shall at all times be a bank that complies with the eligibility requirements set forth in Section 310(a) of the Trust Indenture Act, have a combined capital and surplus of U.S.$100,000,000, have its corporate trust office in the Borough of Manhattan, The City of New York and have a long-term unsecured debt rating of at least “A2” by Moody’s. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 301(a) of the Trust Indenture Act, then for the purposes of this Subsection 8.14(d)(iv), the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    SECTION 8.15 Knowledge of Default. If a Default or Event of Default occurs and is continuing, and if the Indenture Trustee has actual knowledge thereof, as determined pursuant to Section 8.1(b)(x) hereof, the Indenture Trustee shall transmit to each Noteholder (with a copy to the Insurance Trustee), in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of the Default or Event of Default by the earlier of 90 calendar days after it occurs or 30 calendar days after the Indenture Trustee has knowledge of such Default or Event of Default.

ARTICLE IX

CONCERNING THE NOTEHOLDERS

    SECTION 9.1 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders (collectively, an “Act” of such Noteholders, which term shall also refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Indenture Trustee and, when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 9.1. The record of any meeting of Noteholders shall be proved in the manner provided in Section 10.5.

    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner, which the Indenture Trustee deems sufficient.

    (c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person and the date or dates of holding the same shall be proved by the Note Register and the Indenture Trustee shall not be affected by notice to the contrary.

    (d) Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.

    (e) Until such time as written instruments shall have been delivered to the Indenture Trustee with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

    (f) Notes authenticated and delivered after any Act of Noteholders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Noteholders. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

    (g) The Issuer may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to sign any instrument evidencing or embodying an Act of the Noteholders. If a record date is fixed, those Persons who were Noteholders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Noteholders or to revoke any such instrument previously signed, whether or not such Persons continue to be Noteholders after such record date. No such instrument shall be valid or effective if signed more than 90 calendar days after such record date, and may be revoked as provided in paragraph (e) above.

    (h) The Initial Notes and the Exchange Notes shall vote and consent together on all matters as one class, and none of the Notes, and no tranche of Notes, shall have the right to vote or consent as a separate class on any matter.

    SECTION 9.2 Notes Owned by Issuer and Affiliates Deemed Not Outstanding. In determining whether the Noteholders holding the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only Notes for which a Responsible Officer of the Indenture Trustee has received written notice of such ownership as conclusively evidenced by the Note Register shall be so disregarded. The Issuer shall furnish the Indenture Trustee, upon its reasonable request, with a list of such Affiliates. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Indenture Trustee, taken upon the advice of counsel, shall be full protection to the Indenture Trustee.

ARTICLE X

NOTEHOLDERS’ MEETINGS

    SECTION 10.1 Purposes for Which Noteholders’ Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article X for any of the following purposes:

    (a) to give any notice to the Issuer or to the Indenture Trustee, or to give any directions to the Indenture Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article VII;

(b) to remove the Indenture Trustee and appoint a successor Indenture Trustee pursuant to Article VIII;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 11.1; or

    (d) to take any other action authorized to be taken by or on behalf of the Noteholders holding any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

    SECTION 10.2 Indenture Trustee, Issuer and Noteholders May Call Meeting. The Indenture Trustee, the Issuer and the Noteholders may call a meeting of the Noteholders at any time by giving notice thereof as provided in Section 14.4. In case the Issuer, pursuant to a Board Resolution, or the Noteholders holding at least 10% in aggregate principal amount of the Notes then Outstanding shall have requested the Indenture Trustee to call a meeting of Noteholders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the mailing of the notice of such meeting within 20 calendar days after receipt of such request, then the Issuer or such Noteholders, in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 10.1 by giving notice thereof as provided in Section 14.4. Notice of every meeting of the Noteholders shall set forth the time and place of such meeting and, in general terms, the action proposed to be taken at such meeting and shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for the meeting.

    SECTION 10.3 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Noteholders, a person shall be (a) a Noteholder of one or more Notes with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of such Notes by a Noteholder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Indenture Trustee and its counsel and any representatives of the Issuer and its counsel.

    SECTION 10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.1 and the appointment of any proxy shall be proved in the manner specified in said Section 9.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Indenture Trustee.

    (b) The Issuer or the Noteholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Noteholders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.

    (c) Subject to the provisions of Section 9.2, at any meeting each Noteholder proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to Section 10.2 may be adjourned from time to time, and the meeting may be held as so adjourned upon notice as set forth in Section 10.2. At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

    SECTION 10.5 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Issuer and the other to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XI

SUPPLEMENTAL INDENTURES

    SECTION 11.1 Supplemental Indenture with Consent of Noteholders. (a) With the consent of the Majority Noteholders, the Issuer may, and the Indenture Trustee, subject to Sections 11.3 and 11.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture; provided, however, that without the consent of the Noteholder of each Outstanding Note directly affected thereby, no such supplemental indenture shall (with respect to any Notes held by the non-consenting Noteholder of such Notes):

    (i)     change the maturity of any payment of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the method of computing the amount of principal thereof or interest payable thereon on any date or change any place of payment where, or the coin or currency in which, the principal of or interest (including Additional Amounts) on any Note is payable, or impair the right of the Noteholders to institute suit for the enforcement of any such payment on or after the maturity or the date of payment, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Early Tax Redemption Date or the Payment Date, as the case may be); or

    (ii)     reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with the provisions of this Indenture or Defaults hereunder and their consequences, provided for in this Indenture; or

    (iii)     modify any of the provisions of this Section or Section 7.4, except to increase any such percentage or to provide that any other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder; or

    (iv)     modify any of the provisions of Article V relating to the Assignment and the Insurance Trust (and the arrangements reflected in the Insurance Trust Agreement) unless the Insurer shall have confirmed that the same shall not adversely affect the Insurance Policy, the obligation of the Insurer to make payments thereunder or the obligations or requirements applicable to the Noteholders in connection therewith.

    (b) Upon receipt by the Indenture Trustee of Board Resolutions and such other documentation as the Indenture Trustee may reasonably require and upon the filing with the Indenture Trustee of evidence of the Act of said Noteholders, the Indenture Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 11.3 and 11.4.

    (c) It shall not be necessary for any Act of Noteholders under this Section 11.1 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

    (d) The Issuer shall deliver notice to the Rating Agencies of any indenture or supplemental indenture or any amendment to be executed pursuant to this Section 11.1 prior to the execution of such indenture or supplemental indenture or such amendment.

    SECTION 11.2 Supplemental Indentures Without Consent of Noteholders. Notwithstanding anything to the contrary provided for in Section 11.1 hereof, the Issuer, at any time and from time to time, may, without the consent of the Noteholders, enter into one or more indentures supplemental hereto in form satisfactory to the Indenture Trustee for any of the following purposes:

(a) to establish the form and terms of Notes permitted by Sections 2.1 and 2.5; or

(b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

(c) to evidence the succession of a new Indenture Trustee hereunder pursuant to Section 8.9; or

    (d) to add further covenants of the Issuer and any restrictions, conditions or provisions as the Board of Directors of the Issuer shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance of a default in any such covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; or

    (e) to convey, transfer and assign to the Indenture Trustee properties or assets to secure the Notes, and to correct or amplify the description of any property at any time subject to this Indenture or the Transaction Documents or to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to this Indenture or the Transaction Documents; or

    (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify it under the Trust Indenture Act, if necessary, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

(g) to permit or facilitate the issuance of Notes in uncertificated form; or

    (h) to cure any ambiguity, to correct or supplement any provision in this Indenture or the Transaction Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Noteholders or the Insurer in any material respect.

    SECTION 11.3 Execution of Supplemental Indentures. In executing supplemental indentures permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, in addition to the documents required by Section 14.1, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Indenture Trustee’s own rights, duties or immunities under this Indenture, the Notes or otherwise.

    SECTION 11.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

    SECTION 11.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act as then in effect.

    SECTION 11.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Indenture Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE XII

SATISFACTION AND DISCHARGE

    SECTION 12.1 Satisfaction and Discharge of Notes. (a) The Notes shall, on or prior to the Interest Payment Date with respect to the repayment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Issuer in respect of this Indenture and the Notes shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

    (i)     the Issuer shall have irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and interest due and to become due on the Notes on or prior to the Interest Payment Date with respect to the repayment of principal thereof or upon redemption;

    (ii)     if any such deposit of money shall have been made prior to the Interest Payment Date with respect to the repayment of principal, the Early General Redemption Date or the Early Tax Redemption Date of such Notes, as the case may be, the Issuer shall have delivered to the Indenture Trustee an Issuer Order stating that such money shall be held by the Indenture Trustee, in trust;

(iii) in the case of redemption of Notes, the Issuer Order with respect to such redemption pursuant to Article IV shall have been given to the Indenture Trustee; and

    (iv)     there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the indebtedness of the Issuer with respect to the Notes shall not be deemed to be, or result in, a taxable event with respect to the Noteholders for purposes of United States federal income taxation unless the Indenture Trustee shall have received documentary evidence that each Noteholder either is not subject to, or is exempt from, United States federal income taxation.

    (b) Upon satisfaction of the aforesaid conditions with respect to the Notes, the Indenture Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Notes.

    (c) In the event that Notes which shall be deemed to have been paid as provided in this Section 12.1 do not mature and are not to be redeemed within the 60-calendar-day period commencing on the date of the deposit with the Indenture Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Notes, to such Noteholders to the effect that such Notes are deemed to have been paid and the circumstances thereof.

    (d) Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Issuer and the Indenture Trustee in respect of such Notes under Sections 2.12, 2.13, 2.14 and 8.5 and this Article XII shall survive.

    SECTION 12.2 Satisfaction and Discharge of Indenture. (a) This Indenture shall upon the Issuer Order cease to be of further effect (except as hereinafter expressly provided), and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

    (i)     either:

        (A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.14 and (2) Notes deemed to have been paid in accordance with Section 12.1) have been delivered to the Indenture Trustee for cancellation; or

        (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation shall be deemed to have been paid in accordance with Section 12.1;

(ii) all other sums due and payable hereunder have been paid; and

    (iii)     the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

    (b) Upon satisfaction of the aforesaid conditions, the Indenture Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

    (c) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Indenture Trustee under Sections 2.12, 2.13, 2.14 and 8.5 and this Article XII shall survive.

    (d) Upon satisfaction and discharge of this Indenture as provided in this Section 12.2, the Indenture Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Indenture Trustee for the benefit of the Noteholders (and after the payment of any claim under the Insurance Policy, the Insurer), other than money deposited with the Indenture Trustee pursuant to Section 12.1(a) and interest and other amounts earned or received thereon.

    SECTION 12.3 Application of Trust Money. The money deposited with the Indenture Trustee pursuant to Section 12.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on the Notes or portions of principal amount thereof in respect of which such deposit was made.

ARTICLE XIII

DEFEASANCE

    SECTION 13.1 Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may at its option by a Board Resolution, at any time, elect to have either Section 13.2 or Section 13.3 applied to the Notes upon compliance with the conditions set forth below in this Article XIII.

    SECTION 13.2 Defeasance and Discharge. Upon the Issuer’s exercise of the option provided in Section 13.1 to have this Section 13.2 applied to all the Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to the Notes Outstanding on the date the conditions in Section 13.4 are satisfied (a “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture, including the provisions of Article XII (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Noteholders to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and interest (including any Additional Amounts) on the Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Sections 2.12, 2.13, 2.14, 2.15, 2.16, 6.10, 8.4, (c) the rights, powers, trusts, duties and immunities of the Indenture Trustee hereunder and (d) this Article XIII and the Issuer’s obligations to the Indenture Trustee under Section 8.5. Subject to compliance with this Article XIII, the Issuer may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3.

    SECTION 13.3 Covenant Defeasance. Upon the Issuer’s exercise of the option provided in Section 13.1 to have this Section 13.3 applied to the Notes, the Issuer shall be released from its obligations under Article VI with respect to the Notes and the occurrence of an event with respect to such Notes specified in Article VI (except with respect to Section 7.1(a), (b), (g), (h), (i), (j) and (k), shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.4 are satisfied (a “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby.

    SECTION 13.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.2 or Section 13.3 to the then Outstanding Notes:

    (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Indenture Trustee in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (i) U.S. dollars, or (ii) U.S. government obligations or (iii) a combination thereof, in an amount which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one calendar day before the due date of any payment, money in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge, and which shall be applied by the Indenture Trustee (or other qualifying Indenture Trustee) to pay and discharge, the principal of and each installment of interest (including Additional Amounts) on the Notes on the Maturity Date of such principal of or installment of interest (including Additional Amounts) in accordance with the terms of this Indenture and the Notes.

    (b) In the case of an election under Section 13.2, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    (c) In the case of an election under Section 13.3, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and Covenant Defeasance had not occurred.

    (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 7.1(i) and (j) inclusive are concerned, at any time during the period ending on the 121st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

    (e) Such Defeasance or Covenant Defeasance shall not (i) cause the Indenture Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any securities of the Issuer or (ii) result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

    (f) The Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Indenture Trustee as provided in clause (a) hereof will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of a Taxing Jurisdiction, except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Indenture Trustee as provided in clause (a) hereof.

    (g) The Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to either the Defeasance under Section 13.2 or the Covenant Defeasance under Section 13.3, as the case may be, have been complied with.

(h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended.

    SECTION 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 8.4, all money and U.S. government obligations (including the proceeds thereof) deposited with the Indenture Trustee pursuant to Section 13.4 in respect of the Notes shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any New York Paying Agent or Principal Paying Agent, as the case may be, (including the Issuer acting as its own New York Paying Agent or Principal Paying Agent, as the case may be) as the Indenture Trustee may determine, to the Noteholders, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

    (b) The Issuer shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the money or the U.S. government obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders.

    (c) Anything in this Article XIII to the contrary notwithstanding, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon request any money or U.S. government obligations held by it as provided in Section 13.4 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

    SECTION 13.6 Reinstatement. If the Indenture Trustee or the New York Paying Agent (if different from the Indenture Trustee) or Principal Paying Agent, as the case may be, is unable to apply any money in accordance with Section 13.2 or 13.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Indenture Trustee or New York Paying Agent or Principal Paying Agent, as the case may be, is permitted to apply all such money in accordance with Section 13.2 or 13.3; provided, however, that if the Issuer makes any payment of principal of or interest on or Additional Amounts in respect of the Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Indenture Trustee or the New York Paying Agent or Principal Paying Agent, as the case may be.

ARTICLE XIV

MISCELLANEOUS

    SECTION 14.1 Compliance Certificates and Opinions. (a) Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Indenture Trustee that the Indenture Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Indenture Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

    (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (iii)     a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

    (c) With the delivery of this Indenture, the Issuer is furnishing to the Indenture Trustee, and from time to time thereafter may furnish, an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Indenture Trustee receives a subsequent Officer’s Certificate, the Indenture Trustee shall be entitled to conclusively rely on the last such Officer’s Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

    SECTION 14.2 Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    (b) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

    (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

    (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

    SECTION 14.3 Notices, etc. to Indenture Trustee. Any notice to be provided or any Act of Noteholders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

Indenture Trustee,	The Bank of New York
Insurance Trustee,	101 Barclay Street 21W
New York Paying	10286 New York, NY
Agent,	USA
Note Registrar and	Attention: Corporate Trust Department
Authentication, and	Telecopier No.: (212) 815-5206
Transfer Agent:	Telephone No.: (212) 815-5802/03

Luxembourg Listing	The Bank of New York (Luxembourg) S.A.
and Paying Agent:	Aerogolf Center 1A
Hohenhof
L-1736 Senningerberg
Luxembourg

Principal Paying	The Bank of Tokyo-Mitsubishi Ltd.
Agent:	12/15 Finsbury Circus
London EC2M 7BT
UK
Attention: Loans & Securities Administration
Telecopier No.: +44 20 7577-1591/93
Telephone No.: +44 20 7577-1609

Issuer:	Brasil Telecom S.A.
SIS/SUL – ASP – Lote D – CTO – Bloco B – 1 andar
Brasília, DF 71215-000
Brazil
Attention : Sami Arap
Telecopier : (55-61) 415-8698
Telephone : (55-61) 415-1870

Insurer:	Overseas Private Investment Corporation
110 New York Avenue, N.W.
Washington, D.C. 20527
USA
Telecopier: (202) 408-5141
Re: Contract No. F431 Brazil

Copies of all notices received or given by the Indenture Trustee hereunder or under each other Transaction Document shall be delivered concurrently with their delivery or promptly after their receipt, as applicable (but in any event within one Business Day), hereunder to the Rating Agencies at:

Moody’s Investors Service
99 Church Street
New York, NY 10007
USA
Attention: Maria Muller
Latin American ABS Monitoring

Fitch Inc.
55 E. Monroe, Suite 3500
Chicago, IL 60603
USA
Attention: Latin America Structured Surveillance

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

    SECTION 14.4 Notices to Noteholders; Waiver . Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder, at its address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

    (b) The Issuer shall publish notices in a leading daily newspaper of general circulation in Luxembourg, which is expected to be the Luzemburger Wort, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. A notice shall be deemed given on the date of its first publication.

    SECTION 14.5 Conflict with Trust Indenture Act. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions, which are incorporated by reference in and made a part of this Indenture. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

    As used within the Trust Indenture Act, the following terms have the following meanings:

    “indenture securities” means the Notes,

    “indenture security holder” means a Noteholder,

    “indenture to be qualified” means this Indenture,

    “indenture trustee” or “institutional indenture trustee” means the Indenture Trustee, and

    “obligor” on the indenture securities means the Issuer.

    All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, by Trust Indenture Act reference to another statute or by SEC rule under the Trust Indenture Act have the meanings assigned to them by such definitions.

    SECTION 14.6 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 14.7 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Indenture Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

    SECTION 14.8 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 14.9 Benefits of Indenture. The Insurer shall be third party beneficiaries of this Indenture and shall be entitled to rely upon and to enforce the provisions of this Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, the Insurance Trustee and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

    SECTION 14.10 Legal Holidays. In any case where the Early General Redemption Date, the Early Tax Redemption Date or any Interest Payment Date with respect to any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Early General Redemption Date, the Early Tax Redemption Date or on the Interest Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Supplemental Indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue for the period from and after such Early General Redemption Date, Early Tax Redemption Date or Interest Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

    SECTION 14.11 Currency Rate Indemnity. (a) The Issuer shall (to the extent lawful) indemnify the Indenture Trustee and the Noteholders and keep them indemnified against:

    (i)     in the case of nonpayment by the Issuer of any amount due to the Indenture Trustee, on behalf of the Noteholders, under this Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

    (ii)     any deficiency arising or resulting from any variation in rates of exchange between (x) the date as of which the reais equivalent of the amounts due or contingently due under this Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer, and (y) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

    (b) The Issuer agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Noteholder against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

    (c) The above indemnities shall constitute separate and independent obligations of the Issuer from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this Indenture or the Notes.

    SECTION 14.12 Communication by Noteholders with other Noteholders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture and the Notes. The Issuer, the Indenture Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

    SECTION 14.13 Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

    SECTION 14.14 Waiver of Jury Trial. THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE ACTIONS OF THE INDENTURE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

    SECTION 14.15 Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer. The Issuer irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 14.15 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

    SECTION 14.16 Submission to Jurisdiction, etc. (a) The Issuer and the Indenture Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the City of New York, New York, United States, and any appellate court from any thereof, in any suit, action or proceeding arising out of this Indenture, the Notes or any of the other Transaction Documents (other than the Insurance Policy and the Company Support Agreement), to which each is or is to be a party, or for recognition or enforcement of any judgment, and the Issuer and the Indenture Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such federal court. The Issuer and the Indenture Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Indenture Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture, the Notes or any other Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Indenture, the Notes or any other Transaction Documents in the courts of any jurisdiction.

    (b) The Issuer hereby irrevocably appoints and empowers CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York state court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer will take any and all action necessary to continue such designation in full force and effect and to advise the Indenture Trustee of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 14.3 or to any other address of which it shall have given notice pursuant to Section 14.3 or to its Process Agent. Service upon the Issuer or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Issuer shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

    SECTION 14.17 Execution in Counterparts. This Indenture and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier shall be effective as delivery of an original executed counterpart of this Indenture.

    SECTION 14.18 Entire Agreement. This Indenture, together with the Notes, the Insurance Policy, the Registration Rights Agreement, and the Company Support Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers in Brasília, Distrito Federal, Brazil, thereunto duly authorized as of the day and year first above written.

BRASIL TELECOM S.A.,
as Issuer

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:
WITNESSES:

1. _________________________
Name:

2. _________________________
Name:

THE BANK OF NEW YORK,
as Indenture Trustee, Insurance Trustee, Registrar, Authentication and Transfer Agent and as New York Paying Agent

By:____________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI LTD.,
as Principal Paying Agent

By:____________________________________
Name:
Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,
as Luxembourg Listing and Paying Agent

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

EXHIBIT A-1

FORM OF RULE 144A RESTRICTED GLOBAL NOTE

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    THIS SECURITY IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF THE INDENTURE (THE "INDENTURE") BETWEEN BRASIL TELECOM S.A., AS ISSUER, AND THE BANK OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THE INDENTURE, INCLUDING (WITHOUT LIMITATION) SECTION 5.2 THEREOF.

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BRASIL TELECOM S.A. OR ANY AFFILIATE OF BRASIL TELECOM S.A. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO BRASIL TELECOM S.A. OR AN AFFILIATE OF BRASIL TELECOM S.A., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$100,000, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

    BY PURCHASING AND ACQUIRING AN INTEREST IN THIS SECURITY, THE HOLDER OF THIS SECURITY REPRESENTS AND WARRANTS TO EACH OF THE ISSUER, THE OVERSEAS PRIVATE INVESTMENT CORPORATION ("OPIC") AND THE INITIAL PURCHASER THAT (A) AS OF THE DATE OF SUCH PURCHASE AND ACQUISITION, (I) IT HAS NOT BEEN CONVICTED, OR BEEN PARTY TO A FINAL ADVERSE ADMINISTRATIVE DETERMINATION, OF AN OFFENSE UNDER THE FOREIGN CORRUPT PRACTICES ACT OF 1977 (PUB. L. 95-213, §§101-104), AS AMENDED, (II) IT HAS NOT BEEN SUSPENDED, DEBARRED OR VOLUNTARILY EXCLUDED FROM PROCUREMENT OR NON-PROCUREMENT DEALINGS WITH THE UNITED STATES GOVERNMENT PURSUANT TO EXECUTIVE ORDER 12549, DATED FEBRUARY 18, 1986 (51 CFR 6370) AND THE REGULATIONS PROMULGATED AT 32 CFR 25.100 ET SEQ., AND (III) IT ACKNOWLEDGES THAT OPIC HAS ISSUED THE OPIC INSURANCE (AS DEFINED IN THE INDENTURE) BASED ON STATUTORY (22 U.S.C. §2191) AND POLICY GOALS, AS WELL AS UNDERWRITING CONSIDERATIONS, INCLUDING, AMONG OTHER THINGS, UPON THE COVENANTS, REPRESENTATIONS AND WARRANTIES OF BRASIL TELECOM S.A. SET FORTH, OR TO BE SET FORTH, IN THE COMPANY SUPPORT AGREEMENT (AS DEFINED IN THE INDENTURE) REGARDING, AMONG OTHER THINGS, WORKER RIGHTS, ENVIRONMENTAL PROTECTION PRACTICES, WORKER HEALTH AND SAFETY PRACTICES, COMPLIANCE WITH CORRUPT PRACTICES LAWS (AS SUCH TERM IS DEFINED IN THE COMPANY SUPPORT AGREEMENT), AND OTHER MATTERS, AND (B) (I) AS OF THE DATE OF ITS PURCHASE OF AN INTEREST IN THIS SECURITY, IT IS A U.S. HOLDER (AS DEFINED IN THE INDENTURE) AND (II) ANY REOFFER, RESALE, PLEDGE OR OTHER TRANSFER BY IT OF ITS INTEREST HEREIN DURING THE FORTY CALENDAR DAY PERIOD AFTER THE ORIGINAL ISSUANCE OF THE NOTES TO THE INITIAL PURCHASER SHALL BE MADE ONLY TO A U.S. HOLDER.

BRASIL TELECOM S.A.

9.375% NOTES DUE 2014

Rule 144A Restricted Global Note

No.R-1
CUSIP No.: 10553MAA9
ISIN No.: US10553MAA99

Common Code: 018649390

Principal Amount: U.S.$132,920,000
Initial Issuance Date: February 17, 2004

    This Note is one of a duly authorized issue of Notes of Brasil Telecom S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (the “Issuer”), designated as its 9.375% Notes due 2014 (the “Notes”), issued in an initial aggregate principal amount of U.S.$200,000,000 under an indenture (the “Indenture”) dated as of February 17, 2004, among the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Indenture Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

    The Issuer, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Noteholder”), the principal amount specified above in U.S. dollars on February 18, 2014 (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Indenture Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture.

    The Issuer promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent Payment Date to which interest has been paid or duly provided for, semiannually on February 17 and August 17 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing August 17, 2004 (each an “Interest Payment Date”), at an initial note rate equal to 9.375% per annum. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant date for such payment.

    Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Noteholder holding this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

    This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

    The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

    If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

    Modifications of the Indenture may be made by the Issuer and the Indenture Trustee only to the extent and in the circumstances permitted by the Indenture.

    The Notes shall be issued only in fully registered form, without coupons. Notes sold pursuant to Rule 144A or Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof.

    Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Registrar or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

    Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    This Note also represents an undivided interest in the Insurance Trust contemplated in the Indenture and shall afford the holders hereof all of the rights as a beneficiary of such Insurance Trust under the Indenture and the separate Insurance Trust Agreement as provided therein and subject to the terms and conditions thereof, including the requirement that no interest in the Insurance Trust can be assigned, sold, conveyed or otherwise transferred to any person or entity except together with this Note and the holder allocable interest therein.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BRASIL TELECOM S.A.

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Place and Date: Brasília, February 17, 2004

CERTIFICATE OF AUTHENTICATION

    This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Indenture Trustee

By:____________________________________
Authorized Officer

Date: February 17, 2004

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or
other identifying number of assignee)

(Please print or type name and address,
including zip code, of assignee)

the within Note and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:	(Sign exactly as your name appears on the face of this Note)

EXHIBIT A-2

FORM OF REGULATION S UNRESTRICTED GLOBAL NOTE

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    THIS SECURITY IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF THE INDENTURE (THE "INDENTURE") BETWEEN BRASIL TELECOM S.A., AS ISSUER, AND THE BANK OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THE INDENTURE, INCLUDING (WITHOUT LIMITATION) SECTION 5.2 THEREOF.

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY OUTSIDE THE UNITED STATES, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BRASIL TELECOM S.A. OR ANY AFFILIATE OF BRASIL TELECOM S.A. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO BRASIL TELECOM S.A. OR AN AFFILIATE OF BRASIL TELECOM S.A., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

    BY PURCHASING AND ACQUIRING AN INTEREST IN THIS SECURITY, THE HOLDER OF THIS SECURITY REPRESENTS AND WARRANTS TO EACH OF THE ISSUER, THE OVERSEAS PRIVATE INVESTMENT CORPORATION ("OPIC") AND THE INITIAL PURCHASER THAT AS OF THE DATE OF SUCH PURCHASE AND ACQUISITION, (I) IT HAS NOT BEEN CONVICTED, OR BEEN PARTY TO A FINAL ADVERSE ADMINISTRATIVE DETERMINATION, OF AN OFFENSE UNDER THE FOREIGN CORRUPT PRACTICES ACT OF 1977 (PUB. L. 95-213, §§101-104), AS AMENDED, (II) IT HAS NOT BEEN SUSPENDED, DEBARRED OR VOLUNTARILY EXCLUDED FROM PROCUREMENT OR NON-PROCUREMENT DEALINGS WITH THE UNITED STATES GOVERNMENT PURSUANT TO EXECUTIVE ORDER 12549, DATED FEBRUARY 18, 1986 (51 CFR 6370) AND THE REGULATIONS PROMULGATED AT 32 CFR 25.100 ET SEQ. AND (III) IT ACKNOWLEDGES THAT OPIC HAS ISSUED THE OPIC INSURANCE (AS DEFINED IN THE INDENTURE) BASED ON STATUTORY (22 U.S.C. §2191) AND POLICY GOALS, AS WELL AS UNDERWRITING CONSIDERATIONS, INCLUDING, AMONG OTHER THINGS, UPON THE COVENANTS, REPRESENTATIONS AND WARRANTIES OF BRASIL TELECOM S.A. SET FORTH, OR TO BE SET FORTH, IN THE COMPANY SUPPORT AGREEMENT (AS DEFINED IN THE INDENTURE) REGARDING, AMONG OTHER THINGS, WORKER RIGHTS, ENVIRONMENTAL PROTECTION PRACTICES, WORKER HEALTH AND SAFETY PRACTICES, COMPLIANCE WITH CORRUPT PRACTICES LAWS (AS SUCH TERM IS DEFINED IN THE COMPANY SUPPORT AGREEMENT), AND OTHER MATTERS.

BRASIL TELECOM S.A.

9.375% NOTES DUE 2014

REGULATION S UNRESTRICTED GLOBAL NOTE

No.S-1
CUSIP: P18445AC3
ISIN No.: USP18445AC38
Common Code: 018649314

Principal Amount: U.S.$67,080,000
Initial Issuance Date: February 17, 2004

    This Note is one of a duly authorized issue of Notes of Brasil Telecom S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (the “Issuer”), designated as its 9.375% Notes due 2014 (the “Notes”), issued in an initial aggregate principal amount of U.S.$200,000,000 under an indenture (the “Indenture”) dated as of February 17, 2004, among the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Indenture Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

    The Issuer, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Noteholder”), the principal amount specified above in U.S. dollars on February 18, 2014 (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Indenture Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture.

    The Issuer promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent Payment Date to which interest has been paid or duly provided for, semiannually on February 17 and August 17 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing August 17, 2004 (each an “Interest Payment Date”), at an initial note rate equal to 9.375% per annum. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant date for such payment.

    Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Noteholder holding this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

    This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

    The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

    If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

    Modifications of the Indenture may be made by the Issuer and the Indenture Trustee only to the extent and in the circumstances permitted by the Indenture.

    The Notes shall be issued only in fully registered form, without coupons. Notes sold pursuant to Rule 144A or Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof.

    Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Registrar or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

    Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    This Note also represents an undivided interest in the Insurance Trust contemplated in the Indenture and shall afford the holders hereof all of the rights as a beneficiary of such Insurance Trust under the Indenture and the separate Insurance Trust Agreement as provided therein and subject to the terms and conditions thereof, including the requirement that no interest in the Insurance Trust can be assigned, sold, conveyed or otherwise transferred to any person or entity except together with this Note and the holder allocable interest therein.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BRASIL TELECOM S.A.

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Date: February 17, 2004

CERTIFICATE OF AUTHENTICATION

    This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Indenture Trustee

By:____________________________________
Authorized Officer

Date: February 17, 2004

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or
other identifying number of assignee)

(Please print or type name and address,
including zip code, of assignee)

the within Note and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:	(Sign exactly as your name appears on the face of this Note)

EXHIBIT B

FORM OF AUTHENTICATION AND DELIVERY ORDER

The Bank of New York,
  as Indenture Trustee
101 Barclay Street 21W
New York, NY 10286

Ladies and Gentlemen:

    Pursuant to Section 2.2 of the Indenture dated as of February 17, 2004 (the “Indenture”) by and between Brasil Telecom S.A., as Issuer and The Bank of New York, as Indenture Trustee, you are hereby ordered in your capacity as Indenture Trustee to authenticate U.S.$200,000,000 of the Issuer’s 9.375% Notes due 2014 in the manner provided in the Indenture in global form and in the amounts of U.S.$132,920,000 in respect of the Rule 144A Restricted Global Note (CUSIP No. 10553MAA9) and U.S.$67,080,000 in respect of the Regulation S Unrestricted Global Note (CUSIP No. USP18445AC38) heretofore duly executed by the proper Authorized Representative of the Issuer and delivered to you as provided in the Indenture and to hold the Notes in your capacity as custodian for The Depository Trust Company. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

Date: February 17, 2004

BRASIL TELECOM S.A.

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

The Bank of New York,
  as Indenture Trustee
101 Barclay Street 21W
New York, NY 10286

Re: Brasil Telecom S.A. 9.375% Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

    Reference is hereby made to the Indenture, dated as of February 17, 2004 (as amended and supplemented from time to time, the “Indenture”), between Brasil Telecom S.A. (the “Company”), as issuer, and The Bank of New York, as Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

    In connection with our proposed sale of U.S.$_______________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Restricted Global Note: which represent an interest in a Restricted Global Note beneficially owned by] [in the case of a transfer of a certificated Note: held in the name of] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

    (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States (within the meaning of Regulation S) or (ii) the transaction is being executed in, on or through the facilities of a designated off-shore securities market (within the meaning of Regulation S) and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) if the transfer is being effected in accordance with Rule 903 under the Securities Act, the requirements of Rule 903(b)(2) have been satisfied;

    (e) if the transfer is being effected in accordance with Rule 904 under the Securities Act, we are not a distributor of the Notes, an affiliate of the Company, an affiliate of any distributor of the Notes or a person acting on behalf of any of the foregoing;

    (f) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are a dealer in Notes or have received a selling concession, fee or other remuneration in respect of the Notes transferred hereby, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

    (g) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are an affiliate of the Company or of a distributor solely by virtue of holding a position as an officer or director of such person, then the requirements of Rule 904(b)(2) have been satisfied;

(h) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(i) we are the beneficial owner of the principal amount of Notes being transferred.

    In addition, if the sale is made during the period ending forty (40) days after the original issuance of the Notes and the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, such beneficial interest will be held immediately after such transfer only in or through accounts maintained at the Registered Depositary by Euroclear or Clearstream (or by agent members acting for the account thereof).

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________________

_______________________________________
Authorized Signature]

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
QUALIFIED INSTITUTIONAL BUYERS (QIBS)

[Date]

The Bank of New York,
  as Indenture Trustee
101 Barclay Street 21W
New York, NY 10286

Re: Brasil Telecom S.A. 9.375% Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

    Reference is hereby made to the Indenture, dated as of February 17, 2004 (as amended and supplemented from time to time, the “Indenture”), between Brasil Telecom S.A. (the “Company”), as issuer and The Bank of New York, as Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

    This letter relates to U.S.$____________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Unrestricted Global Note: which represents an interest in a Regulation S Unrestricted Global Note beneficially owned by] [in the case of a transfer of a certificated Note: which are held in the name of] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Restricted Global Note.

    In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction. The Transferor and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the Transferor may be relying on Rule 144A in connection with the transfer.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________________

Authorized Signature

EXHIBIT E

FORM OF INCONVERTIBILITY CERTIFICATE

[DATE]

The Bank of New York,
as Indenture Trustee and Insurance Trustee
101 Barclay Street 21W
New York, NY 10286

Dear Sirs:

    Reference is made to that certain (i) Indenture (the “Indenture”) dated February 17, 2004 between The Bank of New York (the “Issuer”) and you, as Indenture Trustee, and (ii) the Contract of Insurance for Fixed Insurance Securities Against Inconvertibility No. F431 Brazil (the “Insurance Policy”), dated February 17, 2004, between the Overseas Private Insurance Corporation (the “Insurer”) and The Bank of New York, as Insurance Trustee for the benefit of the Noteholders (in their capacity as Trust Beneficiaries). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

    Pursuant to Section 2.6 of the Indenture, the Issuer hereby certifies to you, the Indenture Trustee and Insurance Trustee, acting on behalf of the Noteholders of the Issuer’s 9.375% Notes due 2014 (the “Notes”), as follows:

(a) The Issuer is unable to repay the principal amount of the Notes;

    (b) [The Insurance Policy is in effect and the amount of funds on deposit in the Reserve Account and available under any Letter of Credit is at least equal to the Required Amount] [The Insurance Policy is not in effect and the amount of funds on deposit in the Reserve Account and available under any Letter of Credit is at least equal to the Required Amount];

    (c) The Issuer has funds in Brazilian reais but is unable to convert such funds and/or transfer U.S. dollars outside of Brazil to the Indenture Trustee for payment of amounts due under or in respect of the Notes due to the occurrence and continuation of a Currency Inconvertibility Event which commenced on _________________; and

(d) The Issuer has used its best efforts to either convert the reais and/or transfer the U.S. dollars referred to in clause (c) above.

BRASIL TELECOM S.A.

By:____________________________________
Name:
Title:

EXHIBIT F

FORM OF NOTICE TO RATING AGENCIES

[Date]

VIA FACSIMILE

[•]
[•]
New York, NY [•]
      Attention: [•]
                     [•]

Dear Sirs:

    Reference is made to that certain Indenture (the “Indenture”) dated February 17, 2004 between Brasil Telecom S.A. (“Brasil Telecom”) and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

    By this notice, the Indenture Trustee, acting on behalf of the Noteholders of Brasil Telecom’s 9.375% Notes due 2014, hereby informs you as follows:

Payment Date:

Interest Payment Due:	U.S.$

Principal Payment Due:	U.S.$

Amounts collected from Brasil Telecom under the Indenture:	U.S.$

Interest Paid:	U.S.$

Principal Paid:	U.S.$

Occurrence of Currency Inconvertibility Event:	Yes/No

Has a claim been filed with Insurer:	Yes/No

Amount drawn under Reserve Account and/or under the Letter of Credit:	U.S.$

Amounts paid by the Insurer under the Insurance Policy:	U.S.$

BRASIL TELECOM S.A.

____________________________

EXHIBIT G

FORM OF INSURANCE TRUST AGREEMENT

    INSURANCE TRUST AGREEMENT (the “Agreement”) dated as of February 17, 2004 between Brasil Telecom S.A. (the “Issuer”), a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, and The Bank of New York, a New York banking corporation, as trustee (the “Insurance Trustee”).

W I T N E S S E T H:

    WHEREAS, the Issuer is today entering into an Indenture (the “Indenture”) dated as of February 17, 2004 with The Bank of New York, as indenture trustee (the “Indenture Trustee”), pursuant to which it is today issuing U.S.$200,000,000 aggregate principal amount of notes (the “Notes”);

    WHEREAS, in order to maximize the interests of the holders of the Notes (the “Noteholders”), the Overseas Private Investment Corporation (the “Insurer”) shall, as a condition to the issuance of the Notes, enter into a Contract of Insurance for Fixed Income Securities Against Inconvertibility (the “Insurance Policy”) with, and for the benefit of, the Insurance Trustee acting on behalf of the grantor trust created hereunder (the “Insurance Trust”) for the benefit of the Noteholders in their capacity hereunder as sole beneficiaries of the Insurance Trust (the “Trust Beneficiaries”);

    WHEREAS, the Issuer and the Insurance Trustee hereby declare the creation of the Insurance Trust for the benefit of the Noteholders, and the initial Noteholders, by their respective acceptances of the Notes, hereby join in the creation of the Insurance Trust with the Insurance Trustee;

    WHEREAS, the beneficial interests in the Insurance Trust shall be deemed to be a right that is part and parcel of the Notes, represented by the Notes and shall not be detachable, severable or in any way subject to transfer separate and apart from an interest in the Notes and all Noteholders in their capacity as Trust Beneficiaries shall have agreed to the restrictions provided for herein on any separate transfer of any interest in the Insurance Trust; and

    WHEREAS, the Insurance Trustee on behalf of the Insurance Trust shall enter into the Insurance Policy with the Insurer and the Noteholders shall, pursuant to the Indenture and by acceptance of their Notes, assign their right to receive interest due under the Notes to the Insurance Trustee in an amount equal to U.S.$18,750,000, which amount is approximately equal to the amount of interest on the Notes in respect of two interest periods as a basis for the Insurer issuing the Insurance Policy to the Insurance Trustee.

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XV
DEFINITIONS

    SECTION 15.1 Definitions. (a) Terms defined in the Indenture and not otherwise defined in this Agreement are used in this Agreement as defined in the Indenture.

    (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (a) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

    (b) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; and

    (c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

    (c) In addition, the following terms shall have the following meaning:

    “Act” has the meaning set forth in Section 6.01.

    “Agreement” has the meaning set forth in the preamble to this Agreement.

    “Code” means the Internal Revenue Code of 1986, as amended.

    “Corporate Trust Office” means the principal office of the Insurance Trustee at which the corporate trust business of the Insurance Trustee shall at any particular time be principally administered, which at the time of the execution of this Agreement is, in each case, located at 101 Barclay Street, New York, NY 10286.

    “Departing Beneficiary” has the meaning set forth in Section 3.02.

    “Indenture” has the meaning set forth in the preamble to this Agreement.

    “Insurance Policy” has the meaning set forth in the preamble to this Agreement.

    “Indenture Trustee” has the meaning set forth in the preamble to this Agreement.

    “Insurance Trust” means the trust created by this Agreement, the estate of which consists of the Insurance Trust Property.

    “Insurance Trust Property” means (i) the Insurance Policy and all rights thereunder and all proceeds thereof, (ii) the Covered Interest Period Amounts assigned to the Insurance Trust pursuant to Section 5.2 of the Indenture, subject to the rights of the Insurer under the Insurance Policy including, without limitation, the Insurer’s rights of subrogation and (iii) all the Insurance Trust’s rights under the Indenture and the other Transaction Documents and all other payments by any Person in respect thereof, and any and all assets related thereto, proceeds therefrom, payments under or distributions in respect thereof, now existing or at any time hereafter created, which is at any time conveyed to the Insurance Trustee pursuant to the Indenture and the other Transaction Documents and the terms and conditions hereof or to which the Insurance Trustee otherwise holds estate, right, title and interest in trust for the use and benefit of the Noteholders from time to time of the Notes in their capacity as Trust Beneficiaries, all in accordance with the terms and provisions of this Agreement.

    “Insurance Trustee” has the meaning set forth in the preamble to this Agreement.

    “Insurer” has the meaning set forth in the preamble to this Agreement.

    “Issuer” has the meaning set forth in the preamble to this Agreement.

    “Noteholders” has the meaning set forth in the preamble to this Agreement.

    “Responsible Officer”, when used with respect to the Insurance Trustee, means any officer in the Corporate Trust Office (or any successor group of the Insurance Trustee) with direct responsibility for the administration of this Agreement, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

    “Trust Beneficiaries” has the meaning set forth in the preamble to this Agreement.

ARTICLE XVI
CREATION OF THE INSURANCE TRUST

    SECTION 16.1 Declaration of Trust; Entry into Insurance Policy. (a) In order to establish the Insurance Trust created hereby, the Issuer appoints the Insurance Trustee to act as trustee hereunder, and the Insurance Trustee hereby accepts the Insurance Trust created hereby and declares that it will hold all estate, right, title and interest of the Insurance Trust in and to all Insurance Trust Property in trust for the use and benefit of the Noteholders from time to time in their capacity as Trust Beneficiaries, all in accordance with the terms and provisions of this Agreement.

    (b) By its signature hereof the Issuer, and by its purchase and acquisition of an interest in the Notes, each Noteholder in its capacity as Trust Beneficiary, shall be deemed to authorize and direct the Insurance Trustee to: (i) enter into the Insurance Policy, the Indenture and each other Transaction Document to which the Insurance Trustee, on behalf of the Insurance Trust, is a party, (ii) accept the Assignment, (iii) perform its duties thereunder and (iv) otherwise act in accordance with the terms hereof.

    SECTION 16.2 Acceptance by Trustee. (a) The Insurance Trustee, upon the execution and delivery of this Agreement, (i) acknowledges its acceptance of all right, title, ownership and interest in and to the Insurance Trust Property acquired pursuant to the terms hereof and Section 5.2(d) of the Indenture, (b) declares that the Insurance Trustee holds and will hold such right, title, ownership and interest, together with all other property constituting the Insurance Trust Property, for the benefit of all present and future Noteholders in their capacity as Trust Beneficiaries, upon the terms herein set forth and (c) covenants and agrees to keep at all times proper records of the Insurance Trust Property and of the Trust Beneficiaries’ interest therein.

    (a) The Issuer confirms that on the date hereof it has delivered to the Insurance Trustee, prior to or promptly following the establishment of the Insurance Trust, copies of the Indenture and all other Transaction Documents.

    SECTION 16.3 Limitation of Powers. The Insurance Trust is constituted solely for the purpose of (i) holding the Insurance Policy and the other Insurance Trust Property, (ii) prosecuting claims thereunder, (iii) securing payment of claims for the benefit of the Noteholders from time to time in their capacity as Trust Beneficiaries, causing payment of any such claims to be paid to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, the Principal Paying Agent, for deposit to the Payment Account and payment therefrom of the Insured Portion of the Covered Interest Period Amounts that is or are the subject of a claim paid under the Insurance Policy in accordance with its terms, (iv) accepting the Assignment and (v) other activities incidental thereto, and, except as set forth herein, the Insurance Trustee shall have no power to create, assume or incur indebtedness or other liabilities other than in the performance of its duties and obligations as contemplated in this Agreement and is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Insurance Trustee is not authorized or empowered to do anything that would cause the Insurance Trust to fail to qualify as a “grantor trust” (within the meaning of Subpart E, Part I of Subchapter J of Chapter 1, Subtitle A of the Code) for U.S. federal income tax purposes.

ARTICLE XVII
INTEREST IN THE INSURANCE TRUST

    SECTION 17.1 Evidence of Interests in Insurance Trust. The beneficial interests in the Insurance Trust shall be (i) owned, legally and beneficially, by the Noteholders in their capacity as Trust Beneficiaries in the form of an undivided interest in the Insurance Trust Property and (ii) deemed to be a right that is part and parcel of the Notes, represented by the Notes and shall not be detachable, severable or in any way subject to transfer separate and apart form an interest in the Notes, and all Noteholders in their capacity as Trust Beneficiaries by their acceptance of the Notes agree to the foregoing restrictions on separate transfer of any interest in the Insurance Trust or Insurance Trust Property and that, consistent with the Indenture, any attempt by a Noteholder (or an interest therein) to do so shall be null and void. Each Noteholder in its capacity as Trust Beneficiary shall have an interest in such portion of the Insurance Trust Property, including the Covered Interest Period

    Amounts, as the principal amount of the Notes owned by that Noteholder bears to the total principal amount of the Notes.

    SECTION 17.2 Withdrawal from Insurance Trust. Each Trust Beneficiary shall at all times have the right to cease to be a beneficiary of the Insurance Trust (a “Departing Beneficiary”) by providing not less than thirty days prior written notice to both the Insurance Trustee and the Indenture Trustee, and at the effectiveness of any such request, the Insurance Trustee shall reassign to such Departing Beneficiary, without recourse, a pro rata interest in the Covered Interest Period Amounts on the understanding and agreement by the Departing Beneficiary (in its capacity as Noteholder or otherwise) that by ceasing to be a beneficiary of the Insurance Trust such Departing Beneficiary shall, under current applicable law and the current arrangements under which the Insurance Policy is issued, surrender its direct or indirect interest in the Insurance Policy.

    SECTION 17.3 Rights of Enforcement. Subject to the rights of the Insurer under the Insurance Policy, each Trust Beneficiary, in its capacity as a Noteholder, shall, individually and without the need to act in concert with any other Trust Beneficiary or the Insurance Trustee, be entitled to exercise the rights and remedies assigned to the Insurance Trust in respect of the Covered Interest Period Amounts, including all rights under Section 7.9 of the Indenture applicable thereto.

ARTICLE XVIII
THE INSURANCE POLICY

    SECTION 18.1 Payment of Premium. The Issuer hereby confirms that the total premium due in respect of the Insurance Policy has been paid by the Issuer to the Indenture Trustee on behalf of the Insurance Trust for further credit to the Insurer on or prior to the Closing Date.

    SECTION 18.2 Payment Instructions for Covered Interest Period Amounts. The Noteholders in their capacity as Trust Beneficiaries, by acceptance of their Notes, hereby acknowledge and agree that:

    (a) Unless otherwise instructed hereunder, all payments to the Noteholders (in their capacity as Trust Beneficiaries hereunder) shall be made to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, by depositing all such amounts in the Payment Account to be paid over to the Noteholders in their capacity as Trust Beneficiaries.

(b) The Insurer shall have the rights set forth in the Insurance Policy and described in Section 4.03(c) hereof with respect to the Covered Interest Period Amounts.

    (c) If, notwithstanding the Assignment, no claim is ever made under the Insurance Policy, then, unless otherwise instructed pursuant hereto, the Issuer shall pay to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, all such amounts as would otherwise be payable to the Insurance Trust in respect of the Covered Interest Periods by depositing all such amounts in the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such consistent with their rights to receive principal, interest and other amounts due from time to time under the Notes and the Indenture.

    (d) If notwithstanding any other provision of this Agreement the Insurance Trustee shall receive any payment in respect of the Covered Period Interest Amounts, unless otherwise instructed pursuant hereto, all such amounts as are received by the Insurance Trustee shall be promptly paid over to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent on behalf of the Trust Beneficiaries by depositing all such amounts in the Payment Account and neither the Insurance Trust nor the Insurer nor any other Person shall be entitled to retain or receive any such Covered Interest Period Amount (or any portion or proceeds thereof).

    (e) Any payments received by the Noteholders pursuant to Section 3.2(c) and 5.1(a)(i)(C) of the Indenture in respect of the amounts set forth in clause (iv) of the definition of Required Amount in the Indenture shall be deemed to be a payment to the Noteholders in their capacity as Trust Beneficiaries in respect of the portion of the Covered Interest Period Amounts not covered by the Insurance Policy.

    SECTION 18.3 Claims on the Insurance Policy. (a) The Insurance Trustee agrees to file with the Insurer such claim applications as are required under the Insurance Policy upon the occurrence of any Currency Inconvertibility Event. In connection with the filing of a claim with the Insurer of amounts payable under the Insurance Policy, the Insurance Trustee shall direct the Insurer to make any payment under the Insurance Policy to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, by depositing all such amounts to the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such.

    (b)   The Insurance Trustee shall give all notices, make all filings and take all actions required of it pursuant to the terms of the Insurance Policy, including, without limitation, the filing of a claim with the procedures and subject to the time limitations set forth in Article IV of the Insurance Policy. In connection with its satisfaction of its obligations hereunder and under the Insurance Policy, the Issuer hereby agrees to provide all such information and take all such actions as are required hereunder or thereunder, including, without limitation, ensuring the continued enforceability of the Insurance Policy in connection with the submission of any claim thereunder and the satisfaction of any requirement provided therein.

(c) If a claim is made under the Insurance Policy:

    (i)    In accordance with Section 3.01.1(a) of the Insurance Policy, the Insurance Trustee shall (or shall require the Issuer to, and the Issuer shall), at the election of the Insurer, prior to payment of a claim by the Insurer, either:

    (1) deliver or cause to be delivered to the Insurer (A) inconvertible reais, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim at the rate of exchange specified in the Insurance Policy, or (B) non-transferable U.S. dollars, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim (in either case in the form of (x) funds immediately available to the Insurer in Brazil or, (y) at the Insurer’s option, in cash); or

    (2) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, the Insurance Trustee’s right to receive the Insured Portion of the Covered Interest Period Amounts relating to such claim; or

    (3) (A) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, the Insured Portion of the Covered Interest Period Amounts relating to such claim in the applicable deposit account in which such reais or non-transferable U.S. dollars are, held by, or for, or at the direction of, the Issuer, and (B) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, all rights of such Person with respect to the Insured Portion of the Covered Interest Period Amounts relating to such claim thereof and all claims with respect thereto arising out of the Currency Inconvertibility Event, including, without limitation, claims against the Brazilian government.

    (ii)     To the extent provided in the Insurance Policy, the Insurer shall be subrogated to the rights of the Noteholders (and, as a result of the Assignment of the Covered Interest Period Amounts under Section 5.2(d) of the Indenture, of the Insurance Trust) with respect to any payment of interest on the Notes with funds provided by the Insurer under the Insurance Policy (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 4.03(c)(i)(1)).

    (iii)     The Insurance Trustee is not to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) for which the Insurance Trustee has received reais or non-transferable U.S. dollars until the Insurer has (as described in Section 4.03(c)(i)(1)) agreed to accept delivery of such reais or non-transferable U.S. dollars in discharge of the obligation of the Issuer to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts, the Insurer has received such amounts, and the Insurance Trustee has received compensation under the Insurance Policy. Further, the Insurance Trustee and, in accordance with the Indenture, the Indenture Trustee are not to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) if the Insurer agrees (as described in Section 4.03(c)(i)(2) or (3)) to accept an assignment of, or participation in, the rights of the Insurance Trustee or the Issuer, as the case may be, in the applicable deposit account or to receive scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) in lieu of receiving reais or non-transferable U.S. dollars in exchange for payment by the Insurer of compensation under the Insurance Policy unless the Insurer notifies the Insurance Trustee and the Indenture Trustee in writing that it has received payments from the Issuer under the Company Support Agreement representing such previously compensated amounts and then only to the extent of such payments by the Issuer to the Insurer.

(d) The Issuer shall at all times use its best efforts to assist the Insurance Trustee in seeking compensation pursuant to the Insurance Policy.

    SECTION 18.4 Undertakings Required by the Insurance Policy. (a) Only the Insurance Trustee may exercise its rights and obligations under the Insurance Policy. No individual Trust Beneficiary shall be permitted to exercise any right under the Insurance Policy or perform any obligations in lieu of the Insurance Trustee under the Insurance Policy. By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge that the independent rights of salvage of the Insurer contained in the Insurance Policy will not be subject to any pari passu sharing arrangements of the nature referred to in Section 4.04 of the Insurance Policy.

    (b)   By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 4.10 of the Insurance Policy, that they will be bound by the actions and omissions of the Insurance Trustee under the Insurance Policy, including, without limitation, the grant of assignments or participations under Section 3.01.1 of the Insurance Policy and described in Section 4.03(c)(i) or the submission of a Final Application (as defined in the Insurance Policy) with respect to the Insurance Policy.

    (c)   By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 4.11 of the Insurance Policy, that no description, summary or characterization of the terms of the Insurance Policy contained in the offering materials with respect to the Notes shall (i) be treated as an amendment, interpretation or construction of the Insurance Policy which would be binding on the Insurer, or (ii) introduced in any proceeding for any such purpose. With respect to the interpretation of any provision of the Insurance Policy, in the event of any inconsistency between the terms of the description, summary or characterization of the terms of the Insurance Policy in the offering materials with respect to the Notes, and the terms of the Insurance Policy, the terms of the Insurance Policy shall govern, it being agreed that the Insurer takes no responsibility for any description, summary or other characterization of the terms of the Insurance Policy contained in the offering materials with respect to the Notes, regardless of whether the Insurer has knowledge thereof.

    (d)   By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 5.02(b) of the Insurance Policy, that to the extent that the Insurer has already paid in full any compensation which should have been reduced pursuant to Section 5.02(b) of the Insurance Policy (with respect to the Holder Representations set forth in Section 5.2(f)(i)(1) of the Indenture), OPIC may directly recover the amount of the reduction from any Noteholder (in its capacity as Trust Beneficiary) whose compensation should have been reduced pursuant to Section 5.02(b) of the Insurance Policy.

    SECTION 18.5 Termination of Insurance Policy. (a) At any time on or after the third or any subsequent anniversary of the Closing Date and so long as, to the knowledge of the Insurance Trustee (after consultation with the Indenture Trustee), no Default or Event of Default has occurred and is continuing, the Insurance Trustee, at the written direction of the Issuer, may cancel the Insurance Policy in accordance with the terms of the Insurance Policy, upon receipt of 90-calendar-days prior written confirmation from Moody’s and Fitch that its then current rating of the Notes is at least “Baa3” and “BBB-”, respectively, and that such ratings will not be lowered or withdrawn as a result of such cancellation. Any refund of the premium originally paid by the Issuer on behalf of the Insurance Trustee at Closing shall not be part of the Insurance Trust Property and shall be paid to the Issuer.

    (b) Except as provided in Section 4.05(a), the Insurance Trustee shall not have authority to terminate the Insurance Policy unless it is instructed to do so by the all Noteholders.

    SECTION 18.6 Covenants of Issuer. The Issuer hereby covenants and agrees with the Insurance Trust that in connection with any application by the Insurance Trustee for compensation pursuant to the Insurance Policy in respect of Currency Inconvertibility Event, the Issuer shall (i) make all reasonable efforts to convert reais into U.S. dollars or to transfer such U.S. dollars through all customary legal channels for transactions of the type contemplated in the Transaction Documents until compensation is paid by the Insurer, (ii) assist the Insurance Trustee with the preparation of such application for compensation and (iii) perform, at the request of the Insurance Trustee, the obligations set forth in Section 3.01.1(a)(i) or (iii) of the Insurance Policy.

ARTICLE XIX
THE INSURANCE TRUSTEE

    SECTION 19.1 Certain Rights and Duties of Insurance Trustee. (a) The Insurance Trustee undertakes to perform only such duties as are specifically set forth in this Agreement, the Insurance Policy and each other Transaction Document to which the Insurance Trustee is a party, and no implied covenants or obligations shall be read into this Agreement against the Insurance Trustee. The Insurance Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except as otherwise provided in Section 315 of the Trust Indenture Act:

    (i)     the Insurance Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, debenture or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

    (ii)     any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors shall be evidenced to the Insurance Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

    (iii)     the Insurance Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby;

    (iv)     the Insurance Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and in good faith believed by it to be authorized or within the rights or powers conferred upon it by this Agreement (provided that the Insurance Trustee’s conduct does not constitute negligence or willful misconduct) or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by the Indenture and this Agreement;

    (v)     subject to Section 5.01(a), the Insurance Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders, provided that if the payment within a reasonable time to the Insurance Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Insurance Trustee, not reasonably assured to the Insurance Trustee by the security afforded to it by the terms of this Agreement, the Insurance Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Insurance Trustee, shall be repaid by the Issuer upon demand;

    (vi)     the Insurance Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Insurance Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder;

    (vii)     the Insurance Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Insurance Trustee unless it shall be proved that the Insurance Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officer was unreasonable;

    (viii)     the Insurance Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer or the Noteholders given under this Agreement, provided that the Insurance Trustee’s conduct does not constitute negligence or willful misconduct;

    (ix)     the Insurance Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

    (x)     the Insurance Trustee shall not be deemed to have notice of any Default or Event of Default under the Indenture unless a Responsible Officer of the Insurance Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Insurance Trustee at the Corporate Trust Office of the Insurance Trustee, and such notice references the Notes and the Indenture;

    (xi)     the rights, privileges, protections, immunities and benefits given to the Insurance Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Insurance Trustee and each agent, custodian and other Person employed to act hereunder; and

    (xii)     the Insurance Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

    (c)   None of the provisions contained in this Agreement shall require the Insurance Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

    (d)   The Insurance Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Agreement and may consult with counsel and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

    (e)   If the Insurance Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Insurance Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement.

    (f)   The Insurance Trustee shall (i) notify the Trust Beneficiaries in the event there is a default in the payment of Covered Interest Period Amounts and (ii) forward to the Trust Beneficiaries any reports and other communications received from the Issuer or from the Insurer which are received by the Insurance Trustee in its capacity as such, unless such reports or communications have been directly forwarded to the Trust Beneficiaries, in their capacity as Noteholders, by the Issuer or the Insurer.

    SECTION 19.2 Insurance Trustee Not Responsible for Recitals, etc. The recitals contained herein, shall be taken as the statements of the Issuer, and the Insurance Trustee assumes no responsibility for the correctness of the same. The Insurance Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes. The Insurance Trustee assumes no liability with respect to the validity or worth of the Insurance Policy or the Covered Interest Period Amounts.

    SECTION 19.3 Insurance Trustee and Others May Hold Notes. (a) The Insurance Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Insurance Trustee.

    (b) The Insurance Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Insurance Trustee resigns or is removed, such Insurance Trustee shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

    SECTION 19.4 Compensation of the Insurance Trustee. (a) The Issuer covenants and agrees to pay to the Insurance Trustee from time to time, and the Insurance Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Insurance Trustee and which shall not be limited by any provision of law in regard to the compensation of an Insurance Trustee of a grantor trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Insurance Trustee upon its respective request for all duly documented reasonable expenses and disbursements incurred or made by the Insurance Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ, in each case duly documented) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to indemnify the Insurance Trustee for, and to defend and hold harmless the Insurance Trustee and its officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense, including, without limitation, the fees and expenses of its legal counsel, incurred without gross negligence or bad faith on the part of the Insurance Trustee or any of their employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, the performance of its duties and-or the exercise of its rights, including liability which the Insurance Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. In no event shall the Insurance Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Insurance Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

    (b) The obligations of the Issuer under this Section 5.04 shall survive payment in full of the Notes and any claim and payment under the Insurance Policy, the resignation or removal of the Insurance Trustee and the termination of the Insurance Trust and this Agreement.

    (c) When the Insurance Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder after an Event of Default under the Indenture occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

    SECTION 19.5 Right of Insurance Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Insurance Trustee acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 14.1 of the Indenture. The Insurance Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 5.01(b)(v).

    SECTION 19.6 Persons Eligible for Appointment as Insurance Trustee. There shall at all times be a Insurance Trustee hereunder which shall at all times (i) be a bank which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least U.S.$100,000,000 and have a long-term unsecured debt rating of at least “A2” by Moody’s and (ii) meet the requirements of Section 5.01.2(a) of the Insurance Policy. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then, for the purposes of this Section 5.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Insurance Trustee shall cease to be eligible in accordance with this Section 5.06, the Insurance Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

    SECTION 19.7 Resignation and Removal of Insurance Trustee; Appointment of Successor. (a) The Insurance Trustee, or any Insurance Trustee or Insurance Trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders (in their capacity as Trust Beneficiaries) in the manner provided in Section 14.4 of the Indenture.

(b) In case at any time any of the following shall occur with respect to any Notes:

    (i)     the Insurance Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request by the Issuer or by any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months,

    (ii)     the Insurance Trustee shall cease to be eligible under Section 5.06 and shall fail to resign after written request therefor by the Issuer or by any Noteholder (in its capacity as Trust Beneficiary), or

    (iii)     the Insurance Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Insurance Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Insurance Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Insurance Trustee, and appoint a successor Insurance Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Insurance Trustee and the appointment of a successor Insurance Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Insurance Trustee and appoint a successor Insurance Trustee.

    (c)   The Majority Noteholders (in their capacity as Trust Beneficiaries) may at any time remove the Insurance Trustee and appoint a successor Insurance Trustee by delivering to the Insurance Trustee so removed, to the successor Insurance Trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action taken by the Noteholders (in their capacity as Trust Beneficiaries), provided that unless a Default or Event of Default under the Indenture shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

    (d)   If the Insurance Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Insurance Trustee with respect to this Agreement for any cause, the Issuer shall promptly appoint a successor Insurance Trustee or Insurance Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Insurance Trustee and one copy to the successor Insurance Trustee. If no successor Insurance Trustee shall have been so appointed and have accepted such appointment pursuant to Section 5.08 within 30 calendar days after the mailing of such notice of resignation or removal, the former Insurance Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Insurance Trustee, or any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Insurance Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Insurance Trustee.

    (e)   Any resignation or removal of the Insurance Trustee and any appointment of a successor Insurance Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Insurance Trustee as provided in Section 5.08.

    SECTION 19.8 Acceptance of Appointment by Successor Insurance Trustee. (a) Any successor Insurance Trustee appointed under Section 5.07 shall execute, acknowledge and deliver to the Issuer and to its predecessor Insurance Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Insurance Trustee shall become effective and such successor Insurance Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Insurance Trustee hereunder, with like effect as if originally named as Insurance Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Insurance Trustee, the Insurance Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 5.04, execute and deliver an instrument transferring to such successor Insurance Trustee all the rights, powers and trusts of the Insurance Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Insurance Trustee all property and money as may be held by such Insurance Trustee ceasing to act. Upon request of any such successor Insurance Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Insurance Trustee all such rights and powers. Any Insurance Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Insurance Trustee to secure any amounts then due it pursuant to Section 5.04.

    (b) No successor Insurance Trustee shall accept appointment as provided in this Section 5.08 unless at the time of such acceptance such successor Insurance Trustee shall be eligible under Section 5.06.

    (c) Upon acceptance of appointment by a successor Insurance Trustee, the Issuer shall give notice of the succession of such Insurance Trustee hereunder to the Noteholders in their capacity as Trust Beneficiaries in the manner provided in Section 14.4 of the Indenture. If the Issuer fails to give such notice within 10 calendar days after acceptance of appointment by the successor Insurance Trustee, the successor Insurance Trustee shall cause such notice to be given at the expense of the Issuer.

    SECTION 19.9 Merger, Conversion or Consolidation of Insurance Trustee. Any Person into which the Insurance Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Insurance Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Insurance Trustee, shall be the successor of the Insurance Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Insurance Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 5.06 hereof and Section 310(a) of the Trust Indenture Act.

    SECTION 19.10 Reports by Insurance Trustee. On or before July 15 in every year, so long as any Notes are Outstanding, the Insurance Trustee shall transmit to the Noteholders (in their capacity as Trust Beneficiaries) specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding May 15, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Insurance Trustee if the Notes become listed on any stock exchange or any de-listing thereof, and the Insurance Trustee shall comply with Section 313(d) of the Trust Indenture Act.

    SECTION 19.11 Insurance Trustee Risk. None of the provisions contained in this Agreement shall require the Insurance Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Insurance Trustee shall be subject to Section 5.01 and the requirements of the Trust Indenture Act.

    SECTION 19.12 Appointment of Co-Insurance Trustee. (a) It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Insurance Trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Insurance Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Insurance Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Insurance Trustee appoint an additional individual or institution as a separate or co-Insurance Trustee. The following provisions of this Section 5.12 are adopted to these ends.

    (b) In the event that the Insurance Trustee appoints an additional individual or institution as a separate or co-Insurance Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Insurance Trustee with respect thereto shall be exercisable by and vested in such separate or co-Insurance Trustee but only to the extent necessary to enable such separate or co-Insurance Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-Insurance Trustee shall run to and be enforceable by either of them.

    (c) Should any instrument in writing be required by the separate Insurance Trustee or co-Insurance Trustee so appointed by the Insurance Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Insurance Trustee or co-Insurance Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Insurance Trustee or co-Insurance Trustee, so far as permitted by law, shall vest in and be exercised by the Insurance Trustee until the appointment of a new Insurance Trustee or successor to such separate Insurance Trustee or co-Insurance Trustee.

    (d) Every separate Insurance Trustee and co-Insurance Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

    (i)     all rights, powers, duties and obligations conferred or imposed upon the Insurance Trustee shall be conferred or imposed upon and exercised or performed by the Insurance Trustee and such separate Insurance Trustee or co-Insurance Trustee jointly (it being understood that such separate Insurance Trustee or co-Insurance Trustee is not authorized to act separately without the Insurance Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Insurance Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Insurance Trustee or co-Insurance Trustee, but solely at the direction of the Insurance Trustee;

(ii) no Insurance Trustee hereunder shall be personally liable by reason of any act or omission of any other Insurance Trustee hereunder;

(iii) the Insurance Trustee may at any time accept the resignation of or remove any separate Insurance Trustee or co-Insurance Trustee; and

    (iv)     each co-Insurance Trustee appointed hereunder shall at all times be a bank that complies with the eligibility requirements set forth in Section 310(a) of the Trust Insurance Act, have a combined capital and surplus of U.S.$100,000,000, have its corporate trust office in the Borough of Manhattan, The City of New York and have a long-term unsecured debt rating of at least “A2” by Moody’s. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 301(a) of the Trust Insurance Act, then for the purposes of this subsection, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    SECTION 19.13 Representations and Warranties of Trustee. The Insurance Trustee represents and warrants that, at all times, such of the following is true and will be true:

    (a) it is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of New York more than 50% of which is beneficially owned by citizens of the United States or corporations or associations incorporated under United States law, its principal office and place of business is located at its Corporate Trust Office and, in its capacity as Insurance Trustee, has all requisite power and authority to execute, deliver and perform this Agreement, the Insurance Policy, the Company Support Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party, including the power and authority to accept the Insurance Trust created thereunder and hereunder;

    (b) the Insurance Trustee has full corporate power, authority and legal right under the laws of the State of Delaware and the laws of the United States pertaining to its banking and trust powers to execute, deliver, and perform this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party;

    (c) the Insurance Trustee meets the eligibility requirements set forth in Section 5.06.

    (d) the execution, delivery and performance by the Insurance Trustee of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party will not contravene any law, rule or regulation of the State of New York or any United States governmental authority or agency regulating the Insurance Trustee’s banking or trust powers or any judgment or order applicable to or binding on the Insurance Trustee and will not contravene or result in any breach of, or constitute a default under, the Insurance Trustee’s charter or by-laws or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound;

    (e) the execution, delivery and performance by the Insurance Trustee of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Delaware governmental authority or agency regulating the banking and trust activities of the Insurance Trustee;

    (f) this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party have been duly executed and delivered by it and, assuming that this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party is the legal, valid and binding obligation of the relevant parties thereto (other than the Insurance Trustee), this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party are the legal, valid and binding obligations of the Insurance Trustee, enforceable against the Insurance Trustee in accordance with their terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors’ rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law;

    (g) on the date hereof, the Insurance Trustee is not aware of any limitation on its ability, or any general limitation on the ability, to convert reais into U.S. dollars or to transfer such converted currency to the United States; and

    (h) each of the representations and warranties of the Insurance Trustee contained in Section 5.01.1 of the Insurance Policy is true and correct.

    SECTION 19.14 Compliance with the Insurance Policy. The Insurance Trustee will comply with each of its covenants and agreements contained in the Insurance Policy. The Insurance Trustee will, upon the reasonable request of any Noteholder (in its capacity as Trust Beneficiary), provide such Noteholder (in its capacity as Trust Beneficiary) with such information in its possession, and take such other actions, as may be required in order to enable the Insurance Trustee or such Noteholder (in its capacity as Trust Beneficiary) to comply with the terms and conditions of the Insurance Policy. Without limiting the foregoing, the Insurance Trustee will (i) take the steps specified in Article IV of the Insurance Policy at the times and in the manner therein specified, (ii) promptly notify the Insured and the Indenture Trustee upon obtaining Actual Knowledge (as defined in the Insurance Policy) that it no longer meets the requirements set forth in Section 5.01.2(a) of the Insurance Policy, in the manner therein specified, (iii) as promptly as reasonably practicable, notify the Insurer of any circumstance of which the Insurance Trustee has Actual Knowledge of any event that may render the Insurer liable under the Insurance Policy, and of any Default or other defaults of which the Insurance Trustee has Actual Knowledge as specified in Section 5.01.6 of the Insurance Policy, (iv) give prompt notice to the Insurer in the event it obtains Actual Knowledge regarding a breach or potential breach of the representations made by the Noteholders pursuant to Section 5.2(f) of the Indenture in the manner set forth in Section 5.01.10. of the Insurance Policy and (v) promptly note in the Insurance Trustee’s records the Insurer’s rights as subrogee and assignee in respect of the Notes.

    SECTION 19.15 Trustee’s Liens. The Insurance Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Insurance Trust Property which is either (i) attributable to the Insurance Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the other Transaction Documents, or (ii) which is attributable to the Insurance Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Agreement. The Insurance Trustee, in its individual capacity, further agrees and acknowledges that the Insurance Trust Property shall not be considered assets of the Insurance Trustee and, therefore, the Insurance Trust Property is not subject to any third-party claims against the Insurance Trustee in its individual capacity.

ARTICLE XX
CONCERNING THE NOTEHOLDERS

    SECTION 20.1 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Noteholders in their capacity as Trust Beneficiaries or otherwise (collectively, an “Act” of such Noteholders, which term shall also refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article X of the Indenture, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Insurance Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 5.01) conclusive in favor of the Insurance Trustee and the Issuer, if made in the manner provided in this Section 6.01. The record of any meeting of Noteholders shall be proved in the manner provided in the Indenture.

    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Insurance Trustee deems sufficient.

    (c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person and the date or dates of holding the same shall be proved by the Note Register in accordance with the Indenture and the Insurance Trustee shall not be affected by notice to the contrary.

    (d) Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Insurance) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.

    (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

    (f) For purposes of this Agreement, Noteholder meetings shall be conducted in accordance with Article X and other provisions of the Indenture including, without limitation, the determination of whether the Noteholders’ requisite aggregate principal amount of Notes concurring for any request, demand, authorization, direction, notice, consent and waiver or other act under this Agreement.

    (g) Subject to the rights of the Insurer, if, under the terms of the Indenture, there is to be any vote of, or consent or approval sought from, the holders of Covered Interest Period Amounts, the Insurance Trustee will seek instruction from the Trust Beneficiaries in respect of such vote, consent or approval and will only provide such vote, consent or approval as instructed by the Trust Beneficiaries.

    SECTION 20.2 Noteholder Lists. In accordance with Section 2.21 of the Indenture, the Indenture Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Indenture Trustee is not the Note Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Indenture Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders, and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act. The Indenture Trustee shall, upon request by the Insurance Trustee, furnish a copy of such lists to the Insurance Trustee pursuant to Section 2.21 of the Indenture; on the basis of the information received from the Indenture Trustee, the Insurance Trustee shall maintain a record of the record owners of interests in the Insurance Trust Property.

ARTICLE XXI
TERMINATION OF TRUST

    SECTION 21.1 Termination of the Trust. (a) The respective obligations and responsibilities of the Issuer and the Insurance Trustee created hereby and the Insurance Trust created hereby shall terminate upon the earliest of (i) repayment in full of the Notes in accordance with the Indenture or (ii) upon cancellation of the Insurance Policy; provided, however, that in no event shall the Insurance Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date of this Agreement.

    (b) So long as no claims were made under the Insurance Policy and the Insurer has no right in or with respect to the Covered Interest Period Amounts at such time, upon termination of the Insurance Trust, the Insurance Trustee on behalf of the Insurance Trust shall be deemed, without the need of any further action, to have reassigned the Covered Interest Period Amounts to the Noteholders.

ARTICLE XXII
MISCELLANEOUS PROVISIONS

    SECTION 22.1 Limitation on Rights of Noteholders. The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Insurance Trust, nor entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Insurance Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

    SECTION 22.2 Amendment or Waiver. (a) This Agreement may be amended from time to time by the Insurance Trustee and the Issuer without the consent of any of the Noteholders solely to cure any ambiguity or to correct any provision hereof (provided that such action shall not, materially adversely affect the rights of any Noteholder) and as set forth in this Agreement.

    (b) Except as set forth in Section 8.02(a) and for the cases in which the consent of all Noteholders is required under the Indenture, this Agreement may be amended from time to time by the Trustee, the Issuer and the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders, and any rights granted to the Noteholders hereunder may be waived in writing by the Majority Noteholders entitled to direct the exercise of such rights.

    (c) Promptly after the execution by all required parties of any such amendment to, or waiver of, this Agreement hereto, the Issuer shall furnish a copy of any such amendment to, or waiver of this Agreement to the Insurance Trustee and each Rating Agency.

    (d) The Insurance Trustee may, but shall not be obligated to, enter into any amendment or waiver with respect to this Agreement which affects the Insurance Trustee’s own rights, duties or immunities under this Agreement or otherwise. Prior to executing any amendment, the Insurance Trustee shall be entitled to receive an Opinion of Counsel stating that such amendment is permitted by this Agreement.

    (e) Notwithstanding anything to the contrary in the foregoing, the Insurance Trustee shall not enter into any amendment with respect to this Agreement if, as a result thereof, the rating of the Notes would be reduced or withdrawn. The Issuer shall provide to the Rating Agencies, a copy of any proposed amendment (except for any amendment agreed from time to time by the Trustee and the Issuer pursuant to Section 8.02(a) hereof) at least 10 days prior to the execution thereof by the Issuer, and request written confirmation that each Rating Agency will not, as a result of such amendment, cause the rating of the Notes to be reduced or withdrawn, and, as soon as practicable after the execution thereof of any such amendment, provide to each Rating Agency an executed copy thereof.

    (f) Notwithstanding the provisions of this Section 8.02, no provision of this Agreement or any other Transaction Document shall be modified, waived or amended without the Insurer’s prior written consent, which consent shall not be withheld unreasonably; provided, however, that no such consent will be required if such modification, waiver or amendment (i) does not relate to a Scheduled Payment (as defined in the Insurance Policy), (ii) does not require the consent of each of the Holders under the terms of this Agreement and the Indenture, (iii) does not present a material possibility of adversely affecting the rights, benefits or obligations of the Insurer under the Insurance Policy and (iv) does not present a material possibility of adversely affecting the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Insurance Trustee (as the Insured or otherwise) or the Insurer, as subrogee or otherwise; provided, further, that in no event may the Insurance Trustee consent to any rescheduling or restructuring of the Scheduled Payments without the Insurer’s prior written consent

    SECTION 22.3 Notices. All demands, notices, and communications hereunder shall be given as set forth in Section 14.3 of the Indenture. The contact information of the Insurance Trustee for all purposes hereof is:

The Bank of New York
101 Barclay Street 21W
10286 New York, NY
USA
Attention: Corporate Trust Department
Telecopier No.: (212) 815-5206
Telephone No.: (212) 815-5802/03

    SECTION 22.4 Tax Treatment. For United States federal income tax purposes, the Notes (including the Covered Interest Period Amounts) shall be treated as debt obligations, and interest and other income arising thereunder shall be treated as from sources without the United States in accordance with United States federal income tax principles and the Insurance Trust shall be treated as a “grantor trust” (within the meaning of Subpart E, Part I, of Subchapter J Chapter 1, Subtitle A of the Code) so that each Noteholder will be treated as owning a pro rata undivided interest in the Insurance Trust Property.

    SECTION 22.5 No Partnership. All parties to this Agreement and Noteholders (in their capacity as Trust Beneficiaries), by their acceptance of the Notes, specifically disavow any intent to form a partnership or joint venture for U.S. federal income tax purposes or otherwise, and agree not to make any filings or take any positions inconsistent with such intent.

    SECTION 22.6 Conflict with Trust Indenture Act. This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions, which are incorporated by reference in and made a part of this Agreement. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Agreement, the latter provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

    As used within the Trust Indenture Act, the following terms have the following meanings:

    “indenture securities” means the Notes,

    “indenture security holder” means a Noteholder,

    “indenture to be qualified” means this Agreement,

    “Indenture Trustee” or “institutional Indenture Trustee” means the Insurance Trustee, and

    “obligor” on the indenture securities means the Issuer.

    All other Trust Indenture Act terms used in this Agreement that are defined by the Trust Indenture Act, by Trust Indenture Act reference to another statute or by SEC rule under the Trust Indenture Act have the meanings assigned to them by such definitions.

    SECTION 22.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 22.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Insurance Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

    SECTION 22.9 Severability Clause. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 22.10 Benefits of the Agreement. Each of the Insurer and the Noteholders shall be a third party beneficiary of this Agreement and shall be entitled to rely upon and to enforce the provisions of this Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Agreement.

    SECTION 22.11 Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Agreement. The Issuer, the Insurance Trustee, the Indenture Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

    SECTION 22.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    SECTION 22.13 Waiver of Jury Trial. THE ISSUER AND THE INSURANCE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE INSURANCE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

    SECTION 22.14 Waiver of Immunity. This Agreement and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer. The Issuer irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.14 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

    SECTION 22.15 Submission to Jurisdiction, etc. (a) The Issuer and the Insurance Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the City of New York, New York, United States, and any appellate court from any thereof, in any suit, action or proceeding arising out of this Agreement or any of the other Transaction Documents (other than the Insurance Policy and the Company Support Agreement), to which each is or is to be a party, or for recognition or enforcement of any judgment, and the Issuer and the Insurance Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such federal court. The Issuer and the Insurance Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Insurance Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Documents in the courts of any jurisdiction.

    (b) The Issuer hereby irrevocably appoints and empowers CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York state court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer will take any and all action necessary to continue such designation in full force and effect and to advise the Insurance Trustee of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 14.3 of the Indenture or to any other address of which it shall have given notice pursuant to Section 14.3 of the Indenture or to its Process Agent. Service upon the Issuer or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Issuer shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

    SECTION 22.16 Execution in Counterparts. This Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

    SECTION 22.17 Entire Agreement. This Agreement, together with the Indenture, the Notes, the Insurance Policy, the Registration Rights Agreement, and the Company Support Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the Company and the Insurance Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

BRASIL TELECOM S.A.
Issuer

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

THE BANK OF NEW YORK,
Insurance Trustee

By:____________________________________
Name:
Title: